Exhibit 10.2

SIXTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Dated as of June 20, 2017

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

and

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC and

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

as the Borrowers

SIXTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Sixth Amended and Restated Loan and Security Agreement (“Agreement”) is made and entered into as of June 20, 2017 (and funded on June 21, 2017), among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., a national banking association (“Bank of America”), having an address at 4 Sentry Parkway, Suite 200, Blue Bell, PA 19422, Attn: Bruce Jenks, SVP, as agent for the Lenders (in its capacity as agent, the “Agent”), and Regional Management Corp., a Delaware corporation, formerly known as Regional Management Corp., a South Carolina corporation (“Regional”), Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”), Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”), Regional Finance Corporation of Texas, a Texas corporation (“RFCTX”), Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”), Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”) and Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”); Regional Finance Company of New Mexico, LLC, a Delaware limited liability company (“RFCNM”); Regional Finance Company of Oklahoma, LLC, an Delaware limited liability company (“RFCO”); Regional Finance Company of Missouri, LLC a Delaware limited liability company (“RFCM”), Regional Finance Company of Georgia, LLC, a Delaware limited liability company (“RFCGLLC”); RMC Financial Services of Florida, LLC, a Delaware limited liability company (“RFCF”); Regional Finance Company of Louisiana, LLC, a Delaware limited liability company (“RFCL”); Regional Finance Company of Mississippi, LLC, a Delaware limited liability company (RFCMISS”); Regional Finance Company of Kentucky, LLC , a Delaware limited liability company (“RFCK”); and Regional Finance Company of Virginia, LLC, a Delaware limited liability company (“RFCV”; together with Regional, RFCSC, RFCG, RFCTX, RFCNC, RFCA RFCTN, RFCNM, RFCO, RFCM, RFCGLLC, RFCF, RFCL, RFCMISS, RFCK are herein collectively referred to as the “Borrowers” and individually referred to as a “Borrower”), whose chief executive offices are located at 979 Batesville Road, Suite B, Greer, South Carolina 29651 (with a mailing address of Post Office Box 776, Mauldin, South Carolina 29662).

A.    The borrowers and lenders party thereto (the “Original Borrowers” and the “Original Lenders”, as applicable), and Bank of America, as agent for the Original Lenders, are parties to that certain Fifth Amended and Restated Loan and Security Agreement, dated as of September 18, 2015, as amended by that First Amendment to Fifth Amended and Restated Loan and Security Agreement dated May 23, 2016 and that Second Amendment to Fifth Amended and Restated Loan and Security Agreement dated August 26, 2016, as heretofore amended or otherwise modified to, among other things, cause all of the Borrowers and Lenders not originally party thereto to join therein, (the “Existing Loan Agreement”), whereby Bank of America, as agent for the Lenders, and the Lenders agreed to make revolving loans, letters of credit and other financial accommodations available to the Borrowers.

B.    On May 26, 2017, BANKUNITED, N.A. and SYNOVUS BANK joined as a “Lender” hereunder. In addition, on May 26, 2017, the Commitment of Capital One, N.A. was assigned to BANKUNITED, N.A., SYNOVUS BANK and BANK OF AMERICA, N.A. and, hence, Capital One, N.A. is no longer a Lender under this Agreement.

C.    The Borrowers, the Agent, and the Lenders have agreed to enter into this Agreement in order to amend and restate the Existing Loan Agreement and related documents in their entireties on the terms and conditions set forth herein.

D.    The Borrowers have agreed to continue to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal property constituting Collateral hereunder.

E.    It is the intent of the parties hereto that this Agreement (i) shall re-evidence the Borrowers’ indebtedness to the Lenders under the Existing Loan Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Loan Agreement, and (iii) is in no way intended to constitute a novation of the Borrowers’ indebtedness which was evidenced by the Existing Loan Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated to read in its entirety as provided for in this Agreement, and the parties further agree as follows:

SECTION ONE - DEFINITIONS;

INTERPRETATION OF THIS AGREEMENT

1.1    Terms Defined. As used in this Agreement, the listed terms are defined as follows:

Accounting Change means changes in GAAP, or the accounting principles required by the promulgation of any rule, regulation, pronouncement, or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

ACH Transactions shall mean any cash management or related services including the automatic clearing house transfer of funds by Bank Product Provider for the account of Borrower pursuant to agreement or overdrafts.

Adjusted Net Income shall mean, with respect to any fiscal period of Borrowers, the Net Income before provision for income taxes for such fiscal period (to the extent taxes are not already added back in the calculation of Net Income).

Adjusted Tangible Assets shall mean all assets except: (a) trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (c) accounts, notes, and other receivables due from Affiliates or employees of Borrowers, including, without limitation, any investment in (including any capital contributions in connection with a Warehouse Facility or Securitization) or loan to a Special Purpose Subsidiary.

Adjusted Tangible Net Worth shall mean the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves)

at which the Adjusted Tangible Assets of Borrowers would be shown on a balance sheet at such date, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities, as determined in accordance with GAAP, and as adjusted pursuant to Sections 8.10 and 8.11; provided, however, that any Adjusted Tangible Assets or liabilities directly related to a Warehouse Facility Permitted Transfer or a Permitted Securitization Transfer shall be expressly excluded from this definition.

Advance shall mean the proceeds of the Loan advanced from time to time by Lenders to Borrowers in accordance with the terms of this Agreement.

Advance Rate shall mean (1) with respect to unsecured Eligible Contracts, seventy percent (70%); provided, however that the Advance Rate, effective as of the first day of each month, shall be (a) sixty-nine percent (69%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than fifteen percent (15%) but less than sixteen percent (16%), (b) sixty-eight percent (68%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than sixteen percent (16%) but less than seventeen percent (17%), (c) sixty-seven percent (67%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than seventeen percent (17%) but less than eighteen percent (18%), (d) sixty-six percent (66%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than eighteen percent (18%) but less than nineteen percent (19%), (e) sixty-five percent (65%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than nineteen percent (19%) but less than twenty percent (20%), and (f) for the term of a Securitization or Warehouse Facility only, (i) sixty-four percent (64%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty percent (20%) but less than twenty-one percent (21%), (ii) sixty-three percent (63%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty-one percent (21%) but less than twenty-two percent (22%) and (iii) sixty-two percent (62%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty-two percent (22%) but less than twenty-three percent (23%) and (2) with respect to Eligible Contracts (other than unsecured Eligible Contracts), eighty-five percent (85%); provided, however, that the Advance Rate, effective as of the first day of each month, shall be (a) eighty-four percent (84%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than fifteen percent (15%) but less than sixteen percent (16%), (b) eighty-three percent (83%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than sixteen percent (16%) but less than seventeen percent (17%), (c) eighty-two percent (82%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than seventeen percent (17%) but less than eighteen percent (18%), (d) eighty-one percent (81%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than eighteen percent (18%) but less than nineteen percent (19%), (e) eighty percent (80%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than nineteen percent (19%) but less than twenty percent (20%), and (f) for the term of a Securitization or Warehouse Facility only, (i) seventy-nine percent (79%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty percent (20%) but less than twenty-one percent (21%), (ii) seventy-eight percent (78%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty-one percent (21%) but less than twenty-two percent (22%) and (iii) seventy-seven percent (77%) when the Collateral Adjustment Percent calculated as of such date is equal to or greater than twenty-two percent (22%) but less than twenty-three percent (23%).

Affiliate shall mean, as to any Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person; (b) any other Person who beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of such Person; or (c) any other Person, ten percent or more of any class of the voting stock (or if such other Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

Agent shall mean Bank of America, N.A., solely in its capacity as agent for the Lenders, and any successor agent.

Agent Advances shall have the meaning specified in Section 2.2(i).

Agent’s Expenses shall have the meaning specified in Section 13.1.

Agent’s Liens shall mean the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, Bank of America and the Agent pursuant to this Agreement and the other Loan Documents.

Agent-Related Persons shall mean the Agent, the Collateral Agent and their Affiliates as well as the officers, directors, employees, agents and attorneys-in-fact of the Agent, the Collateral Agent and such Affiliates.

Agreement shall mean this Sixth Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

Applicable Margin shall mean the margin set forth below, as determined by the Availability Percentage for the last month end:

Availability Percentage	Base Rate Revolving Loans	LIBOR Revolving Loans
LEVEL I ≥ 10%	2.00%	3.00%
LEVEL II < 10%	2.25%	3.25%

The margins shall be subject to increase or decrease every month after receipt by the Agent of the Borrowing Base Certificate for the prior calendar month, which change shall be effective retroactive to the first day of the month in which the Borrowing Base Certificate has been received and shall remain in effect for the entire month (such month period, the “Applicable Period”). If Agent does not receive a Borrowing Base Certificate in any month in accordance with Section 5.2(e) hereof, then, at the option of the Agent, the Applicable Margin for the Applicable Period shall be determined as if Level II were applicable, from such day until the date of actual receipt. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured. In the event that the information contained in any such Borrowing Base Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for the Applicable Period than the Applicable Margin actually applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to Agent a correct Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if such higher Applicable Margin (as set forth in the above schedule) were applicable for such Applicable Period, and (iii) the Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest on the Loans as a result of such increased Applicable Margin for such Applicable Period (it being understood that this provision shall in no way limit the rights of the Agent and the Lenders to exercise their rights under Section 3.1 or Section 11 hereof).

Assigned Purchase Agreements shall mean, collectively, all of the agreements that are asset purchase agreements, stock purchase agreements and/or other acquisition arrangements now or hereafter entered into by a Borrower pursuant to which Borrower is a purchaser or buyer, together with Borrowers’ rights and remedies under, and all moneys and claims for money due or to become due to the Borrowers and any and all amendments, supplements, extensions, renewals, and other modifications thereof together with all rights and claims of the Borrowers now or hereafter existing: (a) under any insurance, indemnities, warranties, and guaranties provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers, and privileges thereunder.

Assignee shall have the meaning specified in Section 11.2(a).

Assignment and Acceptance shall have the meaning specified in Section 11.2(a).

Attorney Costs shall mean and include all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonable allocated costs of internal legal services of the Agent and the reasonable expenses of internal counsel to the Agent.

Augmenting Lender shall have the meaning ascribed to such term in Section 2.22 hereof.

Availability shall mean, as of the date of determination, an amount equal to: (a) the product of multiplying: (i) the Advance Rate by (ii) the remainder of: (x) the aggregate amount of all presently due and future, unpaid, non-cancellable installment payments to be made under all of Borrowers’ Eligible Contracts, minus (y) the sum of all properly calculated, unearned finance charges, unearned acquisition/initial charges, unearned maintenance fees, unearned discounts and dealer reserves included therein minus (b) the sum of: (i) the Bank Borrowing Reserve, (ii) the Bank Product Reserve and (iii) the aggregate undrawn face amount of all outstanding Letters of Credit which the Agent has caused to be issued or obtained for the Borrowers’ accounts.

Availability Percentage shall mean, as of any date of determination, the percentage of (a) Hypothetical Availability for the immediately preceding calendar month to (b) Credit Facility Exposure for the immediately preceding calendar month.

Bank Borrowing Reserve shall mean the amount that a Borrower has, at the time of calculation, borrowed from any financial institution if the terms of the applicable credit agreement with the financial institution require such Borrower to maintain any Excess Availability under this Agreement or otherwise condition the borrowing on the existence or continuation of this Agreement.

Bank of America shall mean Bank of America, N.A. and any successors or assigns thereof.

Bank Product Obligations shall mean all debts, liabilities and obligations now owed or hereafter arising from or in connection with Bank Products.

Bank Product Provider shall mean (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by the Loan Documents, and to indemnify and hold harmless Agent against all claims in connection with such provider’s Bank Product Obligations.

Bank Product Reserves shall mean all reserves for the Bank Products then provided or outstanding which the Agent from time to time establishes in its Permitted Discretion, or which the Agent establishes at the direction of one or more Lenders if and for so long as Hypothetical Availability is 10% or less of the Credit Facility Exposure.

Bank Products shall mean any one or more of credit cards services, ACH Transactions, Hedge Agreements and Cash Management Services extended by either (i) Bank of America or any affiliate of Bank of America in reliance on Bank of America’s agreement to indemnify such affiliate, or (ii) in Agent’s sole, but reasonable discretion, other Lenders; provided that Bank Products shall not include its Excluded Swap Obligations.

Base Rate shall mean for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Revolving Loan shall mean a Revolving Loan during any period in which it bears interest at the Base Rate.

Borrower and Borrowers shall mean Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Missouri, LLC, Regional

Finance Company of Oklahoma, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC.

Borrower Agent shall have the meaning ascribed to such term in Section 2.21.

Borrower Materials shall mean Borrowing Base Certificates, and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing shall mean a borrowing hereunder consisting of Revolving Loans made on the same day by Lenders to Borrowers, or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans, or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

Borrowing Base shall mean the sum of the Adjusted Tangible Net Worth of Borrowers, plus all Subordinated Debt of Borrowers.

Borrowing Base Certificate shall have the meaning set forth in Section 5.2(e).

Borrowing Base Ratio shall have the meaning ascribed to such term in Section 8.4(a).

Bulk Purchase shall mean a purchase of Contracts from any one seller (other than from another Borrower), in a single transaction or as part of an integrated series of transactions (other than a purchase of Contracts by a Special Purpose Subsidiary, either indirectly or directly from a Borrower pursuant to a Permitted Securitization Transfer or a Warehouse Facility Permitted Transfer and any Contract that is reassigned by a Special Purpose Subsidiary under a Warehouse Facility to Regional solely for the purpose of (and contemporaneously with) facilitating any Warehouse Facility Permitted Securitization Transfer).

Business Day shall mean (a) any day that is not a Saturday, Sunday, or a day on which banks in Charlotte, North Carolina or New York, New York, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

Capital Adequacy Regulation shall mean any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

Cash Management Services shall mean any services provided to Borrowers in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Certificate of Title shall mean the certificate of title or other evidence of ownership of any vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the applicable Contract Obligor resides.

Change in Control shall mean, at any time and for any reason whatsoever, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of Regional entitled to vote for members of the board of directors or equivalent governing body of Regional on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), (b) Regional ceases to own and control 100% of the issued and outstanding voting stock of any of the other Borrowers, or (c) any holder of voting equity of any Borrower (other than Regional) is not a borrower or guarantor under this Agreement.

Change in Law shall mean the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Closing Date shall mean the date of the execution and delivery of this Agreement.

Code shall mean the Uniform Commercial Code as adopted and in force in the state of New York as from time to time in effect.

Collateral shall mean:

(a)    all present and future Contracts (including any Contracts that are repurchased and/or reassigned to a Borrower from a Warehouse Facility or a Securitization, except for Contracts that are repurchased and/or reassigned to Regional by a Special Purpose Subsidiary under a Warehouse Facility solely for the purpose of (and contemporaneously with) facilitating any Warehouse Facility Permitted Securitization Transfer) and all payments thereunder in whatever form, including cash, checks, notes, drafts, chattel paper (including, without limitation, all tangible and electronic chattel paper), and other instruments for the payment of money, together with any guaranties and security therefor, and all of each Borrower’s books and records relating thereto (including, without limitation, all computer records, computer programs, and computer source codes);

(b)    Security Documents relating to the Contracts, together with each Borrower’s rights in the Property covered thereby and any policies of insurance insuring such Property;

(c)     all assets of any Borrower in which Agent or any Lender for whom Agent is acting as agent receives a security interest (under any other security agreement or similar document) or which thereafter come into Agent or any Lender’s possession, custody, or control (pursuant to this Agreement or any other security agreement or similar document);

(d)    all proceeds of insurance including, without limitation, property, casualty, and title insurance, affecting the Contracts;

(e)    all proceeds, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with the Contracts and Security Documents, the property rights and the policies of insurance referred to above, all credit balances in favor of any Borrower on any Lender’s books, and all other general intangibles relating to or arising out of the Contracts;

(f)    all Assigned Purchase Agreements;

(g)    all deposit accounts into which proceeds of the Contracts and Assigned Purchase Agreements are deposited; and

(h)    all equity interests in any Borrower’s Subsidiaries (but not to exceed 65% of the equity interests of any Subsidiaries organized or formed under the laws of a jurisdiction other than the United States (or any state thereof) or the District of Columbia and excluding all equity interests of any Special Purpose Subsidiary);

provided, however, that the Collateral shall not include, in each case, any Excluded Property of such Borrower or any Securitization Contracts or Warehouse Facility Contracts.

Collateral Adjustment Percent shall mean, calculated as of the first day of each month, the sum of the Past Due Percent, the Repossession Percent and the Net Charge-Off Percent.

Collateral Agent shall mean Bank of America, N.A., as collateral agent under the Security Agreement.

Collateral Assignment shall mean that certain Master Assignment of Purchase Contracts as Collateral Security dated as of the date hereof executed and delivered by each Borrower to Agent, to and for the benefit of Lenders, assigning all Assigned Purchase Agreements, as may be amended from time to time.

Collection Account shall have the meaning ascribed to such term in Section 5.2(a) herein.

Collection Account Agreements shall mean, collectively, (i) that certain Third Amended and Restated Deposit Account Control Agreement dated on or about the date hereof, entered into between Regional (as agent for the grantors listed therein), the Collateral Agent, as secured party and Bank of America, as depository bank, as the same may be amended, restated and supplemented from time to time, (ii) that certain Third Amended and Restated Deposit Account Control Agreement, dated on or about the date hereof, entered into by and among the companies listed on Schedule A attached thereto, the Collateral Agent and Wells Fargo Bank, National Association, as depository bank, as the same may be amended, restated and supplemented from time to time, and (iii) any other deposit account control agreement, collection agreement or similar agreement entered into by Regional (as agent for the grantors listed therein), Collateral Agent and a depository bank, which establishes the terms of Collateral Agent’s control over the Collection Accounts.

Commitment shall mean, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on the signature pages of this Agreement or any amendment to this Agreement, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

Commitment Increase Amount shall have the meaning ascribed to such term in Section 2.22 hereof.

Commodity Exchange Act shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate means a certificate, in form and substance satisfactory to Agent, containing the calculations (in reasonable detail), evidencing compliance with the financial covenants set forth in Section 8 hereof.

Contract Debtor shall mean each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

Contracts shall mean all of each Borrower’s right, title, and interest in and to each presently existing, and hereafter arising, loan account, account, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to any Borrower, all rights of any Borrower to receive payment thereof, together with all guarantees or other rights of any Borrower obtained in connection therewith, any collateral therefor and any proceeds of any of the foregoing.

Conversion/Continuation Date shall mean the date on which a Loan is converted into, or continued as, a Base Rate Revolving Loan or a LIBOR Revolving Loan, as the case may be.

Credit Facility Exposure shall mean the sum of (A) the aggregate outstanding amount of all Revolving Loans and Pending Revolving Loans, plus (B) the aggregate undrawn face amount of all outstanding Letters of Credit which the Agent has caused to be issued or obtained for the Borrowers’ accounts.

Daily Balances shall mean the amount determined by taking the aggregate amount of all Advances owed at the beginning of a given day, adding any new Advances made or incurred on such date, and subtracting any payments or collections which are deemed to be paid on such date under the provisions of this Agreement.

Debt shall mean, with respect to any Person, all liabilities, obligations and indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, material or services that is not overdue by more than ninety (90) days, unless being contested in good faith), (iii) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as capital leases (subject to the last sentence of this definition), (iv) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vi) all obligations of such Person under any Hedge Agreements. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any operating lease of Regional or any of its subsidiaries that was recorded as an operating lease in accordance with GAAP, but which, because of a change in GAAP is subsequently required to be recorded as a capital lease, shall be deemed to be an operating lease for purposes of this Agreement and any other Loan Document. For purposes hereof, a Securitization or a Warehouse Facility permitted under this Agreement shall not constitute “Debt”.

Declined Share shall have the meaning ascribed to such term in Section 2.22 hereof.

Default shall mean an event or condition the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

Default Rate shall mean a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

Defaulting Lender shall have the meaning specified in Section 2.2(g)(ii).

Designated Jurisdiction means any country or territory that is the subject of any Sanction.

Distribution shall mean, in respect of any corporation: (a) payment or making of any dividend or other distribution of property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation (including for the purposes of Section 8.12 hereof only, any repurchase of stock through the applicable market exchange).

Dollar and $ shall mean dollars in the lawful currency of the United States.

Eligible Assignee shall mean (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

Eligible Contracts shall mean only such Contracts which satisfy all of the following requirements, as determined by Agent in its sole and absolute discretion (and such other Contracts as Agent may allow as Eligible Contracts in its sole and absolute discretion):

(a)    have been validly assigned to Agent and strictly comply with all of such Borrower’s warranties and representations contained herein and Agent has received a first priority perfected security interest in and lien upon such Contract;

(b)    with respect to which the Contract Debtor is a resident of the continental United States;

(c)    with respect to which the Contract Debtor is not more than 59 days contractually delinquent in making a payment scheduled thereunder;

(d)    neither Borrower nor the Contract Debtor is otherwise in default under the terms of the Contract (e.g., the Property which is the subject to the related Security Documents is not then subject to or in the process of being repossessed);

(e)    are not subject to any defense, counterclaim, offset, discount, or allowance;

(f)     (i) are secured by Property located solely in the continental United States or (ii) if unsecured, (A) the aggregate Net Balance of such unsecured Contracts does not exceed $100,000,000, in the aggregate, at any given time and (B) such unsecured Contracts shall only remain Eligible Contracts if, upon a refinancing thereof, such unsecured Contracts are then secured by Property located solely in the continental United States;

(g)    the terms of the Contract and Security Documents and all related documents and instruments comply in all respects with all applicable laws;

(h)    all documents relating to the Contract, including those between any Borrower and the Contract Debtor, have been executed, are satisfactory to Agent, and originals are to be readily available to Agent in the files of Borrowers;

(i)    the Contract Debtor is not an Affiliate or employee of any Borrower;

(j)    the creditworthiness of the Contract Debtor is acceptable to Agent. Without limiting the generality of the foregoing, the Contract Debtor’s creditworthiness and the terms of the Contract shall conform to Borrowers’ credit guidelines;

(k)    the Contract meets all of the criteria set forth in Borrower’s credit guidelines. Borrowers’ credit guidelines shall be written and shall state in detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors and the required structure and collateral for the Contract for both Contracts originated by Borrowers and/or originated by third parties and purchased by Borrowers. The guidelines shall be reasonably satisfactory to Agent. Borrowers shall not change the guidelines without prior notice to and the written consent of Agent;

(l)    the Contract Debtor is not the subject of a bankruptcy or insolvency proceeding, is not subject to Sanctions and is not on any specially designated nationals list maintained by OFAC;

(m)    the collateral securing the Contract has not been repossessed by, or otherwise delivered to, any Borrower or its agent;

(n)    such Contract has not been subject to three (3) or more payment extensions within the last twelve months;

(o)    the first scheduled payment pursuant to the terms of the Contract is due within forty-five (45) days following the execution of the Contract and all other payments are scheduled to be made on the same day of each consecutive monthly period thereafter (and shall not include any balloon payment at maturity), all as acceptable to Agent and described in the original Contract;

(p)     (1) such Contract does not represent a type of loan commonly called a “pay day loan” in which any Borrower holds a personal check from the Contract Debtor for payment of such loan or (2) such Contract does not represent an “internet loan” in which any Borrower holds a note/loan existing only in a computer system and not in any physical form;

(q)    such Contract, if an automobile purchase financing contract or loan, has an original term of not more than 72 months for any such Contract; provided, that no more than 15% of the aggregate value of all Eligible Contracts may have an original term of more than 60 months;

(r)    such Contract, if an automobile purchase financing contract or loan, the Borrower shall have obtained a Certificate of Title reflecting it as the owner of any vehicle subject to the Contract within 120 days following execution of such Contract, and such Contract is secured by a first priority, perfected interest in such vehicle;

(s)    if the Contract includes sums representing the financing of “extended warranty plans,” such plans are (i) in compliance with all applicable laws, including any special insurance laws relating thereto, and (ii) underwritten by (A) a major automobile manufacturer, or an affiliate thereof, or (B) an independent and financially sound insurance company;

(t)    such Contract, if an automobile purchase financing contract or loan (i) has a cash advance component of less than $27,500 or (ii) if such cash advance component is greater than $27,500, then no more than 10% of the aggregate value of all Eligible Contracts shall contain cash advance components greater than $27,500;

(u)     (i) with respect to Small Loan Contracts that had an original term of less than 12 months, such Small Loan Contract has not been subject to any payment extension and (ii) with respect to Small Loan Contracts that had an original term of 12 months or greater and have been granted a payment extension, such Small Loan Contract is not more than 29 days contractually delinquent in making a payment scheduled thereunder;

(v)    such Contract is not secured by a mobile home;

(w)    such Contract is not a Warehouse Facility Contract, a Securitization Contract or any collateral pledged by the Special Purpose Subsidiary in a Securitization or Warehouse Facility (including but not limited to any Warehouse Facility Contract or Securitization Contract that was reassigned by a Special Purpose Subsidiary under a Warehouse Facility to Regional for the purpose of facilitating any Warehouse Facility Permitted Securitization Transfer); except if such Contract was repurchased by, or reassigned to, a Borrower from a Warehouse Facility or Securitization and, in each case, such Contract is approved by the Agent in its sole discretion to be deemed an “Eligible Contract”;

(x)    such Contract, if purchased by a Borrower, is fully paid and the seller thereof retains no rights whatsoever thereto; and

(y)    other than as may be permitted or required pursuant to the Intercreditor Agreement, any Warehouse Facility transaction document or any Securitization Document, such Contract is not serviced, collected or enforced by a Person other than a Borrower.

ERISA means the Employee Retirement Income Security Act of 1974, as amended and supplemented from time to time.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with any Borrower or guarantor within the meaning of Section 414(b) or (c) of the IRS Code (and Sections 414(m) and (o) of the IRS Code for purposes of provisions relating to Section 412 of the IRS Code).

ERISA Event means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived; (b) a withdrawal by any Borrower or guarantor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or guarantor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default shall mean any event or condition described in Section 10.1.

Excess Availability shall mean as of the date of determination the remainder of (a) the lesser of (i) the Availability and (ii) the Total Credit Facility, minus (b) the unpaid amount of Loans then outstanding.

Excluded Property shall mean (a) leasehold interests in real property with respect to which any Borrower is a tenant or subtenant; (b) any asset or property right of any nature (other than any Contract) if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, permit, contract or agreement or General Intangible (as defined in the Code), other than to the extent that any such restriction or term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which any Borrower is party; (c) any asset or property right of any nature (other than any Account) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such law or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (d) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement has been filed); (e) Securitization Contracts or Warehouse Facility Contracts (including those Warehouse Facility Contracts reassigned by a Special Purpose Subsidiary to Regional in connection with a Warehouse Facility Permitted Securitization Transfer) including the items set forth in clauses (a) through (e) of the definition of “Collateral” specifically with respect to such Securitization Contracts or Warehouse Facility Contracts; and (f) the equity interests of any Special Purpose Subsidiary; provided that, notwithstanding anything to the contrary in the immediately preceding sentence, (i) with respect to clauses (b) and (c) above, in the event of the termination or elimination of any such restriction contained in such agreement, applicable law or regulation to the extent sufficient to permit any Excluded Property to become Collateral hereunder, a security interest shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to Lender and shall be included as Collateral hereunder, (ii) with respect to clause (e) above, in the event of such Contracts’ repurchase or reassignment to a Borrower from a Warehouse Facility or a Securitization (except for those Warehouse Facility Contracts reassigned by a Special Purpose Subsidiary to Regional solely in connection with a Warehouse Facility Permitted Securitization Transfer), a security interest shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to Lender and shall be included as Collateral hereunder and (iii) “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any Excluded Property (unless such proceeds, products, substitutions or replacements would constitute Excluded Property).

Excluded Swap Obligation shall mean with respect to an obligor, each Swap Obligation as to which, and only to the extent that, such obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such obligor and all guarantees of Swap Obligations by other obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedge Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable obligor.

Excluded Taxes shall mean (1) taxes imposed on or measured by the overall net income or gross receipts of the Agent or a Lender, franchise taxes, or any similar taxes assessed pursuant to the laws of the jurisdiction in which the Agent or such Lender is organized, the jurisdiction in which such Agent’s or Lender’s Lending Office or principal executive office is located or any jurisdiction in which the Agent or such Lender is engaged in a trade or business or, in each case, any subdivision thereof or therein and (2) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA (or any amended or successor version of FATCA that is substantively comparable).

Existing Loan Agreement shall have the meaning set forth in the Recitals hereto.

Existing Term Loan Transaction shall mean the Credit Agreement, subject to the Intercreditor Agreement, dated as of December 11, 2015, by and among Regional Management Receivables, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time party thereto, Wells Fargo Securities, LLC, as administrative agent for the lenders, and Wells Fargo Bank, National Association, as account bank, collateral custodian, and backup servicer.

Existing Term Loan Transaction Administrative Agent shall mean Wells Fargo Securities, LLC, as administrative agent under the Non-Warehouse Facility Securitization Documents relating to the Existing Term Loan Transaction.

FATCA shall mean Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate shall mean (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

Fee Letters shall mean those certain letter agreements dated the date hereof, with respect to certain fees payable to Agent and/or Lenders.

Fiscal Year shall mean each fiscal year of a Borrower, each such fiscal year ending on December 31.

Foreign Lender shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Plan means any employee benefit plan or arrangement (a) maintained or contributed to by any Borrower or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Borrower or Subsidiary.

Funding Date shall mean the date on which a Borrowing occurs.

GAAP shall mean generally accepted accounting principles in the United States of America consistently applied.

Governmental Authority shall mean any nation or government, any federal, state, local, foreign or other agency, quasi-agency, authority, body, commission, court, instrumentality, political subdivision, central bank (or similar monetary or regulatory authority), or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including, without limitation, the Consumer Financial Protection Bureau, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing).

Gross Contract Payments shall mean, as of the date of determination, with respect to a Contract (other than Warehouse Facility Contracts and Securitization Contracts) the outstanding balance thereof including all unearned interest, fees, and charges owing by the Contract Debtor.

Guarantor shall mean, individually and collectively, any Person guaranteeing the Obligations of Borrowers including, without limitation, Credit Recovery Associates and Upstate Motor Company.

Guaranty shall mean the guaranty of any Person guaranteeing payment and/or performance of the Obligations.

Hedge Agreement shall mean (i) any agreement, including the terms and conditions incorporated by reference in such agreement, which is (a) an interest rate swap, option, future, or forward agreement, including a rate floor, rate cap, rate collar, cross-currency rate swap, and basis swap; (b) a spot, same day-tomorrow, tomorrow-next, forward, or other foreign exchange, precious metals, or other commodity agreement; (c) a currency swap, option, future, or forward agreement; (d) an equity index or equity swap, option, future, or forward agreement; (e) a debt index or debt swap, option, future, or forward agreement; (f) a total return, credit spread or credit swap, option, future, or forward agreement; (g) a commodity index or a commodity swap, option, future, or forward agreement; (h) a weather swap, option, future, or forward agreement; (i) an emissions swap, option, future, or forward agreement; or (j) an inflation swap, option, future, or forward agreement; (ii) any agreement or transaction that is similar to any other agreement or transaction referred to in this section and that (x) is of a type that has been, is presently, or in the future becomes, the subject of recurrent dealings in the swap or other derivatives markets (including terms and conditions incorporated by reference therein); and (y) is a forward, swap, future, option, or spot transaction on one or more rates, currencies, commodities, equity securities, or other equity instruments, debt securities or other debt instruments, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value; (iii) any combination of agreements or transactions referred to in this section; (iv) any option to enter into an agreement or transaction referred to in this section; (v) a master agreement that provides for an agreement or transaction referred to in clauses (i), (ii), (iii), or (iv) of this section, together with all supplements to any such master agreement, and without regard to whether the master agreement contains an agreement or transaction that is not a swap agreement under this section, except that the master agreement shall be considered to be a swap agreement under this section only with respect to each agreement or transaction under the master agreement that is referred to in clauses (i), (ii), (iii), or (iv) of this section; or (vi) any security agreement or arrangement or other credit enhancement related to any agreements or transactions referred to in clauses (i) through (v), including any guarantee or reimbursement obligation by or to a swap participant or financial participant in connection with any agreement or transaction referred to in any such clause, but not to exceed the damages in connection with any such agreement or transaction, measured in accordance with section 562 of the Bankruptcy Code, 11 U.S.C. §§101 et seq., as amended from time to time.

Hypothetical Availability shall mean an amount, as of any date of determination, equal to the difference obtained by subtracting: (a)(i) the Credit Facility Exposure, plus (ii) the sum of the Bank Borrowing Reserve and the Bank Product Reserve, from (b) the product obtained by multiplying the Advance Rate by the aggregate amount of all Eligible Contracts as of such date.

Increasing Lender shall have the meaning ascribed to such term in Section 2.22 hereof.

Indemnified Taxes shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrowers under this Agreement and (b) Other Taxes.

Ineligibility Threshold shall have the meaning specified in Section 5.3.

Instruments shall have the same meaning as given to that term in the Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

Intercreditor Agreement shall mean that certain Second Amended and Restated Intercreditor Agreement dated on or about the date hereof, entered into by the Agent, the Collateral Agent, Regional, in its individual capacity and as servicer under the Securitization Documents and the other parties thereto, including any Securitization Agent or any Warehouse Facility Agent and as acknowledged by the Borrowers, Regional Management Receivables, LLC, Regional Management Receivables II, LLC and any Special Purpose Subsidiary formed for the purpose of entering into any Warehouse Facility or Securitization, as such Second Amended and Restated Intercreditor Agreement may be amended, restated or otherwise modified and in effect from time to time, among the Persons then party thereto.

Interest Period shall mean, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three, four or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)    if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)    any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)    no Interest Period for any LIBOR Revolving Loan shall extend beyond the Maturity Date.

Interest Rate shall mean each or any of the interest rates, including the Default Rate, set forth in Section 2.5.

In-Transit Collateral shall mean collateral in transit after being executed at a site managed by a third-party referral source for which (a) copies of such collateral have been provided to the relevant Borrower, (b) such collateral shall be valued at an amount no greater than $1,000,000 in the aggregate at any given time and (c) such collateral is in-transit for no more than five (5) business days after such collateral has been granted.

IRS Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

Legal Action shall mean any judicial action, suit, or proceeding at law, in equity or before any Governmental Authority.

Lender and Lenders shall have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

Lending Office shall mean the office or offices of any Lender specified as its “Lending Office” or “Domestic Lending Office” or “LIBOR Lending Office” or such other office or offices as any Lender may from time to time notify Borrowers.

Letter of Credit Subfacility shall mean $3,000,000.

Letter of Credit Fee shall have the meaning specified in Section 2.19.

Letter of Credit Issuer shall mean Bank of America and any Affiliate of Bank of America that issues any Letter of Credit pursuant to this Agreement.

Letters of Credit shall have the meaning specified in Section 2.18(a).

LIBOR shall mean for any Interest Period with respect to a LIBOR Revolving Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1% and in no event less than zero), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

LIBOR Revolving Loan shall mean a Revolving Loan during any period in which it bears interest at LIBOR.

Lien shall mean any mortgage, lien, pledge, charge, conditional sale or other title retention agreement, security interest, attachment, levy or other encumbrance of any kind, in any case whether consensual or non-consensual. Such term shall include the filing of any UCC financing statements naming any Borrower as “debtor” if such filing is made by, or is authorized or permitted by, such Borrower.

Loan shall mean all indebtedness and loans owed by Borrowers to Agent and Lenders arising under this Agreement, the Notes and the Letters of Credit.

Loan Account shall have the meaning specified in Section 13.17(g).

Loan Documents shall mean this Agreement, the Notes, the Letters of Credit and the applications therefor, the Guaranties, the Security Agreement, the Pledges, the Collateral Assignment, the Fee Letters, the Intercreditor Agreement, the Collection Account Agreements, Compliance Certificates, the Reaffirmation Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the security interest in the Collateral, or any other aspect of the transactions contemplated by this Agreement.

Majority Lenders shall mean at any date of determination (a) Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, both Lenders.

Management Incentive Plan shall mean each of the Regional Management Corp. 2007 Management Incentive Plan, the Regional Management Corp. 2011 Stock Incentive Plan, the Regional Management Corp. 2015 Long-Term Incentive Plan and the Regional Management Corp. Annual Incentive Plan, and each management incentive plan adopted by the board of directors, board of managers or similar body of any Borrower and designed to attract and retain management and employees of the Borrowers; provided, that such plan is commercially reasonable given the market capitalization of the Borrowers and their Subsidiaries, taken as a whole.

Maturity Date shall have the meaning specified in Section 3.1.

Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower, guarantor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Balance shall mean, as of the date of determination, the Gross Contract Payments of Contract less all unearned interest, fees, and charges owing by the Contract Debtor.

Net Charge-Offs shall mean the aggregate amount of all unpaid payments due under Contracts (other than Warehouse Facility Contracts and Securitization Contracts) which have been charged off by the Borrowers during such period, as reduced by the amount of all cash recoveries with respect to Contracts (other than Warehouse Facility Contracts and Securitization Contracts) which had been charged off during previous periods or during such period.

Net Charge-Off Percent shall mean the annualized percent, calculated as of the first day of each month, equal to (a) the aggregate amount of all Net Charge-Offs during each of the three (3) months immediately preceding the date of calculation, multiplied by four, divided by (b) the aggregate amount of the Net Balances owing under all Contracts (other than Warehouse Facility Contracts and Securitization Contracts) outstanding as of the last day of each of the previous three (3) months divided by three. For example, if the Borrowers charged off $10,000 each month for three (3) months and if the aggregate Net Balances outstanding at the end of the previous three (3) months was $1,000,000 for two (2) months and $1,200,000 for one (1) month, the Net Charge-Off Percent would be eleven and two-tenths percent (11.2%) ($120,000 (being $30,000 multiplied by 4)/$1,066,667).

Net Income shall mean, with respect to any fiscal period of Borrowers, Borrowers’ and their Subsidiaries’ consolidated net income (excluding any net income of Subsidiaries that are not Guarantors), as determined in accordance with GAAP and reported on the financial statements for such period, but excluding any and all of the following included in such determination of net income (without duplication): (a) gain or loss arising from the sale of capital assets, such as property, plant and equipment; (b) gain or loss arising from any write-up or write-down in the book value of any asset in the ordinary course of business (excluding Contracts); (c) earnings or losses of any corporation acquired by any Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which any Borrower has an ownership interest or of any Subsidiary that is not also a Guarantor unless (and only to the extent) such earnings shall actually have been received by any Borrower in the form of cash distributions; (e) earnings or losses of any Person to which assets of any Borrower shall have been sold, transferred, or disposed of, or into which any Borrower shall have been merged or which has been a party with Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of any debt or equity security of any Borrower or from cancellation or forgiveness of debt; (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other one-time or nonrecurring transaction; (h) non-cash gain or loss; (i) any actual taxes paid by or on behalf of any Borrower or its Subsidiaries; (j) any net income or gain or loss (without duplication) (i) from the disposition of any discontinued operations, including but not limited to Upstate Motor Company and (ii) from the discontinued operations of Upstate Motor Company incurred prior to the date such discontinued operations are sold; (k) restructuring charges approved by Agent in its Permitted Discretion; and (l) amortization of intangibles, including but not limited to financing costs, goodwill and the effects of purchase accounting.

Non-Ratable Loans shall have the meaning specified in Section 2.2(h).

Non-Warehouse Facility Permitted Securitization Transfer shall mean the sale, transfer and/or conveyance of Non-Warehouse Facility Securitization Contracts by one or more Borrowers either directly or indirectly to any Special Purpose Subsidiary, so long as: (i) no Default or Event of Default will otherwise exist after giving effect to such transfer and (ii) such transfer is permitted pursuant to Section 8.18(a).

Non-Warehouse Facility Securitization shall mean (1) the Existing Term Loan Transaction and (2) any securitization or similar transaction approved by the Agent and each Lender in writing, (a) pursuant to which, among other things, Non-Warehouse Facility Permitted Securitization Transfers are made pursuant to purchase and sale agreements or similar agreements (collectively with all indentures, servicing agreements, placement agency or underwriting agreements, trust agreements and other material documents and agreements executed in connection with a securitization or related thereto, the “Non-Warehouse Facility Securitization Documents”) among such Borrower or Borrowers, such Special Purpose Subsidiary and other Persons under such securitization (which Non-Warehouse Facility Securitization Documents shall be in form and substance satisfactory to Agent and shall not contravene any terms, covenants or provisions of this Agreement), and (b) which is subject to the Intercreditor Agreement by each applicable party in such Non-Warehouse Facility Securitization; provided that with respect to the sale or transfer of Contracts pursuant to a Non-Warehouse Facility Securitization, (i) the Borrowers have provided to Agent certified true copies of all related Non-Warehouse Facility Securitization Documents, which shall be deemed to be confidential when delivered; (ii) the Borrowers have provided to Agent an opinion of Borrower’s counsel regarding the enforceability of the Intercreditor Agreement or any amendment thereto, as applicable; (iii) such Non-Warehouse Facility Permitted Securitization Transfer shall not involve any recourse to the selling Borrower(s) or any other Borrower or any of their Subsidiaries, other than a Special Purpose Subsidiary, for any reason other than (A) repurchases or substitutions of non-eligible receivables and related assets solely as a result of a breach by such selling Borrower(s) of a representation or warranty (provided such representation or warranty is within industry standards) with respect thereto under the Non-Warehouse Facility Securitization Documents, (B) retention by the Sponsor or a Majority-Owned Affiliate of the Sponsor (as such terms are defined under Regulation RR) of not less than 5% of the credit risk for any asset that the Sponsor, through the issuance of an asset-backed security interest, transfers, sells or conveys to a third party in compliance with the obligations set forth under Regulation RR, as applicable, (C) liabilities and disclosure and reporting obligations under applicable federal and state securities laws, including Regulation AB, with respect to such Non-Warehouse Facility Securitization, including, but not limited to, liabilities for customary indemnification obligations set forth under the applicable Non-Warehouse Facility Securitization Documents, and (D) transaction obligations within industry standards and customary liabilities, including, but not limited to, payment of certain fees and expenses of the transaction parties under the applicable Non-Warehouse Facility Securitization Documents; (iv) the Agent shall be reasonably satisfied that the terms of the Non-Warehouse Facility Securitization and Non-Warehouse Facility Securitization Documents are (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics; and (v) the Non-Warehouse Facility Securitization Documents shall not be amended or modified in any material respect without the prior written approval of Agent.

Non-Warehouse Facility Securitization Contracts shall mean Contracts, as listed on a schedule to be delivered to and approved by Agent at the time of such applicable Non-Warehouse Facility Securitization in accordance with Section 8.18(a), but excluding any such Contracts that have been repurchased, reassigned or transferred to a Borrower by a Special Purpose Subsidiary, with the prior consent of the Agent.

Non-Warehouse Facility Securitization Documents has the meaning set forth in the definition of Non-Warehouse Facility Securitization.

Notes shall mean, collectively, all promissory notes executed and delivered by Borrowers to Lender pursuant to this Agreement, as the same may be amended, extended, increased, supplemented or otherwise modified from time to time.

Notice of Borrowing shall have the meaning specified in Section 2.2(b)(1).

Notice of Conversion/Continuation shall have the meaning specified in Section 2.6(b).

Obligations shall mean all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrowers to Agent and/or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrowers hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all Bank Product Obligations; provided, that Obligations shall not include Excluded Swap Obligations.

OFAC means Office of Foreign Assets Control of the U.S. Treasury Department.

Opinions Analysis shall have the meaning specified in Section 5.3.

Other Loss Reserve Percent shall mean, calculated as of the first day of each month, the percent obtained by dividing (i) the sum of (A) the aggregate amount of Net Charge Offs for all Contracts (other than Warehouse Facility Contracts and Securitization Contracts) other than Small Loan Contracts, and (B) all Contracts (other than Warehouse Facility Contracts and

Securitization Contracts), with respect to which any payment due thereunder is 180 or more days contractually delinquent, as determined on a contractual basis, or were secured by a Lien on Property which has been repossessed for 120 days or more, during each of the twelve (12) months immediately preceding the date of calculation, by (ii) the average aggregate amount of the Net Balance owing under such Contracts outstanding as of the last day of each of the previous twelve (12) months. For example, $10,000 of the above Contracts were charged off each month for twelve (12) months and if the aggregate Net Balance outstanding at the end of the previous twelve (12) months was $2,000,000 for eight (8) months and $2,500,000 for four (4) months ($120,000/$2,166,667 (being $26,000,000 divided by 12)), the Other Loss Reserve Percent would be 5.54%.

Other Taxes shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but excluding any tax, charge or levy that constitutes Excluded Taxes) which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

Participant shall mean any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

Past Due Percent shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off and Warehouse Facility Contracts and Securitization Contracts), as to which any portion of an installment due thereunder is thirty (30) days or more past due as determined on a contractual basis as of the last day of each of the three (3) months immediately preceding the date of calculation, divided by (b) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off and Warehouse Facility Contracts and Securitization Contracts) as of the last day of each of the three (3) months immediately preceding the date of calculation. For example, if, as of the last day of the previous three months the Gross Contract Payments were $1,000,000, $1,250,000 and $1,500,000 and on the same date the amount of Gross Contract Payments that were more than thirty (30) days past due was $100,000, $150,000 and $150,000, the Past Due Percent would be ten and two-thirds percent (10-2/3%) ($400,000/$3,750,000).

Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended and in effect from time to time.

PBGC means the Pension Benefit Guaranty Corporation.

Pending Revolving Loans shall mean, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by Agent which have not yet been advanced.

Pension Plan means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower, guarantor or ERISA Affiliate or to which the any Borrower, guarantor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition shall mean any acquisition of property so long as (a) no Default or Event of Default exists or is caused thereby; (b) such acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers or a business reasonably related thereto, is located or organized within the United States, and had positive earnings before interest, income taxes, depreciation and amortization for the 12-month period most recently ended; (d) no Debt or Liens are assumed or incurred; (e) on a pro forma basis for sixty (60) days prior to and immediately after giving effect to any such Permitted Acquisition, Hypothetical Availability is equal to or greater than 15% of the Credit Facility Exposure; (f) Agent shall have received all material acquisition documentation, in form and substance satisfactory to the Agent, pursuant to which such acquisition is to be consummated, and such acquisition shall be consummated on the executed versions of such documentation so provided; (g) the Borrowers shall have executed or caused to be executed any amendments to the Loan Documents (and any additional documents) reasonably necessary for all surviving operating entities and subsidiaries to be joined as borrowers and/or guarantors (as determined by Agent) under the Loan Documents if so required hereunder, in form and substance required by Agent in its Permitted Discretion; (h) if the Contracts acquired in connection with such Permitted Acquisition are proposed to be included in Eligible Contracts, the Agent shall have conducted an audit and field examination of such Contracts to its satisfaction in its sole discretion; (j) such acquisition shall not have a purchase price that exceeds $10,000,000; (k) such acquisition shall not result in acquisitions calculated on a rolling 12-month basis that exceed $20,000,000 in the aggregate; and (l) Borrowers deliver to Agent, at least 10 Business Days prior to such Acquisition, copies of all material agreements relating thereto and a certificate, on behalf of the Borrowers, in form and substance satisfactory to Agent, stating that such acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Debt shall have the meaning ascribed to such term in Section 8.6 hereof.

Permitted Discretion shall mean a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender)

Permitted Liens shall mean the following Liens (a) Liens, whether presently existing or created hereafter, pursuant to the Loan Documents or Liens in favor of Agent; (b) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or which are being contested in accordance with Section 8.1, (c) workers’, mechanics’, suppliers’, carriers’, warehousemen’s or other similar Liens (i) arising in the ordinary course of business or (ii) securing obligations being contested in accordance with Section 8.1, (d) Liens arising in respect of leases and subleases, (e) landlord’s liens arising by operation of law, (f) purchase money Liens on assets acquired by any Borrower or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such asset or Debt incurred solely for the purpose of financing the acquisition of such asset, (g) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money) and statutory obligations or (iii) obligations on surety, appeal or performance bonds, (h) easements, zoning restrictions, licenses, covenants and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use in the normal conduct of business, (i) liens in favor of collecting banks arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (j) the title of a lessor or sublessor to lease property under any lease, (k) Liens with respect to capitalized lease obligations, (l) Liens described on Schedule 7.9, (m) Liens (or purported Liens) evidenced by the filing of UCC financing statements relating solely to a Special Purpose Subsidiary, Securitization Contracts and proceeds thereof, provided that the holders or beneficiaries (or trustees on behalf of the holders or beneficiaries) thereof are parties to and bound by the Intercreditor Agreement and (n) Liens (or purported Liens) evidenced by the filing of UCC financing statements relating solely to a Special Purpose Subsidiary, Warehouse Facility Contracts and proceeds thereof, provided that the holder or beneficiaries thereof are parties to and bound by the Intercreditor Agreement.

Permitted Refinancings shall mean the refinancing of Debt (other than with respect to a Securitization or Warehouse Facility); provided, however, that (i) no Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Debt shall (a) not be on financial and other terms that are materially more onerous in the aggregate than the Debt being refinanced and shall not have defaults, rights or remedies materially more burdensome in the aggregate to the obligor than the Debt being refinanced, (b) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Debt being refinanced, (c) be at least as subordinate to the Obligations as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured), and (d) be in a principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Debt being refinanced, plus the amount of reasonable expenses of Borrowers or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such Debt shall not include any Person other than the obligors and/or guarantors on such Debt being refinanced.

Permitted Securitization Transfer shall mean a Non-Warehouse Facility Permitted Securitization Transfer or a Warehouse Facility Permitted Securitization Transfer.

Person shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, or any other entity.

Plan means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by a Borrower or guarantor or, with respect to any such plan that is subject to Section 412 of the IRS Code or Title IV of ERISA, an ERISA Affiliate.

Platform has the meaning set forth in Section 13.5(c) hereof.

Pledge shall mean a pledge agreement executed by any Borrower or Guarantor, as security for payment and/or performance of the Obligations.

Prime Rate means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata Share shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding or the Commitments have expired, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

Property shall mean the personal and any real property described in the Security Documents which secure the obligations of a Contract Debtor under a Contract.

Qualified ECP means an obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Reaffirmation Agreement shall mean a reaffirmation agreement executed by Borrower or any Guarantor reaffirming its obligations under the Loan Documents.

Register shall have the meaning specified in Section 11.2(c).

Regulation AB shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) that are in effect on any specific date by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

Regulation RR shall mean Regulation RR under the Securities Exchange Act of 1934, codified at 17 C.F.R. Part 246.

Regulatory Event means either: (a) a “Level One Regulatory Event”, which shall mean the formal commencement by written notice by any Governmental Authority of any Legal Action, inquiry or investigation against any of the Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or any of their respective Affiliates denying its authority to originate, hold, own, service, collect or enforce any Contract, which inquiry, investigation, legal action or proceeding is not released or terminated within 180 calendar days of commencement thereof; or (b) a “Level Two Regulatory Event”, which shall mean the issuance or entering of any stay, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), against any of the Borrowers, any servicer or asset manager of their respective or collective portfolios of Contracts or any of their respective Affiliates for material violations of applicable law regarding the originating, holding, pledging, collecting, servicing or enforcing of any Contracts that would reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

Related Fund shall mean with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Release Request shall mean a written request by a Borrower (to be made no more than 6 times per month) delivered to Agent, in form and substance acceptable to Agent in its sole discretion, requesting the release from the Collateral of certain Warehouse Eligible Large Loan Contracts listed on a schedule annexed to such Release Request, including the items set forth in clauses (a) through (e) of the definition of “Collateral” specifically with respect to such Warehouse Eligible Large Loan Contracts, that are to be sold, transferred and/or conveyed either directly or indirectly to a Special Purpose Subsidiary that is acting as a borrower under an identified Warehouse Facility, an acceptable form of such Release Request being attached hereto as Exhibit D.

Repossession Percent shall mean the percent, calculated as of the first day of each month, equal to (a) the repossession value of all Property which the Borrowers have repossessed and which, as of the last day of the month immediately preceding the date of calculation, was reflected as an asset on the Borrowers’ books divided by (b) the Net Balance owing under all Contracts (excluding Contracts charged-off, Warehouse Facility Contracts and Securitization Contracts) outstanding as of the last day of that month. For example, if ten (10) Properties having a total repossession value of $50,000 had at any time been repossessed by Borrowers and were reflected as assets on the books of Borrowers at the end of the month and the Net Balance was $2,000,000 at the end of such month, the Repossession Percent would be two and one-half percent (2-1/2%) ($50,000/$2,000,000).

Required Lenders shall mean at any time (a) Lenders whose Pro Rata Shares aggregate more than fifty-one percent (51%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, both Lenders; or (c) in the event Bank of America’s Pro Rata Share exceeds fifty-one percent (51%), Bank of America plus one other Lender.

Requirement of Law shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Revolving Loans shall have the meaning specified in Section 2.2 and includes each Agent Advance and Non-Ratable Loan.

RMC Reinsurance shall mean RMC Reinsurance, Ltd., a Turks and Caicos Islands company.

Sanction shall mean any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Securitization shall mean (1) the Existing Term Loan Transaction, (2) any Non-Warehouse Facility Securitization or (3) any Warehouse Facility Securitization.

Securitization Agent shall mean any trustee, custodian, collateral agent, paying agent or other Person that is authorized to act on behalf of the owner(s) of a Securitization Contract in connection with a Securitization.

Securitization Contracts shall mean Non-Warehouse Facility Securitization Contracts and Warehouse Facility Securitization Contracts.

Securitization Documents shall mean (1) Non-Warehouse Facility Securitization Documents, including such documents relating to the Existing Term Loan Transaction, and (2) Warehouse Facility Securitization Documents.

Security Agreement shall mean that certain Amended and Restated Security Agreement, dated as of the date hereof, given by Borrowers, Credit Recovery Associates, Inc., Regional Management Receivables, LLC and any Special Purpose Subsidiary formed for the purpose of entering into any Warehouse Facility or Securitization, from time to time, in favor of Collateral Agent for the benefit of Agent (for the benefit of Lenders), Existing Term Loan Transaction Administrative Agent, and any such Securitization Agent and Warehouse Facility Agent, as such Security Agreement may be amended, restated or otherwise modified and in effect from time to time.

Security Documents shall mean all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments or agreements of every type and nature securing the obligations of a Contract Debtor under a Contract.

Settlement and Settlement Date shall have the meanings specified in Section 2.2(j)(i).

Small Contracts Reserve Percent shall mean, calculated as of the first day of each month, the percent obtained by dividing (i) sum of (A) the aggregate amount of Net Charge Offs for Small Loan Contracts, (B) to the extent non-duplicative of (A), Small Loan Contracts with respect to which any payment due thereunder is 180 or more days delinquent, as determined on a contractual basis, (C) all Contracts (other than Warehouse Facility Contracts and Securitization Contracts) which were secured by a Lien on Property which has been repossessed for 120 days or more, during each of the eight (8) months immediately preceding the date of calculation, by (ii) the average aggregate amount of the Net Balance owing under such Contracts outstanding as of the last day of each of the previous eight (8) months. For example, if $1,000 of the above Contracts were charged off each month for eight (8) months and if the average aggregate Net Balance outstanding at the end of the previous eight (8) months was $2,000,000 for four (4) months and $2,500,000 for four (4) months ($8,000/$2,250,000 (being $18,000,000 divided by 8)), the Small Contract Loss Reserve Percent would be 0.356%.

Small Loan Contract shall mean a Contract (other than Warehouse Facility Contracts and Securitization Contracts) which has an original amount financed of $2,500 or less (including convenience checks (a/k/a live checks) to the extent that the original amount financed is $2,500 or less); provided, however, at the option of the Borrowers, up to five percent (5%) of convenience check (a/k/a live check) Contracts with an original amount financed of up to $3,500 shall be considered Small Loan Contracts.

Special Purpose Subsidiary shall mean a direct or indirect bankruptcy remote Subsidiary of Regional that is not used for any purpose or engaging in any business activity other than: (i) entering into or otherwise facilitating a Warehouse Facility or a Securitization, (ii) acquiring, conveying and/or retaining Securitization Contracts, Warehouse Facility Contracts and/or acquiring or retaining securities issued in connection with a Warehouse Facility or a Securitization, and (iii) performing its duties and obligations (and exercising its rights) under the Warehouse Facility transaction documents or the Securitization Documents, including, without limitation, Regional Management Receivables, LLC and Regional Management Receivables II, LLC, each a Delaware limited liability company.

Specified Obligor means an obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 13.7 hereof.

Subordinated Debt shall mean all Debt of Borrowers, incurred both prior to and after the Closing Date, which at all times during the term of this Agreement is (a) subordinated to Borrowers’ Obligations hereunder pursuant to a written subordination agreement or in subordination provisions in the documents governing such Debt, the terms of which are satisfactory to Required Lenders in their Permitted Discretion as of the date of such subordination agreement or as of the date such documents governing such Debt are entered into; or (b) subordinated, in a manner reasonably satisfactory to Required Lenders as of the date such Debt is incurred, to Borrowers’ Obligations hereunder.

Subsidiary shall mean, with respect to any Person, any corporation or other entity of which such Person owns, directly or indirectly, more than 50% of the capital stock of such corporation or equity interests in such other entity having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or similar body of such corporation or entity.

Supporting Letter of Credit shall have the meaning specified in Section 2.18(i).

Swap Obligation shall mean, with respect to an obligor, its obligations under a Hedge Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Taxes shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

Total Credit Facility shall mean $638,000,000.

Unfunded Pension Liability means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Letter of Credit Subfacility shall mean the amount of the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

Unused Line Fee shall have the meaning specified in Section 2.8.

Warehouse Eligible Large Loan Contract shall mean a Contract originated after October 1, 2016 which has an original amount financed of more than $2,500 (including convenience checks (a/k/a live checks) to the extent that the original amount financed is more than $2,500), in each case, with an Annual Percentage Rate (as defined in the Truth in Lending Act (15 U.S.C. § 1601 et. seq.) and its implementing regulations) of no more than 36% per annum.

Warehouse Facility shall mean one or more lines of credit or revolving loans provided by financial institutions to a Special Purpose Subsidiary, not to exceed an aggregate principal amount of $150,000,000, which such amount may be increased from time to time with the consent of the Lenders, that are secured by Warehouse Facility Contracts, all pursuant to documents acceptable to Agent in its sole but reasonable discretion.

Warehouse Facility Agent shall mean any lender, agent, trustee, custodian, collateral agent, paying agent or other Person that is authorized to act on behalf of the owner(s) of a Warehouse Facility Contract in connection with a Warehouse Facility.

Warehouse Facility Contracts shall mean any Warehouse Eligible Large Loan Contract requested to be released from the Collateral pursuant to a Release Request so that such Contract may be used as collateral for a Warehouse Facility or Warehouse Facility Securitization, but only to the extent such Release Request is approved by Agent in writing (as evidenced by Agent’s authorization to file a UCC-3 Financing Statement with respect thereto).

Warehouse Facility Permitted Transfer shall mean the sale, transfer and/or conveyance of Warehouse Facility Contracts by one or more Borrowers either directly or indirectly to any Special Purpose Subsidiary, so long as (i) no Default or Event of Default exists or will otherwise exist after giving effect to such transfer, and (ii) such transfer is permitted pursuant to Section 8.18(b).

Warehouse Facility Permitted Securitization Transfer shall mean the sale, transfer and/or conveyance of Warehouse Facility Contracts by one or more Borrowers or Special Purpose Subsidiaries either directly or indirectly to any Special Purpose Subsidiary, so long as (i) no Default or Event of Default exists or will otherwise exist after giving effect to such transfer, (ii) such transfer is permitted pursuant to Section 8.18(c) and (iii) such Warehouse Facility Contracts are, at the time of such transfer, in a Warehouse Facility (it being understood that such Warehouse Facility Contracts may be reassigned to Regional prior to their transfer into a Warehouse Facility Securitization in order to facilitate such Warehouse Facility Securitization).

Warehouse Facility Securitization shall mean any securitization or similar transaction of Warehouse Facility Securitization Contracts, (a) pursuant to purchase and sale agreements or similar agreements (collectively with all indentures, servicing agreements, placement agency or underwriting agreements, trust agreements and other material documents and agreements executed in connection with a securitization or related thereto, the “Warehouse Facility Securitization Documents”) among Borrowers, Special Purpose Subsidiaries and other Persons under such securitization (which Warehouse Facility Securitization Documents shall not contravene any terms, covenants or provisions of this Agreement) and (b) which is subject to the Intercreditor Agreement by each applicable party in such Warehouse Facility Securitization; provided that with respect to the sale or transfer of Warehouse Facility Contracts pursuant to a Warehouse Facility Securitization, (i) the Borrowers have provided to Agent certified true copies of all related Warehouse Facility Securitization Documents, which shall be deemed to be confidential when delivered; (ii) the Borrowers have provided to Agent an opinion of Borrower’s counsel regarding the enforceability of the Intercreditor Agreement and any amendment thereto; and (iii) such Warehouse Facility Permitted Securitization Transfer shall not involve any recourse to the selling Borrower(s) or any other Borrowers or any of their Subsidiaries, other than a Special Purpose Subsidiary, for any reason other than (A) repurchases or substitutions of non-eligible receivables and related assets solely as a result of a breach by such selling Borrower(s) of a representation or warranty (provided such representation or warranty is within industry standards) with respect thereto under the Warehouse Facility Securitization Documents, (B) retention by the Sponsor or a Majority-Owned Affiliate of the Sponsor (as such terms are defined under Regulation RR) of not less than 5% of the credit risk for any asset that the Sponsor, through the issuance of an asset-backed security interest, transfers, sells or conveys to a third party in compliance with the obligations set forth under Regulation RR, as applicable, (C) liabilities and disclosure and reporting obligations under applicable federal and state securities laws, including Regulation AB, with respect to such Warehouse Facility Securitization, including, but not limited to, liabilities for customary indemnification obligations set forth under the applicable Warehouse Facility Securitization Documents, and (D) transaction obligations within industry standards and customary liabilities, including but not limited to, the payment of certain fees and expenses of the transaction parties under the applicable Warehouse Facility Securitization Documents.

Warehouse Facility Securitization Contracts shall mean Warehouse Facility Contracts that have been sold, transferred and/or conveyed pursuant to Warehouse Facility Permitted Securitization Transfers.

Warehouse Facility Securitization Documents has the meaning set forth in the definition of Warehouse Facility Securitization.

Weighted Average Life to Maturity shall mean, when applied to any Debt at any date, the number of years obtained by dividing (a) then outstanding principal amount of such Debt into (b) the sum of the total of the product obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

1.2    Interpretive Provisions.

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subparagraph, Paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)    (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)    The term “including” is not limiting and means “including without limitation.”

(iii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)    This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(f)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or the Lenders’ involvement in their preparation.

(g)    In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of any financial covenants, standards or terms in this Agreement, then, upon the request of Regional or the Agent, the Borrowers, the Lenders and the Agent shall negotiate in good faith to amend such financial covenant, standard, or term to preserve the original intent thereof in light of such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Agent, and the applicable Lenders, (A) all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred and (B) the Borrowers shall provide to the Agent and the applicable Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenant, standard, or term made before, and after giving effect to, such Accounting Change.

SECTION TWO - LOANS AND LETTERS OF CREDIT AND TERMS OF PAYMENT

2.1    Total Facility. Subject to all of the terms and conditions of this Agreement, Lenders severally agree to make available a total credit facility of up to the Total Credit Facility for Borrowers’ use from time to time during the term of this Agreement. The Total Credit Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Availability, as described in Section 2.2.

2.2    Revolving Loans.

(a)    Amounts. Subject to the satisfaction of the conditions precedent set forth in Section Six and so long as no Default or Event of Default then exists, each Lender severally, but not jointly, agrees, upon Borrowers’ request from time to time on any Business Day during the period from the date hereof to the Maturity Date, to make revolving loans (the “Revolving Loans”) to Borrowers, in amounts not to exceed (except for Bank of America with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender’s Pro Rata Share of the Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Total Credit Facility or the Availability or to be obligated to exceed such limits on any other occasion. If the sum of outstanding Revolving Loans and the aggregate amount of Pending Revolving Loans, together with all outstanding indebtedness owing by Borrowers under all outstanding Letters of Credit, exceeds the Availability, Lenders may refuse to make or otherwise restrict the making of Revolving Loans as Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).

(b)    Procedure for Borrowing.

(i)    Each Borrowing shall be made upon any Borrower’s irrevocable written notice delivered to Agent in the form of a Notice of Borrowing in the form attached hereto as Exhibit “A”, which notice must be received by Agent prior to 1:00 p.m. (New York, New York time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) no later than 1:00 p.m. (New York, New York time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

(A)    the amount of the Borrowing (which, in the case of a Borrowing of LIBOR Revolving Loans, shall be in an amount not less than $5,000,000 or in an amount that is in an integral multiple of $1,000,000 in excess thereof);

(B)    the requested Funding Date, which shall be a Business Day;

(C)    whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for Base Rate Revolving Loans); and

(D)    the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be three months.

(ii)    After giving effect to any Borrowing, there may not be more than eight (8) different Interest Periods in effect.

(iii)    With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent.

(iv)    No Borrower shall have the right to request a LIBOR Revolving Loan while an Event of Default has occurred and is continuing.

(c)    Reliance upon Authority. Prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Borrowers shall deliver to Agent a writing setting forth (i) the account of Borrowers to which Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of Borrowers, and shall provide Agent with a specimen signature of each such person. Agent shall be entitled to rely conclusively on such person’s authority to request Revolving Loans on behalf of Borrowers, the proceeds of which are to be transferred to any of the accounts specified by Borrowers pursuant to the immediately preceding sentence, until Agent receives written notice to the contrary. Agent shall have no duty to verify the identity of any individual representing himself as one of the persons authorized by Borrowers to make such requests on its behalf. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by such authorized Person shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(d)    No Liability. Agent shall not incur any liability to Borrowers as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice Agent believes in good faith to have been given by any person duly authorized by Borrowers to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to Borrowers’ deposit accounts, or transmittal to such Person as Borrowers shall direct, shall conclusively establish the obligation of Borrowers to repay such Revolving Loans as provided herein.

(e)    Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f)    Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request Bank of America to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.2(h), Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

(g)    Making of Revolving Loans.

(i)    In the event that Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), or in the case of any request by a Borrower for a Borrowing of LIBOR Revolving Loans, then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), Agent shall notify Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Revolving Loans, Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by Agent to the account of Borrowers, designated in writing by Borrowers and acceptable to Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Excess Availability on such date.

(ii)    Unless Agent receives notice from a Lender at least one Business Day prior to the date of any Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by Agent submitted to any Lender with respect to amounts owing under this section shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

(iii)    Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee or the Letter of Credit Fee, and (B) the Unused Line Fee and Letter of Credit Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

(h)    Making of Non-Ratable Loans.

(i)    In the event Agent shall elect, with the consent of Bank of America, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), Bank of America shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Bank of America pursuant to this Section 2.2(h) being referred to as a “Non-Ratable Loan” and such Revolving Loans being referred to collectively as “Non-Ratable Loans”) available to Borrowers on the Funding Date applicable thereto by transferring same day funds to an account of Borrowers, designated in writing by Borrowers and acceptable to Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). Agent shall not request Bank of America to make any Non-Ratable Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section Six will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section Six have been satisfied or the requested Borrowing would exceed the Excess Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

(ii)    The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Base Rate Revolving Loans from time to time.

(i)    Agent Advances.

(i)    Subject to the limitations set forth in the provisos contained in this Section 2.2(i)(i), Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section Six have not been satisfied, to make Base Rate Revolving Loans to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.1 (any of the advances described in this Section 2.2(i)(i) being hereinafter referred to as “Agent Advances”); provided, however, that Required Lenders may at any time revoke Agent’s authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon Agent’s receipt thereof; provided further, however, that (a) if the Pro Rata Share of the Required Lenders revoking such authorization does not exceed fifty-one percent (51%), such revocation shall become effective 120 days after Agent’s receipt thereof, or (b) if the Default or Event of Default would require consent of all Lenders to waive or amend, such authorization may be revoked by any Lender effective 120 days after Agent’s receipt thereof; and provided further, however, that no such Agent Advance shall cause the Loan (including such Agent Advance) to exceed the Total Credit Facility.

(ii)    The Agent Advances shall be repayable on demand and secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. Agent shall notify each Lender in writing of each such Agent Advance.

(j)    Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, Agent, Bank of America and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i)    Agent shall request settlement (“Settlement”) with Lenders on at least a weekly basis, or on a more frequent basis if so determined by Agent, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 p.m., noon (New York, New York time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than Bank of America in the case of Non-Ratable Loans, and Agent in the case of Agent Advances) shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to Agent, to such account of Agent as Agent may designate, not later than

3:00 p.m. (New York, New York time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Section Six have then been satisfied. Such amounts made available to Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto, Agent shall (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

(ii)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Agent, as applicable, shall pay to Bank of America or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to Agent by any Lender, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(iii)    From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(iv)    Between Settlement Dates, Agent, to the extent no Agent Advances are outstanding, may pay over to Bank of America any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Base Rate Revolving Loans, for application to Bank of America’s Base Rate Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to Section 2.2(j)(ii) above), as provided for in the previous sentence, Bank of America shall pay to Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to

Non-Ratable Loans, Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, Agent and the other Lenders.

(k)    Notation. Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to Bank of America, and the Agent Advances owing to Agent, from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(l)    Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(m)    Loans under Existing Loan Agreement. The Borrowers acknowledge and agree that as of the Closing Date immediately prior to the execution of this Agreement, (i) the outstanding principal amount of Revolving Loans under the Existing Loan Agreement equals $458,320,624.56 (as of close of business on June 19, 2017) and that such Revolving Loans are continued as Revolving Loans hereunder, and (ii) there are no Letters of Credit outstanding under the Existing Loan Agreement (as of the close of business on June 19, 2017). All Commitments (as defined in the Existing Loan Agreement) under the Existing Loan Agreement shall hereinafter be assigned or re-allocated among the Commitments hereunder, and after giving effect hereto, the percentages of the Commitments are as set forth on the signature pages of this Agreement. Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the outstanding Loans contemplated by the preceding sentence, the amount to be funded on the Closing Date by each Lender hereunder in respect of its Commitments shall be reduced by the principal amount of such Lender’s Loans under the Existing Loan Agreement outstanding on the Closing Date.

2.3    Books and Records; Monthly Statements. Each Borrower agrees that Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Agent will provide to Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 2.4 and corrections of errors discovered by Agent), unless Borrowers notify Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrowers, only the items to which exception is expressly made will be considered to be disputed by Borrowers.

2.4    Apportionment Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements (excluding, however, any such amounts relating to Bank Products) then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation (including any amounts relating to Bank Products) due to Agent or any Lender by Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrowers, or unless an Event of Default has occurred and is continuing, neither Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). Agent and Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

2.5    Interest.

(a)    Interest Rates. All outstanding Obligations (other than Bank Product Obligations) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or at LIBOR and Sections 2.5(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 2.7. Subject to the provisions of Section 2.6, any of the Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Section 2.6. If at any time Loans are outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Bank Product Obligations) shall bear interest as follows:

(i)    For all Revolving Loans and such other Obligations which are not LIBOR Revolving Loans, then at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)    For all Revolving Loans and such other Obligations which are LIBOR Revolving Loans, then at a per annum rate equal to LIBOR (but no less than 1.00%) plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date(s) thereof, as provided in the definition of “Base Rate” in Section 1.1 above. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month for the previous calendar month and on the Maturity Date and each Borrower expressly authorizes Agent to charge the Loan Account for the purpose of paying such interest as provided in Section 2.10(d).

(b)    Default Rate. If any Event of Default occurs and is continuing, then, while any such Event of Default is outstanding, all of the Obligations (other than Bank Product Obligations) shall bear interest at the Default Rate applicable thereto.

(c)    Bank Product Obligations. Notwithstanding anything to the contrary contained herein, all Bank Product Obligations shall bear interest, if any, at the applicable rate(s) set forth in such Hedge Agreements or such other agreements and documents governing the Bank Products.

2.6    Conversion and Continuation Elections.

(a)    Borrowers may, upon irrevocable written notice to Agent in accordance with Section 2.6(b):

(i)    elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or

(ii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of Borrowers to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)    Borrowers shall deliver a Notice of Conversion/Continuation in the form attached hereto as Exhibit “B”, to be received by Agent not later than 1:00 p.m. (New York, New York time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Revolving Loans and specifying: (i) the proposed Conversion/Continuation Date; (ii) the aggregate amount of Loans to be converted or renewed; (iii) the type of Loans resulting from the proposed conversion or continuation; and (iv) the duration of the requested Interest Period.

(c)    If, upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, Borrowers shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

(d)    Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)    During the existence of a Default or Event of Default, Borrowers may not elect to have a Loan converted into or continued as a LIBOR Revolving Loan.

(f)    After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect.

2.7    Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.7, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrowers shall, to the extent permitted by applicable law, pay Agent, for the account of Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to Borrowers such excess.

2.8    Unused Line Fee. Borrowers agree to pay, on the 1st day of each month (or another day designated by Agent during a calendar month) and on the Maturity Date, to Agent, for the account of Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) at the rates per annum set forth below opposite the applicable amounts under the column entitled “Average Daily Unused Amount”. Such “Average Daily Amount” shall be an amount by which the Total Credit Facility exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated on the Maturity Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by Agent shall be deemed to be credited to Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.8.

Average Daily Unused Amount	Unused Line Fee Rate
If >$225,000,000	0.50%
If ≤$225,000,000	0.375%

2.9    Payment of Revolving Loans. Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Maturity Date. Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by Borrowers prior to the expiration date of the Interest Period applicable thereto, Borrowers agree to pay to Agent for the account of Lenders the amounts described in Section 2.14. In addition, and without limiting the generality of the foregoing, Borrowers shall pay to Agent, for the account of Lenders, the amount, without duplication, by which the sum of outstanding Revolving Loans and the aggregate amount of Pending Revolving Loans exceeds the Availability with any such amount to be payable immediately without notice or demand.

2.10    Payments by Borrowers.

(a)    All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of Lenders, at Agent’s address and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York, New York time) on the date specified herein. Any payment received by Agent later than 1:00 p.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)    Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)    Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d)    All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 13.1, may, at the option of Agent, in its Permitted Discretion, subject only to the terms of this Section 2.10(d), be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by Borrowers pursuant to Section 2.2 or a deemed request as provided in this Section 2.10(d). Each Borrower hereby irrevocably authorizes Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 13.1, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2.

2.11    Taxes.

(a)    Any and all payments by Borrowers to Agent and each Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, unless otherwise required by applicable law. In addition, Borrowers shall pay all Other Taxes.

(b)    SUBJECT TO SECTION 12.9, BORROWERS AGREE TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH LENDER FOR THE FULL AMOUNT OF INDEMNIFIED TAXES (INCLUDING ANY INDEMNIFIED TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION) PAID BY AGENT OR ANY LENDER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, ADDITIONS TO TAX AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY ASSERTED. PAYMENT UNDER THIS INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS AFTER THE DATE AGENT OR SUCH LENDER MAKES WRITTEN DEMAND THEREFOR.

(c)    If Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i)    If such Taxes or Other Taxes are Indemnified Taxes and subject to Section 12.9, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section) Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)    Borrowers shall make such deductions and withholdings;

(iii)    Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)    Borrowers shall also pay to each Lender or Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d)    Within 30 days after the date of any payment by Borrowers of Indemnified Taxes, Borrowers shall furnish Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(e)    If Borrowers are required to pay additional amounts to Agent or any Lender pursuant to Section 2.11(c), if any Lender requests compensation under Section 2.13 or if any Lender gives a notice pursuant to Section 2.12, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

2.12    Illegality.

(a)    If any Lender determines that the introduction of any Requirement of Law after the Closing Date, or any change in any Requirement of Law after the Closing Date, or in the interpretation or administration of any Requirement of Law after the Closing Date, has made it unlawful, or that any central bank or other Governmental Authority after the Closing Date has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR Revolving Loans, then, on notice thereof by such Lender to Borrowers through Agent, any obligation of such Lender to make LIBOR Revolving Loans shall be suspended until such Lender notifies Agent and Borrowers that the circumstances giving rise to such determination no longer exist.

(b)    If any Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to Agent), prepay in full such LIBOR Revolving Loans of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 2.14, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolving Loan. If Borrowers are required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

2.13    Increased Costs and Reduction of Return.

(a)    If any Lender determines that, due to either (i) the introduction of or any Change in Law after the Closing Date or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for increased costs.

(b)    If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation after the Closing Date, (ii) any change in any Capital Adequacy Regulation after the Closing Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation after the Closing Date by any central bank or other Governmental Authority charged with the interpretation or administration thereof, (iv) compliance by such Lender or any corporation controlling such Lender with any Capital Adequacy Regulation, or (v) a Change in Law affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that amount of such capital is increased as a consequence of its lending commitment, loans, credits or obligations under this Agreement then, upon demand of such Lender to Borrowers through Agent, Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

2.14    Funding Losses. Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)    the failure of Borrowers to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

(b)    the failure of Borrowers to borrow, continue or convert a Loan after Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; or

(c)    the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

2.15    Inability to Determine Rates. If Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrowers do not revoke such Notice, Lenders shall make, convert or continue the Loans, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

2.16    Certificates of Lenders. Any Lender, when claiming reimbursement or compensation under this Section Two, shall deliver to Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

2.17    Survival. The agreements and obligations of Borrowers in this Section Two shall survive the payment of all other Obligations.

2.18    Letters of Credit.

(a)    Issuance. Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer shall, upon the Borrowers’ request from time to time, cause stand-by letters of credit to be issued for the Borrowers’ account (the “Letters of Credit”). The Letter of Credit Issuer will not cause to be opened any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit would exceed the Unused Letter of Credit Subfacility at such time; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrowers to Letter of Credit Issuer in connection with the opening thereof, would cause the Borrowers’ remaining Excess Availability to be less than zero at such time or would exceed the Total Credit Facility at such time; or (iii) the expiration date of the Letter of Credit would exceed the Maturity Date or be greater than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Letter of Credit Issuer pursuant to or in connection with the Letters of Credit will, at the Agent’s Permitted Discretion, be charged to the Borrowers’ Loan Account as Base Rate Revolving Loans.

(b)    Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section Six, the obligation of the Letter of Credit Issuer to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

(i)    The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and Letter of Credit Issuer; and

(ii)    As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(c)    Issuance of Letters of Credit.

(i)    Request for Issuance. The Borrowers shall give the Agent two (2) Business Days’ prior written notice of the Borrowers’ request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

(ii)    Responsibilities of the Agent; Issuance. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Borrowers pursuant to Section 2.18(c)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability and Excess Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from Borrowers in connection with the opening thereof would not exceed the Excess Availability, Agent shall, so long as the other conditions hereof and of Section Six are met, cause the requested Letter of Credit to be issued on such requested effective date of issuance.

(iii)    Notice of Issuance. On each Settlement Date, Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

(iv)    No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless (A) the requirements of this Section 2.18 are met as though a new Letter of Credit were being requested and issued, and (B) the Agent consents to such extension or amendment, which it may withhold in its sole and absolute discretion.

(d)    Payments Pursuant to Letters of Credit.

(i)    Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit (or the Agent, for the account of such issuer) the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against such issuer or any other Person.

(ii)    Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the

Borrowers shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.18(d)(i), such drawing shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

(e)    Participations.

(i)    Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.18(c), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii)    Sharing of Reimbursement Obligation Payments. Whenever Agent receives a payment from Borrowers on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to Section 2.18(d)(ii), Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from Borrowers in Dollars. Each such payment shall be made by Agent on the Business Day on which Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 3:00 p.m. (New York, New York time) on such Business Day and otherwise on the next succeeding Business Day.

(iii)    Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv)    Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of Borrower for whose account the Letter of Credit was issued to make payments to Agent, for the account of Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

(1)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2)    the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(3)    any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5)    the occurrence of any Default or Event of Default; or

(6)    the failure of Borrowers to satisfy the applicable conditions precedent set forth in Section Six.

(f)    Recovery or Avoidance of Payments. In the event any payment by or on behalf of Borrowers received by Agent with respect to any Letter of Credit and distributed by Agent to Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

(g)    Compensation for Letters of Credit. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 2.19.

(h)    Indemnification; Exoneration; Power of Attorney.

(i)    INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS SECTION 2.18, THE BORROWERS HEREBY AGREE TO PROTECT, INDEMNIFY, PAY AND SAVE THE LENDERS AND THE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING ANY REASONABLE ATTORNEYS’ FEES) WHICH ANY LENDER OR THE AGENT MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OR THE PROVISION OF ANY CREDIT SUPPORT OR ENHANCEMENT IN CONNECTION THEREWITH UNLESS RESULTING FROM SUCH LENDER’S OR THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENT IN THIS SECTION 2.18(H)(I) SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

(ii)    Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks (except the risk of gross negligence or willful misconduct by any Lender or the Agent) of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent, when acting in good faith and without gross negligence or willful misconduct, shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Agent or the Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or power of the Agent or any Lender under this Section 2.18.

(iii)    Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of its obligations hereunder to any such Person.

(iv)    Indemnification by Lenders. Lenders agree to indemnify each Letter of Credit Issuer (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrowers to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by Borrowers. The agreement contained in this section shall survive payment in full of all Obligations.

(v)    Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(i)    Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.18 and any other provision of this Agreement, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion, shall specify, either (A) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit or credit support, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent and any fees and expenses associated with such Letter of Credit or credit support. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such credit support remaining outstanding.

2.19    Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to three percent (3.00%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrowers’ account at the Borrowers’ request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to such issuer. The Letter of Credit Fee shall be payable monthly in arrears on the fifteenth day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Maturity Date. The Letter of Credit Fee shall be payable when a Letter of Credit is issued, renewed, extended, or amended, as appropriate for the period of time during which the Letter of Credit will be outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Letter of Credit Fee shall be increased to five percent (5.00%) per annum.

2.20    Bank Products. Borrowers may request and Bank of America may, in its sole and absolute discretion, arrange for Borrowers to obtain, from Bank of America, Bank of America’s Affiliates or the other Lenders, Bank Products although Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of Bank of America or an Affiliate of a Lender, Borrowers agree to indemnify and hold Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by Bank of America or any of the Lenders which arise from the indemnity given by Bank of America to its Affiliates or a Lender to its Affiliates related to such Bank Products except for costs or obligations resulting from the gross negligence or willful misconduct of Bank of America or any of the Lenders. The agreement contained in this section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America, Bank of America’s Affiliates or any other Lender (a) is in the sole and absolute discretion of Bank of America, Bank of America’s Affiliates, or other Lender, as applicable and (b) is subject to all rules and regulations of Bank of America, Bank of America’s Affiliates or such other Lender, as applicable.

2.21    Loan Administration.

(a)    Borrower Agent. Each Borrower hereby designates Regional as its representative and agent for all purposes under the Loan Documents (“Borrower Agent”), including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Bank or any Lender, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect compliance with covenants), and all other dealings with Agent, Bank or any Lender. Borrower Agent, Agent and the Lenders hereby accept such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication, with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any and all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

(b)    One Obligation. The Loans, Letter of Credit obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

2.22    Requested Increases to Commitments. Provided that no Default or Event of Default exists, at any time prior to ninety (90) days before the Maturity Date, Borrower Agent may request from time to time in writing to the Agent that the Commitments be increased, by an amount not less than $25,000,000 or higher integral multiple of $25,000,000, in any event, not to exceed $700,000,000 (total commitments), or an aggregate amount that is equal to an amount which would increase the Commitments to $700,000,000 (total commitments), according to the following procedures:

(a)    The Borrowers shall offer the existing Lenders the opportunity to participate in any such increased amount of the Commitments (such increased amount being referred to as the “Commitment Increase Amount”) in accordance with each Lender’s Pro Rata Share (each participating Lender being referred to as an “Increasing Lender”). The existing Lenders shall be under no obligation to participate in any such Commitment Increase Amount and any agreement by any Lender to so participate will be in the sole discretion of such Lender.

(b)    If any Lender declines to commit to its Pro Rata Share of any such Commitment Increase Amount (such declined portion of the Commitment Increase Amount being referred to as a “Declined Share”), then the Agent may join a new Lender (or Lenders) to this Agreement (each such Lender, an “Augmenting Lender”), who shall be acceptable to the Borrowers, or permit an existing Lender which has already agreed to commit to its Pro Rata Share of any such Commitment Increase Amount, to commit to the Declined Share. If an Augmenting Lender (or Lenders) commits to the Declined Share, it (or they) shall join this Agreement pursuant to a bank joinder and assumption agreement in form and substance reasonably satisfactory to the Agent and the Borrowers, setting forth the Commitment of such Augmenting Lender (or Lenders), pursuant to which such Augmenting Lender (or Lenders) will become party hereto as of the effective date thereof.

(c)    On the effective date of any increase in the Commitment(s) as contemplated by this Section 2.22 (i) each Increasing Lender and Augmenting Lender shall make available to the Agent, for the benefit of the other Lenders, such amounts in immediately available funds as the Agent shall determine as being required in order to cause, after giving effect to such increase and the use of such to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans (after giving effect to the increase in the Commitment(s) occasioned by the addition of the Increasing Lender(s) or Augmenting Lender(s), or both, as the case may be) and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitment(s) (with such reborrowing to consist of Revolving Loans subject to the same interest rate options provided herein, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers in accordance with the requirements of this Agreement). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each LIBOR Revolving Loan shall be subject to indemnification by each Borrower pursuant to the provisions of Section 2.14 if the deemed payment occurs other than on the last day of the related Interest Periods. Upon the request of the Agent, each Borrower shall execute and deliver to Agent for the benefit of the Lenders any and all Notes and other documents, instruments, and agreements necessary or advisable in the reasonable judgment of the Agent to evidence or document the increase in the Commitment(s), including any amendments hereto, and each of the Lenders hereby provides its consent hereto and thereto and each Lender hereby authorizes the Agent to execute any such documents, instruments, and agreements consistent with the terms of this Section 2.22 on its behalf without the necessity of any further consent of any Lender. In consideration of each increase in the Commitment(s according to this Section 2.22 and as a condition thereto, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders who have funded the Commitment Increase Amount, an upfront commitment increase fee in an amount to be determined by Agent, payable on the effective date of each increase in the Commitment(s). Such fee shall be fully due and non-refundable when paid.

SECTION THREE - TERM

3.1    Term of Agreement and Loan Repayment. This Agreement shall have a term commencing on the date this Agreement becomes effective, and ending on June 20, 2020, or such earlier date by acceleration or otherwise (“Maturity Date”). The Loans shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Agent, for the account of Lenders, by a wire transfer of immediately available funds. Borrowers may terminate this Agreement prior to the Maturity Date by: (a) giving Agent and Lenders at least thirty (30) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination (other than indemnification and other contingent obligations for which no amount is due and owing and for which no claim has been made); (c) paying to Agent, for the account of the Lenders, an early termination fee equal to (i) one percent (1.00%) of the Total Credit Facility in the event the effective date of termination occurs at any time on or prior to June 20, 2018, and (ii) one-half of one percent (0.50%) of the Total Credit Facility in the event the effective date of termination occurs at any time after June 20, 2018 and prior to the Maturity Date; and (d) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 2.14. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) immediately accelerate the Maturity Date and terminate further performance under this Agreement without notice or demand; it being agreed that the prepayment penalties in the preceding sentence shall apply if the Agent accelerates the Maturity Date. For the avoidance of doubt, the amendment and restatement of the Existing Agreement shall not constitute a termination of the Existing Agreement for purposes of Section 3.1 thereof.

3.2    Termination of Security Interests. Notwithstanding termination of this Agreement, until all Obligations have been fully repaid (other than indemnification and other contingent obligations for which no amount is due and owing and for which no claim has been made), Agent, for the account of Lenders, shall retain a security interest in all Collateral existing and thereafter arising and Borrowers shall continue to assign to Agent, for the account of Lenders, all Contracts and security therefor and shall continue to immediately turn over to Agent, in kind, all collections received respecting the Contracts. After termination, and when Agent has received payment in full of all Obligations (other than indemnification and other contingent obligations for which no amount is due and owing and for which no claim has been made), for the account of the Lenders, the security interest created hereby shall terminate and all right to the Collateral shall revert to the Borrowers and Agent shall promptly execute such evidence of termination of all security agreements and release of the security interests given by Borrowers to Agent as Borrower may reasonably request.

SECTION FOUR - SECURITY INTEREST IN COLLATERAL

4.1    Creation of Security Interest in Collateral. Each Borrower hereby irrevocably and unconditionally grants, transfers, pledges, assigns, hypothecates, sets over and conveys to Agent, for the benefit of Agent and Lenders, a first-priority continuing Lien and security interest in all of its right, title, and interest in, to and under all of the Collateral (except with respect to subsection (c) of the definition of Collateral to the extent that granting occurs pursuant to another security agreement or similar document), whether presently existing or hereafter acquired or arising, in order to secure prompt payment and performance by each Borrower of all its Obligations (other than subsection (c) of the definition of Collateral which granting shall be governed by such other applicable security document). Agent’s title and security interest in the Collateral shall attach to all the Collateral without further act by Agent or Borrowers. In the event any Collateral, including proceeds, is evidenced by or consists of Instruments, Borrowers shall, upon the request of Agent, endorse, assign, and deliver to Agent such Instruments.

With respect to Collateral that consists of Facility Accounts (as defined in the Intercreditor Agreement), Regional (as agent for the Borrowers and the Securitization Borrower (as defined in the Intercreditor Agreement), as well as any borrower under a Warehouse Facility or issuer under a future Securitization), pursuant to the Security Agreement and, if required, any security agreement executed in connection with a Warehouse Facility or future Securitization, will grant a security interest in such Facility Accounts to Collateral Agent. The rights and remedies of the Collateral Agent, the Agent, the Existing Term Loan Transaction Administrative Agent and any other party thereto shall be governed by the provisions of the Intercreditor Agreement. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting obligor.

4.2    Borrower’s Representations and Warranties Regarding Collateral. Each Borrower represents and warrants to Agent and Lenders that so long as such Borrower is obligated to Agent and Lenders, that:

(a)    the Collateral shall be owned solely by such Borrower, and no other Person, other than Agent and Lenders (and Collateral Agent as to the Facility Accounts (as defined in the Intercreditor Agreement)), has or will have any right, title, interest, claim or lien therein except for Permitted Liens;

(b)    except as specifically consented to in writing by Agent, such Borrower shall not within any one calendar year grant more than two extensions of time for the payment, and shall not compromise for less than the full face value, or release in whole or in part any Person liable for the payment of, or allow any credit whatsoever against, any portion of the Collateral, except for the amount of cash to be paid upon any such Collateral or any instrument or document representing such Collateral, and that the Collateral, including any monies resulting from the lease, rental, sale or other disposition thereof, shall remain free and clear of any liens, excepting for liens hereby granted to Agent and Lenders and Permitted Liens; provided, however, that Borrower may grant Contract Debtors discounts, credits and allowances given in the ordinary course of business and in compliance with its credit guidelines (in accordance with Section 7.15 hereof) during any period when no Event of Default exists hereunder, up to an aggregate amount of $250,000 per calendar year.

(c)    Such Borrower shall pay and discharge, when due, all taxes, levies, assessments and other charges upon the Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof; and

(d)    Only Contracts and Security Documents in a form approved by Agent shall be used by such Borrower for all transactions which may now exist and which may exist in the future; provided, however, if Agent (or its counsel) shall have received and approved the opinions of counsel required by Section 5.3 with respect to an applicable form of Contracts and/or Security Documents, no additional approval shall be required from Agent unless agent revokes such approval (which revocation must be reasonable based on a change of law or otherwise) by sending a notice to Borrower in writing by Agent. No Borrower shall materially vary the terms of such form of Contracts and Security Documents without Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or in conflict with any applicable laws. For the avoidance of doubt, no Borrower may rely on any approval by Agent in determining the sufficiency of any Contract or compliance with applicable laws with respect to any Contract in any jurisdiction and nothing in this Section 4.2(d) shall be construed as giving any Borrower the ability to rely on any such Agent approval.

4.3    Financing Statements. Each Borrower agrees, at its own expense, to execute financing statements, continuation statements, and assignments of financing statements provided for by the Code, together with any and all other instruments or documents and to take such other action, including delivery, as may be required to perfect or maintain Agent’s security interest in the Collateral, and to execute and record an assignment of any deed of trust or mortgage naming such Borrower as the beneficiary and a Contract Debtor (or any Guarantor) as trustor. Each Borrower hereby (i) authorizes Agent and Agent’s designee to execute and file or record, or file or record without signature as the case may be where permitted by law, at any time any such financing statements, continuation statements, and assignments and amendments thereto on such Borrower’s behalf and (ii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements and assignments and amendments thereto, prior to the date hereof.

4.4    Location of Collateral. Each Borrower represents and warrants that except for Collateral which has been delivered to Agent under the terms hereof (and In-Transit Collateral): (a) Schedule 4.4 is a correct and complete list of the locations of all of books and records concerning the Collateral, the locations of the Collateral, and the locations of all such Borrower’s places of business as of the Closing Date, except to the extent that newly acquired Collateral is in transit in the ordinary course of business to any such locations; and (b) the Collateral shall remain at all times in the possession of such Borrower. Each Borrower covenants and agrees that, except for Collateral in the possession of Agent (and In-Transit Collateral), it will not maintain the Collateral at any location other than those listed in Schedule 4.4, and will not otherwise change or add to those locations, unless such Borrower promptly executes and delivers to Agent any and all financing statements and other documents customarily required by Agent in such circumstance and, not less frequently than each calendar quarter, such Borrower delivers to Agent an update to Schedule 4.4; provided, however, that Agent may require, from time to time, more frequent updates to such Schedule 4.4 in its Permitted Discretion. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, each Borrower shall upon Agent’s request immediately deliver to Agent all Contracts and related Security Documents then existing and thereafter arising. With respect to convenience check (a/k/a live checks) stored electronically pursuant to the then current market practices and for which there is no originally executed documentation available (again, pursuant to the then current market practices), such Collateral shall be stored on an electronic system maintained by or on behalf of Borrower, which system must be at all times accessible by, and acceptable to, each of the Lenders. Borrower shall comply with any further requirements that any Lender may, from time to time, reasonably require in connection with the perfection of the Lenders’ security interest in any Collateral stored electronically.

4.5    Protection of Collateral; Reimbursement. Each Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

If any Borrower fails promptly to pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge any Borrower’s account under this Agreement therefor, and each Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the rate of interest then in effect under the Notes. All sums so paid or incurred by Agent for any of the foregoing and any and all sums for which Borrowers may become liable under this Agreement and all reasonable costs and expenses (including Agent’s Expenses) which Agent may incur in enforcing or protecting its lien or rights and interest in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties hereto or in respect of any of the transactions occurring thereunder until paid by Borrowers to Agent with interest at the rate of interest then in effect under the Notes, shall be considered as additional indebtedness owing by Borrowers to Agent under this Agreement and, as such, shall be secured by all the Collateral. Except for Agent or Lenders’ gross negligence or willful misconduct, Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any carrier, forwarding agency, or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

4.6    Release of Collateral. Notwithstanding any other provision of this Agreement to the contrary, upon Borrower’s request, Agent shall release its security interest in any Contract(s) and the Security Documents related thereto, including the items set forth in clauses (a) through (e) of the definition of “Collateral” specifically with respect to such Contract(s), included in the Collateral so long as (a) Borrower obtains Agent’s prior written consent to such release, which consent shall not be unreasonably withheld, conditioned or delayed; (b) no Default or Event of Default exists at the time such Contract(s) is to be released; (c) Borrower has entered into a written contract for the sale of such Contract(s) and has delivered to Agent a fully executed copy of such written contract; (d) if the Borrowers have no Excess Availability after giving effect to the sale, either (i) Borrower pledges to Agent additional Collateral equivalent to such Contract(s) being released, or (ii) Borrower reduces the outstanding, unpaid principal balance of the Notes through payment in an amount equal to the sale price of such Contract(s) being released in the form of cash or the wire transfer of immediately available funds; and (e) immediately following the pledging of additional Collateral or payment of the Notes, a Default or Event of Default does not exist under this Agreement. Upon satisfaction of all of the foregoing conditions, Agent shall release its security interest in such Contract(s) and within a reasonable period of time, return the original such Contract(s) and original Security Documents in its possession, if any, being released. Any distribution of interest or principal, or loss of the Collateral or any of the Property secured thereby, shall not release any Borrower from any of the Obligations.

4.7    Assigned Purchase Agreements. Borrowers shall perform all of its obligations under each of the Assigned Purchase Agreements, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided that Borrowers shall not take any action or fail to take any action with respect to its Assigned Purchase Agreements that would cause the termination of an Assigned Purchase Agreement

(unless such action or failure to take such action was in the exercise of Borrowers’ business judgment). Upon and during the continuance of an Event of Default, Borrowers shall remit directly to the Agent for application to the Obligations in such order as the Agent shall determine, all amounts received by Borrowers pursuant to its Assigned Purchase Agreements. Upon and during the continuance of an Event of Default, if any Borrowers shall fail to pursue diligently any right under an Assigned Purchase Agreements, the Agent may directly enforce such right in the Lenders’ or a Borrower’s name and may enter into such settlements or other agreements with respect thereto as the Agent shall determine. Upon and during the continuance of an Event of Default, the Agent, in its own name or in the name of Borrower(s), may bring suit, proceeding, or action under any Assigned Purchase Agreement for any sum owing thereunder or to enforce any provision thereof. All obligations of Borrowers under any Assigned Purchase Agreement shall be and remain enforceable only against Borrowers and shall not be enforceable against the Agent or Lenders. Notwithstanding any provision hereof to the contrary, Borrowers shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Purchase Agreements, and the Agent’s or Lenders’ exercise of any of their respective rights with respect to the Collateral shall not release a Borrower from any of such duties and obligations. Lenders shall not be obligated to perform or fulfill a Borrower’s duties or obligations under its Assigned Purchase Agreements or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

SECTION FIVE - RECORDS AND SERVICING OF CONTRACTS

5.1    Records of Contracts. Each Borrower shall keep or will cause to be kept in a safe place, at its chief executive office and other locations set forth on Schedule 4.4 or otherwise agreed to by Agent, proper and accurate books and records pertaining to the Contracts and the other Collateral.

5.2    Servicing of Contracts. At no expense to Agent or any Lender, each Borrower shall diligently and faithfully perform the following services relating to the Contracts and the other Collateral:

(a)    Borrowers shall collect all payments and other proceeds of the Contracts and other Collateral and, while any portion of the Loan is unpaid, Borrowers shall, after the establishment of those certain collection accounts (each a “Collection Account”; and collectively, the “Collection Accounts”) pursuant to the Collection Account Agreements, within three (3) Business Days after receipt thereof, deposit all cash proceeds of the Collateral (including, for example, all regular monthly payments received in connection with the Contracts) into the Collection Accounts. Upon the occurrence of an Event of Default under this Agreement or the occurrence of a Dominion Period or Report Failure Period (each as defined in the Intercreditor Agreement), then upon written notice from Agent to the Borrowers, and at all times thereafter any Borrower’s right to withdraw any funds from the Collection Accounts shall immediately terminate and only Agent shall thereafter have a right to withdraw any funds from the Collection Accounts. Agent shall reinstate such Borrower’s right to withdraw funds from the Collection Accounts if no Event of Default is in effect for a 90 day period. Borrowers shall provide Agent monthly or more frequently as requested by Agent with written notification of any Contract under which any scheduled payment thereunder is 30 days or more past due.

(b)    Borrowers shall perform customary insurance follow-up with respect to each policy of insurance covering the Property which is subject to Contracts and Security Documents included in the Collateral.

(c)    Except as permitted under Section 4.2(b), above, Borrowers shall not waive or vary the terms of any Contract in a way that would be adverse to Agent’s interest, and shall not forbear or grant any material indulgence to any Contract Debtor, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)    Upon the occurrence of an Event of Default, then upon written notice from Agent, all rights of Borrowers to collect any payments due under the Contracts and the Collateral and all rights of Borrowers to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.2(a), above, shall immediately terminate. Borrowers, at Agent’s request, shall direct all Contract Debtors to make all payments due under the Contracts and the Collateral directly to Agent or to a bank account designated by Agent, and Borrowers shall otherwise cooperate with Agent in that regard. All payments received by Borrowers contrary to this Section 5.2(d) shall be received in trust for the exclusive right of Agent, shall be segregated from other funds of Borrowers, and shall forthwith be delivered to Agent. Agent shall reinstate Borrowers’ rights to collect payments and to exercise its consensual rights if no Event of Default is in effect for a 90-day period.

(e)    Monthly Reports and Additional Reports Re Collateral. Borrowers agree to deliver to Agent (i) within 20 days after the end of each calendar month during the term of this Agreement, a Collateral and Loan Status Report (the “Borrowing Base Certificate”) and a Monthly Report of Delinquent Accounts in forms provided by Agent (or in such other form approved by Agent), containing the information requested therein, (ii) within 20 days after the end of each calendar month during the term of this Agreement, month-end trial balances for Regional and each of its Subsidiaries (listing all active accounts in the form of a monthly electronic portfolio data report) from each Warehouse Facility and each Warehouse Facility Securitization, in form and content reasonably satisfactory to Agent and (iii) any other reports regarding the Collateral as Agent may reasonably request at any time and from time to time; provided, however, that upon and during the continuance of an Event of Default, Lender may require that Borrowers provide daily or weekly Collateral and Loan Status Reports.

(f)    Verification. Agent may, from time to time, verify directly with Contract Debtors the validity, amount, and any other matters relating to the Contracts and the other Collateral by means of mail, telephone, or otherwise, either in the name of Borrowers or Agent or such other name as Agent may choose.

(g)    Intercreditor Agreement. To the extent that the provisions of the Intercreditor Agreement conflict with the provisions of this Section 5.2, the provisions of the Intercreditor Agreement shall control.

5.3    Opinions Regarding Form Contracts. The Borrowers shall use best efforts to deliver to the Agent opinions of counsel, satisfactory to the Agent in its reasonable discretion, with respect to the compliance with applicable law of each form of contract used by any Borrower with respect to its Contracts; provided, however, that (i) an opinion of counsel shall not be required (A) if such opinion of counsel is no longer available to be provided (due to a change in the legal industry standard) for any such form of contract, and (B) if such form of contract, as determined by the Agent in its sole discretion, continues to comply with all other conditions of an Eligible Contract in this Agreement and (ii) the Borrower shall not be required to deliver opinions of counsel with respect to indirect automobile and retail lending forms of contract prepared by Wolters Kluwer, Bankers Systems, or The Reynolds and Reynolds Company, or such other company at the discretion of the Agent. At the time of the delivery of each monthly Borrowing Base Certificate, the Borrowers shall provide to the Agent an analysis (the “Opinions Analysis”), itemized by state, of all outstanding Contracts originated on forms of contract for which an opinion of counsel is required but has not been provided. Subject to the proviso in clause (i) hereof, if the aggregate Net Balance of such Contracts in a particular state on any given date exceeds 25% (the “Ineligibility Threshold”) of the aggregate Net Balance of all outstanding Contracts (excluding indirect automobile and retail lending Contracts) for such state, the Agent shall have the option (but not the obligation), upon sixty (60) days’ prior written notice to the Borrowers, to declare as immediately ineligible such Contracts originated on forms of contract for which an opinion of counsel is required but has not been provided until either (y) opinions of counsel, satisfactory to the Agent in its reasonable discretion, are delivered to the Agent with respect to forms of contract on which such Contracts are written, or (z) the aggregate Net Balance of such Contracts as a percentage of all Contracts outstanding (excluding indirect automobile and retail lending Contracts) for such state falls below the Ineligibility Threshold. It is further agreed that the Ineligibility Threshold shall decrease to 15% on September 30, 2017 and to 10% on December 31, 2017, and the Borrowers obligation to deliver the Opinions Analysis shall cease following December 31, 2017 when no group of Contracts exceeds the Ineligibility Threshold. The Agent expressly reserves all other rights to determine whether any Contract is an Eligible Contract, but for the avoidance of doubt, no Borrower may rely on any approval by Agent in determining the sufficiency of any Contract or compliance with applicable laws with respect to any Contract in any jurisdiction and nothing in this Section 5.3 shall be construed as giving any Borrower the ability to rely on any such Agent approval.

SECTION SIX - CONDITIONS PRECEDENT TO ADVANCES

6.1    Conditions Precedent to Initial Loans. The following are conditions precedent to each Lender’s obligation to make any initial Advance required under this Agreement or to Agent’s obligations to cause a Letter of Credit to be issued under this Agreement on the Closing Date:

(a)    Opinions of Counsel. In connection with the effectiveness of this Agreement, Agent and Lenders shall have received such opinions of counsel as Agent or any Lender shall reasonably request, all in scope and substance reasonably satisfactory to Agent and Lenders.

(b)    Warranties and Representations True as of Closing Date. The warranties and representations contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date.

(c)    Compliance with this Agreement. Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by Borrowers before or on the Closing Date.

(d)    First Lien on Collateral. Except for Excluded Property, Agent shall have a perfected first and only Lien (except for Permitted Liens), in all of the Contracts and other Collateral and in the documents underlying or securing each of the Contracts. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting obligor.

(e)    Guaranties. The Guaranties shall have been executed and delivered by each Guarantor and shall be in full force and effect.

(f)    Uniform Commercial Code Financing Statements and Assignments of Contracts. All filings of Code financing statements, assignments of the Contracts and all other filings, recordings and action necessary to perfect Agent’s Liens granted under this Agreement shall have been filed or recorded and confirmation thereof shall have been received by Agent.

(g)    Proceedings Satisfactory. All proceedings taken in connection with the execution of this Agreement shall be satisfactory to Agent and Lenders and their respective counsel.

(h)    Payment of Expenses, Charges, Etc. Agent shall have the right to pay out of the proceeds of any Advance to be made by Lenders hereunder all sums which are due from Borrowers to Agent or any Lender pursuant to the terms of this Agreement and for which the Borrowers have received an invoice at least one (1) Business Day prior to the Closing Date.

(i)    Fee Letters. Agent shall have received all fees due under the Fee Letters.

6.2    Conditions to all Advances and Letters of Credit. Agent, Letter of Credit Issuer and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)    No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)    The representations and warranties of each Borrower and Guarantor in the Loan Documents shall be true and correct in all material respects (or in all respects for such representations and warranties that provide for a materiality qualifier therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)    All conditions precedent in any other Loan Document shall be satisfied or waived in accordance with the terms thereof;

(d)    No event shall have occurred or circumstance exist that has or could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole;

(e)    With respect to issuance of a Letter of Credit, the other conditions in Section 2.18(b) shall have been satisfied; and

(f)    no Level Two Regulatory Event shall have occurred or be continuing, or exist after giving effect to the requested Advance on such date.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems reasonably appropriate in connection therewith.

SECTION SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1    Representations and Warranties Reaffirmed. Each Borrower represents and warrants by this Agreement, by submission of each assignment of Collateral, and with each Advance request, the following matters. Each warranty and representation shall be deemed to be automatically repeated with each Advance and shall be true and correct in all material respects on the date of submission of such assignment of Collateral or making of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and such warranties and representations shall be conclusively presumed to have been relied upon by Agent and each Lender regardless of any information possessed or any investigation made by Agent or any Lender. The warranties and representations shall be cumulative and in addition to all other warranties, representations, and agreements which Borrower shall give or cause to be given to Agent or any Lender, either now or hereafter.

7.2    Warranties and Representations Regarding Contracts. With respect to the Contracts included in the Collateral:

(a)    To the knowledge of Borrowers after due inquiry, each Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with the terms of the Contract except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers do not know of any fact which impairs or will impair the validity of any such Contract.

(b)    Each Contract and related Security Documents are free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counterclaim or setoff except to the extent that such claims could not, individually or in the aggregate, reasonably be expected to materially adversely affect the business or condition (financial or otherwise) of Borrowers.

(c)    Except for Permitted Liens, each Contract is free of any prior assignment (except for assignments to a Borrower), superior security interest, lien, claim, or encumbrance in favor of any Person other than Agent.

(d)    Each Contract correctly sets forth the loan terms between such Borrower and the Contract Debtor, including the interest rate applicable thereto.

(e)    To the knowledge of Borrowers, the Security Documents correctly set forth the legal description of any subject real property and reasonably describe the subject personal property collateral.

(f)    To the knowledge of Borrowers, the signatures of all Contract Debtors are genuine and each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof.

7.3    Warranties and Representations Regarding Collateral Generally. With respect to all Collateral, including the Contracts:

(a)    All state and federal laws have been complied with by the Borrowers in conjunction with the Collateral, except such non-compliance that could not have a material adverse effect on the value, enforceability or collectability of the Collateral.

(b)    At the time of the assignment of any Collateral by any Borrower, such Borrower has good and valid title to, and full right and authority to pledge and collaterally assign, the same.

(c)    The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent and when all proper filings, recordings and other actions necessary to perfect such Liens have been made or taken such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for Permitted Liens) securing all the Obligations, and enforceable against each Borrower granting such lien and all third parties.

7.4    Solvent Financial Condition. Immediately prior to each Advance, the present aggregate fair salable value of the respective assets of Borrowers (and, for the avoidance of doubt, excluding any Special Purpose Subsidiary) and any Guarantors are greater than the amount required to pay their respective liabilities, and each is able to pay its debts as they mature.

7.5    Organization and Authority. Each Borrower (i) is a limited liability company or corporation, duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (ii) has all requisite corporate or limited liability company power to carry on its business as now conducted; and (iii) is duly qualified and is authorized to do business as a foreign limited liability company or foreign corporation and is in good standing as an entity in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be qualified, authorized to do business as a foreign limited liability company or foreign corporation or in good standing could not reasonably be expected to have a material adverse effect on such Borrower’s business.

7.6    Financial Statements. Except as set forth on Schedule 7.6, the audited consolidated financial statements of Regional (excluding a Special Purpose Subsidiary) for the fiscal year ending December 31, 2016, are true and correct and have been prepared in accordance with GAAP, consistently applied (except for changes in application in which Borrowers’ accountants concur) and present fairly in all material respects the financial position of Regional and its Subsidiaries as of such dates and the results of their operations for such periods. Since the date of the most recent financial statements delivered pursuant to this Agreement, there has been no material adverse change in the condition, financial or otherwise, of any Borrower and any Guarantor.

7.7    Full Disclosure. The financial statements referred to in Section 7.6 above, this Agreement, and any written statement furnished by Borrowers to Agent or any Lender (copies of which have been previously delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances under which it was made; provided, that with respect to any projections and pro forma financial information contained in the materials referenced above, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made in light of the circumstances when made, it being recognized by Agent and Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period covered by such financial information may differ from the projected results as set forth therein by a material amount.

7.8    Pending Litigation. There are no proceedings pending, or to the knowledge of any Borrower threatened, against or affecting any Borrower or any Guarantor in any court or before any Governmental Authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the business or condition (financial or otherwise) of Borrower or any Guarantor to perform any of its Obligations. Neither any Borrower nor any Guarantor is in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal. Borrowers shall notify the Agent within three (3) Business Days of receipt by any Borrower of notice of any such proceedings or threatened proceedings that arise after the date hereof; provided, that no such notice shall be deemed satisfaction of the representations and/or warranties made in this Section 7.8.

7.9    Titles to Properties. Each Borrower has good and marketable title to the property (including all of the Collateral) it purports to own, free from Liens except for Permitted Liens and as set forth on Schedule 7.9.

7.10    Licenses. Except as set forth on Schedule 7.10, each Borrower has all licenses, permits, and franchises necessary for the conduct of its business which violation or failure to obtain would materially and adversely affect its business or condition (financial or otherwise).

7.11    Transaction is Legal and Authorized; Restrictive Agreements. The execution and delivery of this Agreement and related documents by Borrowers, the grant of the liens to Agent in respect of the Collateral by Borrowers, and compliance by Borrowers with all of the provisions of this Agreement are valid, legal, binding and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability) and will not conflict with or result in any breach of any of the provisions of any bylaws, charter or instrument to which any Borrower is a party. None of the Borrowers are party to any agreement, and none are subject to any corporate restriction, which adversely affects their ability to execute, deliver, and perform the Loan Documents to which they are a party and repay the Obligations owing by it.

7.12    Taxes. All tax returns required to be filed by any Borrowers and any Guarantor in any jurisdiction have been filed when due (after giving effect to any extensions permitted by applicable law and regulations), and all taxes, assessments, and other governmental charges upon Borrowers, or upon any of its properties, income or franchises, which are due and payable, have been paid when due, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof. The provisions for reserves for taxes on the books of Borrowers are adequate in all material respects for all unaudited Fiscal Years, and for its current fiscal period.

7.13    Compliance with Law. Except as set forth on Schedule 7.13, each Borrower: (a) is not in violation of any laws, ordinances, or governmental rules or regulations to which it or its business is subject, the violation of which would materially and adversely affect the business or condition (financial or otherwise) of the Borrowers, and (b) has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts which would materially and adversely affect the business or condition (financial or otherwise) of the Borrowers. Except as set forth on Schedule 7.13, each Borrower has fully complied with all applicable federal statutes and all rules and regulations promulgated thereunder and with all provisions of law of each state whose laws, rules, and regulations relate to the Contracts, except to the extent that such non-compliance would not materially and adversely affect the business or condition (financial or otherwise) of the Borrowers.

7.14    Borrowers’ Office and Names. As of the Closing Date, each Borrower’s chief executive office is located at the address stated on page one of this Agreement, and each Borrower covenants and agrees that it will not, without prior written notification to Agent, relocate said chief executive office. As of the Closing Date, the exact legal name of each Borrower is as set forth on the signature page of this Agreement and no Borrower has, during the five years immediately prior to the date of this Agreement, been known by or used any other legal name.

7.15    Credit Guidelines. Each Borrower represents and warrants that it shall not make any material changes in its credit guidelines (a copy of which has been previously furnished by Borrowers to Agent and Lenders) without Agent’s prior written consent which Agent may withhold in its Permitted Discretion. Borrowers’ credit guidelines shall state in reasonable detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors with regard to the Contracts originated by Borrowers and/or originated by third parties, as appropriate.

7.16    Subsidiaries. As of the Closing Date, Schedule 7.16 is a correct and complete list of the names and relationship to each Borrower of each and all of the Borrowers’ Subsidiaries and such Schedule sets forth each Borrower’s direct and indirect equity interest in each Subsidiary. As of the Closing Date, the outstanding shares of each such Subsidiary owned directly or indirectly by each Borrower are duly authorized, validly issued, fully paid and nonassessable.

7.17    No Default. Neither the Borrowers nor any of their Subsidiaries are in default with respect to any note, loan agreement, mortgage, lease, or other material agreement to which such Borrower or any such Subsidiary is a party or by which it is bound, which default would have a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.

7.18    Use of Proceeds. None of the transactions contemplated in this Agreement (including the use of the proceeds of the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Federal Reserve Board. No Borrower owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation U. None of the proceeds of the loans will be used, directly or indirectly, by any Borrower or any of its Subsidiaries to purchase or carry any ‘security” within the meaning of the Securities Exchange Act of 1934, as amended.

7.19    Bank Accounts. Schedule 7.19 sets forth, as of the Closing Date (and as of the end of each calendar quarter when updated pursuant to Section 8.16 hereof), a complete and accurate list of (i) the name of each Person with which each Borrower or any of its Subsidiaries has a deposit account, cash management account, safekeeping or custodial account, lock box, vault and deposit box; and (ii) the purpose of each such account, box or vault. Other than as set forth in Schedule 7.19, as of the Closing Date (and as of the end of each calendar quarter when updated pursuant to Section 8.16 hereof), neither the Borrowers nor any of their Subsidiaries maintain any account or other arrangement with any Person pursuant to which funds or securities of, or monies, checks, instruments, remittances, proceeds or other payments to such Borrower or such Subsidiary may be received or accepted by such Person for or on behalf of such Borrower or such Subsidiary.

7.20    Proper Contract Documentation. Upon the reasonable request of Agent, not less than ten days after the date on which any new Contracts are tendered to Agent for inclusion in the Collateral (or within 30 days of a repurchase, reassignment or reacquisition of a Contract from a Special Purpose Subsidiary except for Warehouse Facility Contracts or Securitization Contracts that were reassigned by a Special Purpose Subsidiary under a Warehouse Facility to Regional for the purpose of facilitating any Warehouse Facility Permitted Securitization Transfer), Borrowers shall have:

(i)    delivered to Agent and Lenders such information concerning the Contracts and Contract Debtors thereunder as Agent may reasonably require;

(ii)    properly and effectively endorsed or collaterally assigned, as appropriate, to Agent, the Contracts and other Collateral and the documents underlying or securing each of such Contracts; and

(iii)    stamped on the Contracts, Security Documents, and all other Instruments constituting Collateral the following words:

“This document is subject to a security interest in favor of Bank of America, N.A., as Agent.”

Each of the Agent and the Lenders authorize the Borrowers or their agents or assigns to cancel, supersede or otherwise modify any such legend or stamp upon a Permitted Securitization Transfer or Warehouse Facility Permitted Transfer to a Special Purpose Subsidiary in connection with a Securitization or Warehouse Facility, as the case may be.

7.21    Credit File. With respect to each Contract, Borrowers shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

7.22    Assignments of Contracts and Security Documents. Upon the reasonable request of Agent, on a monthly basis in connection with the delivery of Compliance Certificates relating to the financial statements delivered for each fiscal quarter (or more frequently if requested by Agent), Borrowers shall execute and deliver to Agent formal written collateral assignments of all new Contracts and Security Documents securing the same entered into during the immediately preceding calendar month, and all such other documents as may be reasonably requested by Agent in connection therewith.

7.23    Pledging of Contracts. Borrowers shall not sell, assign, pledge, or in any manner encumber to any Person, other than Agent, a Contract or any other Collateral, except for Permitted Liens and except as may be permitted pursuant to Section 8.18 hereof. In addition, Regional shall not sell, assign, pledge, or in any manner encumber to any Person, other than Agent, the stock of RMC Reinsurance.

7.24    Accurate Records Regarding Collateral. Borrowers shall maintain accurate and complete files relating to the Contracts and other Collateral to the reasonable satisfaction of Agent.

7.25    OFAC. No Borrower or Subsidiary, nor to the knowledge of any Borrower or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction.

7.26    ERISA. No Borrower or any of its Subsidiaries maintains or sponsors, or has past, present or future obligations of contribution to a Plan or a Pension Plan or is a participating employer in, or has past, present or future obligations of contribution to, a Multiemployer Plan. No Borrower or any of its Subsidiaries has an ERISA Affiliate. No Borrower or any of its Subsidiaries has Unfunded Pension Liability.

7.27    Labor Relations. No Borrower or Subsidiary is party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining which would reasonably be expected to result in a material adverse change in the financial condition of the Borrowers taken as a whole. No Borrower or Subsidiary is party to or bound by any management or consulting agreement, the breach or termination of which would reasonably be expected to result in a material adverse change in the financial condition of the Borrowers taken as a whole.

7.28    Regulatory Events. Borrowers shall notify the Agent within three (3) Business Days of (a) any enforcement action or investigation instituted or, to Borrower’s or any Subsidiary’s knowledge, threatened, against Borrower or any of its Subsidiaries by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent, (b) receipt by Borrower or any of its Subsidiaries of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise” or “Civil Investigative Demand” from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority and (c) without duplication, the occurrence of any Regulatory Event.

SECTION EIGHT - FINANCIAL AND OTHER COVENANTS

Each Borrower covenants that so long as this Agreement or any Obligation (other than indemnification and other contingent obligations for which no amount is due and owing and for which no claim has been made) of any Borrower to Agent or any Lender exists:

8.1    Payment of Taxes and Claims. Each Borrower shall pay, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon it or its property or the Collateral and all claims or demands which, if unpaid, might result in the creation of a Lien upon its property or the Collateral except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

8.2    Maintenance of Properties and Existence. Each Borrower shall:

(a)    maintain insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as is customary with companies of similar size and in the same or similar business as Borrowers;

(b)    keep true books, records, and accounts of all its business transactions with complete entries made to permit the preparation of financial statements in accordance with GAAP;

(c)    keep in full force and effect its corporate existence, rights, and franchises, as the case may be except as otherwise permitted under this Agreement or the other Loan Documents or as would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of such Borrower; and

(d)    not violate any laws, ordinances, or governmental rules or regulations to which it is subject which violation could reasonable have a material and/or adverse effect on the business or condition (financial or otherwise) of such Borrower so that all Contracts will be valid, binding and legally enforceable in accordance with their terms, subsequent to the assignment thereof to Agent.

8.3    Guaranties. Each Borrower shall not become or be liable in respect of any guaranty except (a) by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of such Borrower’s business, (b) for guaranties in respect of Debt permitted by Section 8.6, (c) for guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations, (d) for guaranties with respect to leases, and (e) for guaranties set forth on Schedule 8.3.

8.4    Borrowing Base Ratio. Borrowers shall not permit the ratio of (a) all Debt (other than Subordinated Debt), including Borrowers’ Obligations (excluding any Bank Product Obligations) to Agent and Lenders (numerator), to (b) Borrowing Base (denominator) (such ratio, the “Borrowing Base Ratio”), to exceed 3:00:1. All amounts calculated under this Section 8.4 shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.

8.5    Business Conducted. No Borrower shall engage, directly or indirectly, in any line of business other than the businesses of substantially the type in which such Borrower is engaged on the Closing Date and businesses reasonably related thereto.

8.6    Debt. Except as previously and expressly consented to in writing by Agent, no Borrower shall, directly or indirectly, permit, incur or maintain any Debt, other than (a) the Obligations, (b) Debt set forth on Schedule 8.6, (c) Debt evidencing intercompany loans among Borrowers and Guarantors, (d) the Subordinated Debt, (e) Debt arising from the honoring by a bank or other financial institution of a convenience check (a/k/a live check) drawn against insufficient funds provided that such Debt is repaid by the end of the Business Day in which such Debt was incurred, (f) current accounts payable, accrued expenses and customer advance payment incurred in the ordinary course of business, (g) Debt secured by Permitted Liens; (h) Debt permitted under Section 8.3, (i) unsecured Debt in addition to the foregoing in an aggregate amount not to exceed $5,000,000 at any one time outstanding; (j) any Debt representing a Permitted Refinancing of the foregoing and (k) Debt arising from indemnification, buyback, repurchase, prepayment or redemption obligations of a Borrower under Securitization Documents or a Warehouse Facility to the extent permitted by Section 8.18 hereunder (collectively, “Permitted Debt”). No Borrower shall (i) make any payments in respect of any Subordinated Debt, except that Borrowers may make any regularly scheduled payments of principal and interest due under such Borrower’s Subordinated Debt so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents, (ii) amend, modify or rescind any provisions of any of Borrower’s Subordinated Debt in such a manner as to affect adversely Agent’s liens on the Collateral or the prior position of the Notes or accelerate the date upon which any installment of principal and interest of any such Subordinated Debt is due or make the covenants and obligations of the Borrowers contained in such Subordinated Debt documents materially more restrictive than those set forth in the Loan Documents as of the date of such amendment or modification, or (iii) permit the prepayment or redemption of all or any part of any Subordinated Debt, except with respect to Subordinated Debt in connection with a Permitted Refinancing as permitted by clause (j) above, and in connection with a prepayment or redemption of other Subordinated Debt from time to time so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents.

8.7    Further Assurances. Each Borrower shall from time to time execute and deliver to Agent such other documents and shall take such other action as may be reasonably requested by Agent in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by each Borrower to Agent and Lenders pursuant to the terms of, this Agreement, the Notes, or any other agreement executed and delivered to Agent or any Lender by such Borrower.

8.8    Future Subsidiaries. Regional shall promptly notify Agent upon any Person becoming a Subsidiary and cause such Person to become a Borrower hereunder or to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent (and each Lender) shall require to evidence and perfect a Lien in favor of Agent (on behalf of the Lenders) on all assets (other than Excluded Property) of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate; provided, however, that a Special Purpose Subsidiary, which shall not be a Borrower and shall not execute Guaranties, is a permitted entity so long as it is permitted pursuant to the terms of Section 8.18 hereof.

8.9    Interest Coverage Ratio.

(a)    The Borrowers shall maintain a ratio, calculated as of the last day of each fiscal quarter of the Borrowers, of not less than (a) the Adjusted Net Income for such fiscal quarter plus (i) non-cash stock compensation expense and (ii) interest expense for such fiscal quarter (numerator) to (b) interest expense for the fiscal quarter (denominator) of 1.1:1.0. As used herein, “interest expense” means the aggregate amount of interest paid by Borrowers on all indebtedness, including Borrowers’ Obligations (other than Bank Product Obligations) to Agent and Lenders, during the applicable fiscal period.

(b)    The Borrowers shall maintain a ratio, calculated as of the last day of each fiscal quarter of the Borrowers, of not less than (a) the Adjusted Net Income plus (i) non-cash stock compensation expense and (ii) interest expense, each on a trailing twelve month basis (numerator) to (b) interest expense on a trailing twelve month basis (denominator) of 1.5:1.0. As used herein, “interest expense” means the aggregate amount of interest paid by Borrowers on all indebtedness, including Borrowers’ Obligations (other than Bank Product Obligations) to Agent and Lenders, during the applicable fiscal period.

8.10    Loss Reserve.

(a)    Borrowers shall maintain a loss reserve in an amount which shall not be less than five percent (5%) of the remainder of (i) the aggregate amount of all presently due and future, unpaid, non-cancellable installment payments to be made under all of Borrowers’ then-owned Contracts, minus (ii) all unearned finance charges (if any) included therein.

(b)    Borrowers shall, if requested by Agent in its Permitted Discretion, maintain an aggregate loss reserve (including the reserves created under Section 8.10(a) and Borrowers’ non-file insurance reserves) in an amount which shall not be less than five and one-half percent (5.5%) of the remainder of (i) the aggregate amount of all presently due and future, unpaid, non-cancellable installment payments to be made under all of Borrowers’ then-owned Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees.

(c)    Borrowers shall maintain an aggregate loss reserve in an amount which shall not be less than the sum of (x) the current Small Contracts Reserve Percent of the remainder of (i) the aggregate amount of all presently due and future, unpaid, non-cancellable installment payments to be made under all of Borrowers’ then-owned Small Loan Contracts and live check Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees and (y) the Other Loss Reserve Percent of the remainder of (i) the aggregate amount of all presently due and future, unpaid, non-cancellable installment payments to be made under all of Borrowers’ then-owned Contracts other than Small Loan Contracts, minus (ii) the sum of all unearned finance charges (if any) included therein, unearned acquisition charges, and unearned maintenance fees.

(d)    Agent may require Borrowers to increase the amount of the loss reserve and aggregate loss reserves above the foregoing required minimums to an amount determined by Agent, in its Permitted Discretion, to adequately reflect Borrowers’ anticipated losses.

(e)    All amounts calculated under this section shall be calculated on a consolidated basis for all corporations comprising Borrowers and RMC Reinsurance.

(f)    To the extent that the loss reserves required under subsections (a)-(c) hereof are inadequate to cover Borrower’s losses with respect to the Contracts reserved against, the amount(s) of such shortfall(s) (adjusted for tax purposes using the Borrowers’ then current tax rate but only as to subsection (i) below) shall be deducted from (i) Borrowers’ Adjusted Tangible Net Worth for purposes of this Agreement and (ii) Borrowers’ Adjusted Net Income for purposes of calculating the Interest Coverage Ratio, to the extent such shortfall(s) was not previously deducted in the prior quarter’s Interest Coverage Ratio test (i.e., the quarterly change in the calculation).

8.11    Charge-Off Policy. Borrowers shall establish and implement, in a manner reasonably satisfactory to Agent, a policy for charging off the unpaid balance of its delinquent

Contracts. Without limiting the generality of the foregoing, Borrowers’ policy shall provide that on the last Business Day of each month each Borrower shall:

(a)    either (i) charge off the unpaid balance of all Contracts with respect to which any payment due thereunder is 180 or more days delinquent, as determined on a contractual basis or (ii) (x) deduct the unpaid balance of all such Contracts from Borrowers’ Adjusted Tangible Net Worth for purposes of this Agreement and (y) deduct the unpaid balance of all such Contracts from Borrowers’ Adjusted Net Income for purposes of calculating the Interest Coverage Ratio, to the extent such unpaid balance was not previously deducted in the prior quarter’s Interest Coverage Ratio test; and

(b)    charge off the unpaid balance of all Contracts which were secured by a Lien on Property which has been repossessed for 120 days or more or (ii) (x) deduct the unpaid balance of all such Contracts from Borrowers’ Adjusted Tangible Net Worth for purposes of this Agreement and (y) deduct the unpaid balance of all such Contracts from Borrowers’ Adjusted Net Income for purposes of calculating the Interest Coverage Ratio, to the extent such unpaid balance was not previously deducted in the prior quarter’s Interest Coverage Ratio test.

8.12    Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes. Borrowers shall not, without Agent’s prior written consent, directly or indirectly: (a) declare, make, or incur any liability to make any Distribution, except for (i) Distributions by a Subsidiary of a Borrower to such Borrower or by a Borrower to another Borrower; (ii) distributions used to pay employees’, officers’ (if any) and managing members’ compensation, fees and expenses, including but not limited to (1) policy premiums related to officers liability insurance, and (2) payments under any employment agreement or non-competition agreement not to exceed $1,000,000 in the aggregate in any Fiscal Year for all of the foregoing items in this clause (ii)(2), to the extent such fees, expenses and payments relate to the ordinary course of business of Regional, the other Borrowers and their Subsidiaries, (iii) issuances of stock options and other equity interests to directors, officers and employees pursuant to any Management Incentive Plan then in effect, (iv) so long as no Event of Default exists or would result therefrom, cash payments made in connection with such Management Incentive Plan and repurchases of stock options and other equity interests of directors, officers and employees pursuant to a Management Incentive Plan then in effect, (v) so long as no Event of Default exists or would result therefrom, Distributions from Regional to its shareholders, including repurchases of outstanding equity interests on the applicable market exchange; provided, however, that Distributions under clauses (iv) and (v) above shall not, in the aggregate, at any time exceed 50% of Borrowers’ Net Income from operations of the Borrowers’ businesses calculated as of the previous eight (8) fiscal quarters then ended, it being agreed that, to the extent that any such fiscal quarter’s Net Income is counted in the calculation or determination of a Distribution, such fiscal quarter’s Net Income cannot be counted in the calculation or determination of any subsequent Distribution; provided, further, however, that the consent of Majority Lenders is required to permit Borrowers to make the Distributions in clauses (iv) and (v) to stockholders if: (1) before or after giving effect to such Distribution, Hypothetical Availability is 15% or less of the Credit Facility Exposure, or (2) if the proposed Distribution is for an amount above 50% of Borrowers’ Net Income from operations of the Borrowers’ businesses, as calculated hereinabove, (b) make any change in its capital equity structure which would reasonably be expected to materially and adversely affect repayment of the Loans or other Obligations provided that, changes in the Borrowers’ capital equity structures as otherwise permitted by this Agreement or the Loan Documents shall be permitted or (c) make any payments (whether voluntary or mandatory) to effect a prepayment, redemption, retirement, defeasance or acquisition of any securities issued in a Securitization or Warehouse Facility other than (i) repurchases of non-eligible receivables and related assets solely as a result of a breach by such selling Borrower(s) of a representation or warranty (provided such representation or warranty is within industry standards) with respect thereto under a Warehouse Facility transaction document or a Securitization Document, respectively, in accordance with this Agreement or to repurchase (with the consent of Agent) Warehouse Facility Contracts for an optional “clean-up call” in any Warehouse Facility, (ii) the acquisition or purchase of any equity in a Special Purpose Subsidiary which constitutes Excluded Property in connection with a transaction permitted by Section 8.18 hereunder, (iii) to reassign Warehouse Facility Contracts to Regional from a Special Purpose Subsidiary under a Warehouse Facility for the purpose of facilitating a Warehouse Facility Permitted Securitization Transfer or (iv) to the extent permitted by Section 8.18 hereunder.

8.13    Limitation on Bulk Purchases. Without Agent’s prior approval, Borrowers shall not make any Bulk Purchase, (i) with an aggregate purchase price that exceeds $10,000,000, (ii) that would result in Bulk Purchases calculated on a rolling 12-month basis to exceed $20,000,000 in the aggregate, (iii) during any period of time when Hypothetical Availability is less than or equal 15% of the Credit Facility Exposure or (iv) that, on a pro forma basis, after giving effect to the contemplated Bulk Purchase, would result in Hypothetical Availability being less than or equal to 15% of the Credit Facility Exposure. Contracts purchased as a result of a Bulk Purchase are to be considered ineligible until Agent determines that such Contracts or portions thereof are Eligible Contracts.

8.14    Transactions with Affiliates. Except as permitted by this Agreement, the Loan Documents, no Borrower shall sell, transfer, distribute, or pay any money or property to any Affiliate of such Borrower, or lend or advance money or property to any Affiliate of such Borrower, or invest in (by capital contribution or otherwise), or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate of such Borrower or become liable on any guaranty of the indebtedness, dividends, or other obligation of any Affiliate of such Borrower. Notwithstanding the foregoing, (a) Borrowers (or any Subsidiary of any Borrower) may make loans and advances to, and sell, transfer, distribute and pay any money and property to, and invest in, and become liable on any guaranty of any Permitted Debt of, Borrowers, (b) Borrowers may make loans to RMC Reinsurance provided the unpaid principal balance of such loans do not, in the aggregate, exceed at any one time $500,000, (c) Borrowers may make (i) a deemed advance or deemed capital contribution to a Special Purpose Subsidiary and may enter into agreements (e.g. sub-servicing) with other Borrowers in connection with any Warehouse Facility or Securitization permitted pursuant to Section 8.18 hereunder, (ii) Permitted Securitization Transfers pursuant to a Securitization or (iii) Warehouse Facility Permitted Transfers pursuant to a Warehouse Facility, (d) Distributions permitted by Section 8.12 shall be permitted in accordance with the terms thereof, (e) the transactions contemplated by Section 8.18 and Section 8.19 shall be permitted in accordance with the terms thereof, and (f) Regional may issue stock options pursuant to the Management Incentive Plan, and, provided that no Event of Default exists or would result therefrom, may purchase and repurchase any stock issued pursuant to such Management Incentive Plan in accordance with Section 8.12. For any transaction with or among Affiliates permitted by this Agreement, Borrowers shall deliver to Agent at least seven (7)

Business Days’ prior to the consummation of such transaction; (i) written notice describing the transaction, including, without limitation, information that would be reasonably required for Agent to determine whether additional documentation is required to maintain perfected security interests in the Collateral; and (ii) a reaffirmation by all Borrowers of the representations, warranties, covenants and other agreements contained in the Agreement. For the avoidance of doubt, the payment of customary directors fees or employee compensation arrangements shall not be subject to this Section 8.14.

8.15    Accounting Changes. No Borrower shall (i) make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or (ii) change its Fiscal Year.

8.16    Bank Accounts and Collection Account; Dominion. No Borrower shall (i) establish any deposit account, cash management account, safekeeping or custodial account or similar account or any lock box or vault or other arrangement with any Person, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) receive or accept any monies, checks, instruments, remittances, proceeds or other payments, including proceeds of Contracts, in any account other than the Collection Account, an account listed in Schedule 7.19 or a new account opened in accordance with this Section 8.16 or (iii) commingle proceeds of Collateral with funds from any other source provided, however, that, unless Agent notifies Borrower Agent to the contrary, Agent consent under clause (i) hereof shall not be required if such Borrower promptly executes and delivers to Agent any and all financing statements and other documents customarily required by Agent in such circumstance and, not less frequently than each calendar quarter, such Borrower delivers to Agent an update to Schedule 7.19. No Borrower shall maintain depository accounts at financial institutions other than Bank of America other than existing depository accounts maintained at financial institutions in close proximity to a Borrower’s branch location where Bank of America does not have a bank location within two (2) miles from such Borrower’s branch location. Except as otherwise agreed to by Agent, Borrowers shall maintain the Collection Account at all times at Bank of America. Subject to the terms of the Intercreditor Agreement, upon an Event of Default, the occurrence of a Dominion Period or the occurrence of a Report Failure Period (each as defined in the Intercreditor Agreement) or on any date when Hypothetical Availability is less than or equal to 5% of the Credit Facility Exposure, the Agent shall have the right to notify the bank identified in any Collection Account Agreement to terminate Borrowers’ right to withdraw any funds from the Collection Accounts identified therein.

8.17    Plans. No Borrower or Borrower Affiliate shall become a party to any Multiemployer Plan or Foreign Plan.

8.18    Securitizations; Warehouse Facilities.

(a)    Non-Warehouse Facility Securitizations. Borrowers may, from time to time, request the consent of the Agent and Lenders to consummate a Non-Warehouse Facility Securitization. The Agent and the Lenders may (but are not required to) consent to such Non-Warehouse Facility Securitization so long as: (i) such Non-Warehouse Facility Securitization is pursuant to Non-Warehouse Facility Securitization Documents; (ii) such sale, transfer and/or conveyance of Non-Warehouse Facility Securitization Contracts consummated pursuant to the

Non-Warehouse Facility Securitization is made by one or more Borrowers either directly or indirectly to a Special Purpose Subsidiary, (iii) no Event of Default shall exist at the time of, and no Default or Event or Default shall result from, exist or continue after giving effect to, such sale or transfer, (iv) after giving effect to such sale or transfer, the receivables under the Non-Warehouse Facility Securitization Contracts (calculated as if such Non-Warehouse Facility Securitization Contracts were Contracts) outstanding under the Non-Warehouse Facility Securitization (calculated as of the month end prior to such sale or transfer if occurring during a month but giving effect to such sale or transfer) shall not exceed an amount approved by Agent (i.e., a Non-Warehouse Facility Permitted Securitization Transfer), as certified to by Borrowers; (v) the Securitization Agent of the Non-Warehouse Facility Securitization joins the Intercreditor Agreement, (vi) the applicable Special Purpose Subsidiary acknowledges such Intercreditor Agreement; (vii) pursuant to such Non-Warehouse Facility Securitization, subject to the terms of the Intercreditor Agreement (including any necessary modifications), the Borrowers receive net cash proceeds of a percentage (as determined by Agent) of the value of the Non-Warehouse Facility Securitization Contracts (the evidence of which is reasonably satisfactory to Agent), and such net proceeds of such Non-Warehouse Facility Securitization are promptly applied to reduce the existing indebtedness under the Loan Agreement by an amount (as determined by Agent in its Permitted Discretion) equal to no less than the amount that the Lenders would have advanced (at the then applicable Advance Rate) with respect to such Non-Warehouse Facility Securitization Contracts (had they not been part of the Non-Warehouse Facility Securitization), and (viii) Borrowers and/or the applicable Special Purpose Subsidiary pay solely out of the proceeds of such Non-Warehouse Facility Securitization, certain expenses incurred in connection with the consummation of such Non-Warehouse Facility Securitization (including without limitation, legal and other third party fees and expenses).

(b)    Warehouse Facilities. Borrowers may, from time to time (but no more than 6 times per month), request a Warehouse Facility Permitted Transfer of Warehouse Eligible Large Loan Contracts to a Warehouse Facility by submitting a Release Request to Agent. Agent agrees to approve and effectuate such Release Request within three (3) Business Days of Agent’s receipt thereof and authorize the filing of the UCC-3 Termination Statement with respect to such Warehouse Eligible Large Loan Contracts listed on the schedule to such Release Request by such Borrower, so long as: (i) no Event of Default shall exist at the time of, and, on a pro forma basis, no Default or Event or Default shall result from, exist or continue as a result of the approval of such Release Request, (ii) the Warehouse Facility Agent identified in the Release Request is already a party to the Intercreditor Agreement in its capacity under such identified Warehouse Facility, or if not, then such Warehouse Facility Agent joins in, and otherwise become bound by, the Intercreditor Agreement, in accordance with the Intercreditor Agreement, (iii) the applicable Special Purpose Subsidiary acknowledges such Intercreditor Agreement to the extent such Special Purpose Subsidiary is not already a party under the identified Warehouse Facility; (iv) the applicable Special Purpose Subsidiary joins the Security Agreement to the extent such Special Purpose Subsidiary is not already a party as obligor under the identified Warehouse Facility; (v) on a pro forma basis, prior to, or as a result of the approval of, such Release Request, Hypothetical Availability shall be no less than 7.5% of the Credit Facility Exposure, and (vi) pursuant to such Warehouse Facility Permitted Transfer, net proceeds of any Warehouse Facility Permitted Transfer shall be applied to repay the existing indebtedness under the Loan.

(c)    Warehouse Facility Securitizations. Borrowers may permit from time to time, the consummation of a Warehouse Facility Securitization so long as: (i) no Event of Default shall exist at the time of, and no Default or Event or Default shall result from, exist or continue after giving effect to, such sale or transfer, (ii) pursuant to such Warehouse Facility Securitization, subject to the terms of the Intercreditor Agreement (including any necessary modifications), net proceeds of any Warehouse Facility Securitization shall be applied to repay the existing indebtedness under the respective Warehouse Facility for which the Warehouse Facility Contracts being sold in the Warehouse Facility Securitization were collateral security, and any excess proceeds thereafter shall be applied to repay the existing indebtedness under the Loan, (iii) the Securitization Agent of the Warehouse Facility Securitization joins the Intercreditor Agreement, (iv) the applicable Special Purpose Subsidiary acknowledges such Intercreditor Agreement, (v) the applicable Special Purpose Subsidiary joins the Security Agreement to the extent such Special Purpose Subsidiary is not already a party as obligor under the identified Warehouse Facility Securitization, (vi) Borrowers shall provide an opinion, in form and substance reasonably satisfactory to Agent, that the Security Agreement is enforceable against such Special Purpose Subsidiary, in accordance with the terms of such agreement, and (vii) the Borrowers and/or the applicable Special Purpose Subsidiary pay solely out of the proceeds of such Warehouse Facility Securitization certain expenses incurred in connection with the consummation of such Warehouse Facility Securitization (including without limitation, legal and other third party fees and expenses). Notwithstanding anything to the contrary contained in this Agreement, a Warehouse Facility Securitization must originate from a then existing Warehouse Facility; otherwise, such Securitization shall be treated for all purposes under this Agreement as a Non-Warehouse Facility Securitization.

(d)    Borrowers shall notify the Agent within three (3) Business Days of: (i) the occurrence of a “servicer default” or “event of default” (or terms comparable thereto) under any Securitization Document or Warehouse Facility transaction document; or (ii) any demand, request or notice that with respect to any obligation to repurchase, redeem or retire any notes or securities relating to a Securitization, or any material portion of the Securitization Contracts or Warehouse Facility Contracts, and/or related assets.

(e)    Borrowers shall give Agent prompt notice of any material modifications to the financial or economic terms of the Warehouse Facility.

8.19    Mergers, Consolidations or Acquisitions. Borrower shall not, and shall not permit any of its Subsidiaries to, (i) consummate any transaction of merger, reorganization, or consolidation without Agent’s written approval, or (ii) transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its Property, or (iii) wind up, liquidate or dissolve, or agree to do any of the foregoing, except for a merger of a wholly-owned Subsidiary with and into such Borrower, provided such Borrower is the surviving corporation thereof. Any proposed acquisition (other than a Permitted Acquisition) by a Borrower of a business, or substantially all the assets of a business, requires Required Lenders’ approval. Notwithstanding the foregoing, Borrowers may, with the consent of the Agent, (i) effect the dissolution of Upstate Motor Company or any other immaterial Subsidiary and (ii) subject to Section 8.13, make Bulk Purchases.

8.20    Use of Loan Proceeds. Borrowers shall use the proceeds of the Loans advanced hereunder on or after the Closing Date, first, to pay all fees and other expenses of the Agent and/or any Lender in connection with the closing of this Agreement, and in accordance with the terms hereof and the terms of the Fee Letters, and, second, for working capital and general corporate purposes.

8.21    Debt to Tangible Net Worth Covenant. As of the last day of each calendar month, Regional Management’s Debt to Tangible Net Worth shall be less than 4.0 to 1.0. Borrowers shall confirm compliance with the foregoing covenant on a monthly basis in the Compliance Certificate. For the purposes of this Section 8.21 only, capitalized used in this Section 8.21 shall have the following meanings:

“Regional Management” shall mean Regional, on a consolidated basis, and shall include without limitation, other Borrowers, Guarantors and Special Purpose Subsidiaries.

“Debt to Tangible Net Worth” means, with respect to Regional Management, as of any day, the ratio of its Funded Debt to its Tangible Net Worth.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Funded Debt” means, with respect to Regional Management, on a consolidated basis and any day, all items that, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of its balance sheet as of such date and which includes (i) Indebtedness, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of its business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or products of property now or hereafter owned or acquired by Regional Management, (iv) obligations which are evidenced by notes, acceptances (including bankers acceptances) or other instruments, (v) reimbursement obligations with respect to any letters of credit and (vi) all amounts owing or to become owing in connection with any of the foregoing.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of

Derivatives, (vi) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (vii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Tangible Net Worth” means, with respect to Regional Management as of the last of a calendar month, its net worth calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of its deferred tax assets and intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

SECTION NINE - INFORMATION AS TO BORROWER

9.1    Financial Statements. Borrowers shall submit to Agent (and to the other Lenders at their request):

(a)    Monthly, Quarterly and Annual Statements. As soon as practicable: (1) after the end of each month of each fiscal year of Regional, and in any event within 45 days after the end of such period (for (i), (ii), (v), (vi) and (vii) below only) (2) after the end of each fiscal quarter of Regional, and in any event within 90 days after the end of such period, and (3) after the end of each fiscal year of Regional, and in any event within 120 days thereafter, copies of:

(i)    balance sheets of Regional and its Subsidiaries, as at the end of such monthly period, such fiscal quarter and such year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding any Special Purpose Subsidiary;

(ii)    statements of income of Regional and its Subsidiaries, for such month, fiscal quarter and year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(iii)    statements of cash flows of Regional and its Subsidiaries, for each such fiscal quarter and fiscal year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(iv)    statements of changes in stockholders equity of Regional and its Subsidiaries for each such fiscal quarter and year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(v)    statements of material changes of accounting policies, presentations, or principles made during such year for Regional and its Subsidiaries;

(vi)    notes to such annual and quarterly financial statements;

(vii)    copies of monthly reports (and such other reports as reasonably requested from time to time by the Agent) relating to a Securitization Contracts that are required under a Securitization Documents and simultaneously with the delivery of such reports required under a Securitization Documents;

(viii)    concurrently with delivery of monthly financial statements hereunder, or more frequently if requested by Agent upon and during the continuance of an Event of Default, a Compliance Certificate executed by the chief financial officer of Borrower Agent; and

(ix)    a monthly report of distributions declared from all Special Purpose Subsidiaries to Regional in form and content satisfactory to Agent and consistent with Regional’s past practices.

Monthly statements and annual statements shall all be in reasonable detail, fairly presenting the financial position and the results of operations, and certified as complete and correct in all material respects, subject to change as resulting from year-end adjustments, by the treasurer or chief financial officer of Regional or the applicable Subsidiary, as appropriate. Monthly financial statements shall be prepared on a consolidated basis for all Borrowers and Guarantors. Annual statements of Regional and its Subsidiaries shall be audited and prepared in accordance with GAAP and shall be accompanied by a report thereon unqualified as to scope by an independent nationally recognized certified accounting firm selected by Regional and reasonably satisfactory to Agent. In addition, at the request of Agent, the annual statements shall be prepared on a consolidated basis, and on a consolidating basis for each of the Borrowers and Guarantors.

(b)    Audit Reports. Promptly upon receipt thereof, one copy of each audit report, if any, submitted to any and all Borrowers by independent public accountants in connection with any annual, interim, or special audit or examination made by them of the books of such Borrower.

(c)    Notice of Default or Event of Default. Within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature of the claimed Default, Event of Default or other default and what action Borrower is taking or proposes to take with respect thereto.

(d)    Requested Information. With reasonable promptness, such other information as, from time to time, may be reasonably requested by Agent or any Lender.

9.2    Inspection. (a) Borrowers shall permit Agent and its representatives to make such verifications and inspections of the Collateral and to make audits and inspections, at any time during normal business hours of such Borrower and as frequently as Agent reasonably desires upon reasonable advance notice to such Borrower, of Borrowers’ books, accounts, records, correspondence and such other papers as it may desire and of Borrowers’ premises and the Collateral. To reimburse Agent for the costs of such verifications, inspections and audits, Borrowers shall pay to Agent, for its own account and not for the account of the Lenders, all costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and Borrowers’ operations by Agent plus Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,100 per day (or portion thereof) for each Person retained or employed by Agent with respect to each field examination or audit), provided, however, that in the absence of a Default or an Event of Default, the Borrowers shall not be obligated to pay more than $150,000 in per diem charges in any one calendar year; such costs and charges shall be payable by Borrowers on demand by Agent. Borrowers shall supply Agent with copies and shall permit Agent to copy such records and papers as Agent shall request, and shall permit Agent to discuss Borrowers’ affairs, finances, and accounts with Borrowers’ employees, officers, and independent public accountants (and by this provision each Borrower hereby authorizes said accountants to discuss with Agent the finances and affairs of such Borrower) all at such reasonable times and as often as may be reasonably requested. Borrowers further agree to supply Agent with such other reasonable information relating to the Collateral and to Borrowers as Agent shall request. In the event of litigation between any Borrower and Agent, Agent’s right of civil discovery shall be in addition to, and not in lieu of its rights under this Section 9.2. Each Lender shall have the right, at its own expense, to accompany the Agent on any such audit or inspection. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the ordinary course of business until completion of all applicable field examinations or audits and appraisals (which costs shall not be included in the limits provided above) satisfactory to Agent.

(b)    Notwithstanding anything to the contrary in Section 9.2(a), during any Dominion Period (as defined in the Intercreditor Agreement), for the purpose of verifying cash collection reports from Regional or the Third Party Allocation Agent (as defined in the Intercreditor Agreement), the Borrowers shall pay to Agent, for its own account and not for the account of the Lenders, all costs of such appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and Borrowers’ operations by Agent plus Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,100 per day (or portion thereof) for each Person retained or employed by Agent with respect to each field examination or audit), provided, however, that during such Dominion Period, the Borrowers shall not be obligated to pay more than $600,000 in per diem charges in any one calendar year; such costs and charges shall be payable by Borrowers on demand by Agent. The $600,000 cap on costs and expenses paid pursuant to this Section 9.2(b) is separate and in addition to the $150,000 cap on costs and expenses in Section 9.1(a) above.

SECTION TEN - EVENTS OF DEFAULT; REMEDIES

10.1    Events of Default. An “Event of Default” shall exist under this Agreement upon the occurrence of any of the following events or conditions:

(a)    Interest or Principal. Failure to pay (i) when due or when declared due and payable, all or any portion of the principal of Obligations (but with respect to Bank Product Obligations, including any grace or cure period granted under the documents and agreements evidencing such Bank Product, if any) owing to Agent or any Lender or (ii) within three (3) Business Days after the same shall be due, all or any portion of interest on the Obligations, taxes, reimbursement of Agent’s Expenses or other sums payable pursuant to the terms of this Agreement.

(b)    Warranties or Representations. Any warranty, representation, or other statement made or furnished to Agent or any Lender by any Borrower or any Guarantor or any instrument furnished in compliance with this Agreement shall have been false or misleading in any material respect when made or furnished.

(c)    Financial Covenants. Failure by any Borrower or any Guarantor to comply with any financial covenants set forth in this Agreement relating to any Borrower or any Guarantor.

(d)    Other Covenants. Failure by any Borrower or any Guarantor to comply with any other covenants or agreements relating to any Borrower or any Guarantor as contained in this Agreement, any Guaranty, or any other agreement executed in connection herewith or therewith (excluding: (i) in respect of any Bank Products and (ii) any failure to comply with Section 5.3) for more than 30 days (to the extent such failure can be cured and such Borrower or Guarantor, as applicable, is actively pursuing such cure in good faith but otherwise immediately) after such failure shall first become known to any Borrower or to any Guarantor; or failure by any Borrower to comply with any covenant or agreement relating to such Borrower as contained in any agreement in respect of Bank Products beyond the applicable grace or cure period, if any, applicable thereto.

(e)    Insolvency. Dissolution, termination of existence, insolvency (failure to pay its debts as they mature or the failure to maintain the fair salable value of its assets in excess of its liabilities), business failure, appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy laws or by or against any Borrower or any Guarantor (if against any Borrower or Guarantor, the continuation of such proceedings for more than 60 days) or the making by any Borrower or any Guarantor of any offer of settlement, extension or composition to its unsecured creditors generally.

(f)    Attachment, Judgment, Tax Liens. The issuance or filing against any Borrower or any Guarantor of any lien, attachment, injunction, execution, tax lien, or judgment for the payment of money in excess of $1,000,000 which is not vacated, satisfied or discharged in full or stayed within 30 days after issuance or filing.

(g)    Default in Other Agreements. Default in the payment of any sum due under any instrument of Debt for borrowed money in excess of $2,500,000 owed by any Borrower or any Guarantor to any Person or any other default under such instrument of indebtedness which permits such indebtedness to become due prior to its stated maturity or permits the holders of such indebtedness to elect a majority of the board of directors or manage the business of any Borrower or any Guarantor; provided, however, no Event of Default shall result hereunder if such Borrower or Guarantor cures such other default (in accordance with the cure provisions of such other agreement) or if the Person to whom such Debt is owed waives such default.

(h)    Loss of License. The loss, revocation, or failure to renew any license, permit, and/or franchise now held or hereafter acquired by any Borrower, which is necessary for the continued operation of such Borrower’s business which does or could reasonably be expected to materially adversely affect the properties and condition (financial or otherwise) of such Borrower.

(i)    Liens. If any Borrower shall pledge, hypothecate or otherwise give a Lien on the Collateral, any Contract or the stock of RMC Reinsurance to, or if such Lien shall be obtained by, any Person other than Agent other than Permitted Liens.

(j)    Assignment of Agreement. The attempt by any Borrower to, or if any Borrower shall, assign this Agreement or its rights hereunder, except in accordance with Section 13.4.

(k)    Breach of Collection Agreement. Failure by any Borrower to observe, or a breach by any Borrower of, any covenant contained in any Collection Account Agreements.

(l)    Change in Control. Any Change in Control shall occur.

(m)    Guaranty Termination. Default under, revocation of, or termination of any Guaranty.

(n)    Collateral Adjustment Percent. (i) during the term of a Securitization or Warehouse Facility, the Collateral Adjustment Percent shall at any time equal to or exceed twenty-three percent (23%) or (ii) at any time other than during the term of a Securitization, the Collateral Adjustment Percent shall at any time be equal to or exceed twenty percent (20%).

(o)    OFAC Violation. Any Borrower or Guarantor or any of its senior officers is criminally indicted or convicted for (i) a felony committed in the conduct of any Borrower’s or Guarantor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(p)    ERISA Event. An ERISA Event has occurred;

(q)    Regulatory Event. The occurrence of a Level Two Regulatory Event which (A) remains unvacated, undischarged, unbounded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry and (B) is reasonably likely to cause a material adverse effect on the business or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole; or

(r)    Securitization Documents; Warehouse Facility; Servicer Defaults. There has occurred a “servicer default” or “event of default” (or terms comparable thereto) under any Securitization Document or Warehouse Facility transaction document beyond any applicable notice and/or cure period.

10.2    Default Remedies.

(a)    Acceleration of Obligations: Right to Dispose of Collateral. Upon the occurrence and during the continuance of an Event of Default as provided in Section 10.1 above, all of the Obligations (except Bank Product Obligations as to which all applicable notice and cure periods shall have to have elapsed) due from Borrowers to Agent and Lenders, at the option of Majority Lenders, and upon written notice thereof to Borrowers by Agent or any Lender, shall accelerate and become at once due and payable and the Commitments shall immediately terminate; Borrowers shall forthwith pay to Agent, in addition to any and all sums and charges due, the entire principal of and accrued interest on the Notes and all other Obligations; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind. Agent thereupon shall have all the rights and remedies of a secured party under the Code and all other legal and equitable rights to which it may be entitled, and Agent may and shall, at the direction of the Majority Lenders, take such action as is required under Section 12.5 hereof. If not previously delivered to Agent, Agent shall also have the right to require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent, and Agent shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrowers or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold and if said premises are the property of Borrowers, Borrowers agree not to charge Agent for storage thereof for a period of at least ninety (90) days after the sale or disposition of the Collateral. Borrowers waive the right to require the filing of any undertaking or bond to obtain any such process of law. Ten (10) days’ notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Agent shall designate in said notice. The Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Majority Lenders deem advisable, in their sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Agent and each Lender shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, Agent shall retain all costs and charges, including attorneys’ fees for pursuing, reclaiming, taking, keeping, storing, and advertising such Collateral for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the Obligations of Borrowers to Agent and Lenders; and in the event of deficiency, Borrowers shall remain liable to Agent and Lenders. In the event of any surplus, such surplus shall be paid to the party entitled by law to same. In no event shall proceeds obtained from one or more Borrowers be applied to its Excluded Swap Obligations.

Upon the occurrence of an Event of Default, Agent may, from time to time, attempt to sell all or any part of the Collateral by a private placement restricting the bidder and prospective purchasers. In so doing, Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of purchasers deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than three such purchasers then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

(b)    Application of Collateral; Termination of Agreements. Upon the occurrence and during the continuance of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) also, with or without proceeding with such sale or foreclosure or demanding payment of the Obligations, without notice, terminate further performance under this Agreement or any other agreement or agreements between Agent or any Lender and Borrowers without further liability or obligation by Agent or any Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Agent or any Lender, and any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrowers or held by Agent or any Lender hereunder or under any such financing agreement or otherwise, whether accrued or not; and Agent and Lenders shall not, in any manner, be liable to Borrowers for any failure to make or continue to make any Loans or Advances under this Agreement. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of Borrowers in respect of transactions had prior to such termination, nor affect any of the liens, security interests, rights, powers and remedies of Agent or any Lender, but they shall, in all events, continue until all Obligations of Borrowers to Agent and Lenders are satisfied.

(c)    Remedies Cumulative. All undertakings of Borrowers contained in this Agreement, or in any documents referred to herein concurrently, or hereafter entered into, shall be deemed cumulative. The failure or delay of Agent or any Lender to exercise or enforce any rights or remedies under this Agreement or under any of the aforesaid agreements or Collateral shall not operate as a waiver of such rights and remedies, but all such rights and remedies shall continue in full force and effect until payment of all Loans and Advances and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied, and all rights and remedies herein provided for are cumulative and none are exclusive.

(d)    Collection Account Access. Upon the occurrence and during the continuance of an Event of Default (and subject to Section 5.2(a) hereof), upon the occurrence and during the continuance of a Dominion Period or a Report Failure Period (each as defined in the Intercreditor Agreement) or on any date when Hypothetical Availability is less than or equal to 5% of the Credit Facility Exposure, Agent may (and shall, at the direction of Majority Lenders) notify the bank identified in any Collection Account Agreement to terminate Borrowers’ right to withdraw any funds from the Collection Accounts identified therein.

(e)    Level Two Regulatory Event. So long as a Level Two Regulatory Event is continuing, Agent shall have the right to immediately substitute a third party acceptable to Agent as servicer or asset manager of the Borrowers’ respective or collective portfolios of Contracts, and upon and after such substitution, such replacement servicer shall be entitled to receive a commercially reasonable fee for such services; provided that upon the satisfactory cure, in the Required Lenders’ sole discretion, of such Event of Default, Regional shall be reinstated as such servicer or asset manager as promptly as practicable.

SECTION ELEVEN - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1    Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders) and Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

(a)    extend the Maturity Date of this Agreement;

(b)    increase the Commitment of any Lender such that the Total Credit Facility after such increase is greater than $700,000,000;

(c)    increase the Commitment of any Lender without such Lender’s consent;

(d)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any election not to impose a default rate or to withdraw the imposition of such default rate);

(e)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(f)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(g)    increase any of the percentages set forth in the definition of Advance Rate;

(h)    amend this Section 11.1 or any provision of this Agreement providing for consent or other action by all Lenders, Required Lenders or Majority Lenders;

(i)    release Collateral other than as permitted by Section 12.10 or release any Guarantor (except to the extent otherwise permitted by Section 13.21); or

(j)    change the definitions of “Availability”, “Majority Lenders”, “Required Lenders”, “Non-Warehouse Securitization”, “Warehouse Securitization”, “Warehouse Facility”, “Non-Warehouse Facility Permitted Securitization Transfers”, “Warehouse Facility Permitted Securitization Transfers”, “Warehouse Facility Permitted Transfers” or “Securitization”;

(k)    amend or waive any provision dealing with Borrowing Base Ratio or Interest Coverage Ratio; provided, however, that the Majority Lenders have a right to waive any such provision for a period of 120 days following the date of such waiver, after which waiver, the consent of all Lenders is required to waive any such provision;

(l)    approve a Change in Control; or

(m)    modify Section 2.4 hereof.

Notwithstanding the foregoing, Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (b) and (g) above and any other terms of this Agreement, make Agent Advances in accordance with the provisions of Section 2.2(i) in an amount not to exceed five percent (5%) of the Availability.

It is understood and agreed that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document.

11.2    Assignments; Participations.

(a)    Any Lender may, with the written consent of Agent (which consent shall not be unreasonably withheld) and written consent of Borrowers so long as no Event of Default has occurred and is continuing, assign and delegate to one or more Eligible Assignees (provided that no consent of Agent or any Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender and no consent of any Borrower shall be required in connection with any assignment and delegation by a Lender to another Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent an Assignment and Acceptance in the form of Exhibit “C” (“Assignment and Acceptance”), together with any Note or Notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to Agent a processing fee in the amount of $3,000.

(b)    From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and related credit support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by Borrowers to Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing fee referred to in subsection (a) of this section and any written consent to such assignment required by subsection (a) of this section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this section.

(f)    Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(g)    Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (other than a natural person) not Affiliates of any Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (other than the rights described in Section 11.1 as being rights that are voted on by all Lenders), and all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(h)    Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

SECTION TWELVE - THE AGENT

12.1    Appointment and Authorization. Each Lender hereby designates and appoints Bank of America as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section Twelve. The provisions of this Section Twelve are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities to Lenders, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by Lenders.

12.2    Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3    Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers or any subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of Borrowers’ Subsidiaries or Affiliates.

12.4    Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or Majority Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or Majority Lenders, as applicable, (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent will notify Lenders of its receipt of any such notice. Upon the written request of any Lender, Agent shall send notice of such Default or Event of Default under this Agreement to the Borrowers within ten (10) Business Days, with a copy provided to each of the Lenders, unless such Default is cured within the applicable cure period or such Event of Default is waived. Otherwise, Agent shall take such action with respect to such Default or Event of Default as may be requested by Majority Lenders in accordance with Section 10.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. Agent and each of the Lenders agree to use reasonable good faith efforts to disclose to each other, as soon as practicable after discovery by a senior officer with direct responsibility for the management of the transactions with Borrowers, any information or communication (believed to be reliable and substantially accurate) which the disclosing Lender has reason to believe (a) is not known by Agent or the other Lenders (as applicable) and (b) may have a material and adverse effect upon the business or operations of the Borrowers and/or upon the collateral security for the Loan, and as a result, may impair the repayment of the Loan as and when due; provided, however, that neither the Agent nor the other Lenders shall have any liability as a result of its or their failure to disclose any information pursuant to this section, nor shall any Lender assert any such failure by Agent or another Lender as a defense to any claim asserted against a Lender under the provisions of this Agreement.

12.6    Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 13.14; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 12.6 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

12.7    Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its subsidiaries and Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that Agent and Bank of America shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

12.8    Successor Agent. Agent may resign as Agent upon 30 days’ notice to Lenders and Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event Bank of America sells all of its Commitment and Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If Agent resigns under this Agreement, subject to the proviso in the preceding sentence, Majority Lenders shall appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section Twelve shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.9    Withholding Tax. At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Borrowers and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each

Foreign Lender shall deliver to Borrowers and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Section 12.9 or Section 2.11 as a result of such withholding.

If payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 12.9, “FATCA” shall include any amendments made to FATCA after the date hereof.

12.10    Collateral Matters.

(a)    Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Agent’s Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and related credit support, and the termination or cash collateralization of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations (other than in indemnification and other contingent obligations for which no amount is due and owing and with respect to which no claim has been made), all in accordance with the provisions of Section 3.2; (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above or in Section 13.21, Agent will not release any of the Agent’s Liens without the prior written authorization of Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.10.

(b)    Upon receipt by Agent of any authorization required pursuant to Section 12.10(a) from Lenders of Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)    Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.11    Restrictions on Actions by Lenders; Sharing of Payments.

(a)    Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action to enforce its rights under this Agreement or against Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)    If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.12    Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13    Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to Agent on or prior to the effectiveness of this Agreement (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

12.14    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of Agent and Lenders. Each Lender agrees that any action taken by Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Agent, Majority Lenders, or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.15    Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by Agent or other Borrower Materials provided to Agent;

(b)    expressly agrees and acknowledges that neither Bank of America nor Agent (i) makes any representation or warranty as to the accuracy of any Report or other Borrower Materials, or (ii) shall be liable for any information contained in any Report or other Borrower Materials;

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or Bank of America or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers’ books and records, as well as on representations of Borrowers’ personnel and other Borrower Materials;

(d)    agrees to keep all Reports and other Borrower Materials confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report or other Borrower Materials in any other manner;

(e)    agrees that Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time; and

(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.16    Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender.

12.17    Bank Product Providers. Each Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Section 2.4. Each Bank Product Provider shall indemnify and hold harmless each Indemnified Person, to the extent not reimbursed by Borrowers or Guarantor, against all claims that may be incurred by or asserted against any Indemnified Person in connection with such provider’s Bank Product Obligations.

SECTION THIRTEEN - GENERAL

13.1    Expenses. Promptly following any Borrower’s receipt of any monthly or other statement from Agent, Borrowers shall pay all of the following expenses (“Agent’s Expenses”):

(a)    except as otherwise expressly provided herein, all reasonable expenses incurred by Agent in the administration of this Agreement and the Loan, including but not limited to mailing costs and accounting fees, and any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, or amendment (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein;

(b)    all taxes levied against or paid by Agent or any Lender (other than Excluded Taxes) and all filing and recording fees, costs and expenses which may be incurred by Agent in respect to the filing and/or recording of any document or instrument relating to the transactions described in this Agreement; and

(c)    all costs, outlays, reasonable attorney’s fees and expenses of any kind (including all allocated staff costs) incurred by Agent or any Lender in the enforcement of this Agreement or the defense of legal proceedings involving any claim made against Agent or any Lender arising out of this Agreement or the protection of the Collateral.

13.2    Invalidated Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or such Lender, and Borrowers shall be liable to pay to Agent and Lenders, and hereby does indemnify Agent and Lenders and hold Agent and Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 13.2 shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Agent’s and Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 13.2 shall survive the termination of this Agreement.

13.3    Application of Code to Agreement. This Agreement has been entered into pursuant to the provisions of the Code. Any additional remedies available to Agent and Lenders under the applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement, and Agent and Lenders shall have the benefit of any such additional remedies.

13.4    Parties, Successors and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns, and inure to the benefit of the successors and assigns of Agent and each Lender; provided, however, that no interest herein may be assigned by Borrowers without prior written consent of Agent and each Lender. The rights and benefits of Agent and Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.5    Notices and Communications.

(a)    Notice Address. All notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Regional’s address shown on page one of this Agreement, and to any other Person at its address shown on page one of this Agreement or stated below its signature to this Agreement (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and

Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.5. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next business day for the recipient); (b) if given by certified or registered U.S. mail, upon receipt, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.2, 2.6, 2.18 or 3.1 shall be effective until actually received by the Agent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Regional shall be deemed received by all Borrowers.

(b)    Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 9.1 or Section 5.2(e), administrative matters and distribution of Loan Documents for execution. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

(c)    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform, and Borrowers and Lenders acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Parties acknowledge that Borrower Materials may include material non-public information of Borrowers and Affiliates of Borrowers and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any securities of Borrowers and Affiliates of Borrowers. Neither Agent nor Indemnified Person related to Agent shall have any liability to Borrowers, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet.

(d)    Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PERSON FROM ANY LIABILITIES, LOSSES, COSTS AND EXPENSES ARISING FROM ANY TELEPHONIC COMMUNICATION PURPORTEDLY GIVEN BY OR ON BEHALF OF A BORROWER, EXCEPT TO THE EXTENT SUCH LIABILITIES, LOSSES, COSTS AND EXPENSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

13.6    Accounting Principles. All accounting computations required to be made for the purposes of this Agreement shall be done in accordance with GAAP as provided in Section 8.15 or unless otherwise agreed to in writing by Agent, at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

13.7    Total Agreement; References. This Agreement and all other agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof (including, without limitation, the Existing Loan Agreement), and shall not be changed or terminated orally. Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Existing Loan Agreement or pursuant to the terms hereof are hereby amended so that any reference therein to the Existing Loan Agreement shall mean a reference to this Agreement. Notwithstanding the foregoing, (i) the liens and security interests granted by Borrowers in favor of Agent pursuant to the Existing Loan Agreement and the other Loan Documents shall continue in full force and effect from and after the date hereof in favor of Agent, for the benefit of Agent and Lenders, as security for the Obligations, (ii) the Loans outstanding by Lenders under the Existing Loan Agreement (and all accrued and unpaid interest thereon and fees in respect thereof) and all other Obligations outstanding thereunder as of the date of this Agreement shall remain outstanding and shall be restated and extended as Revolving Loans hereunder and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Loans and Obligations or any of the other rights, duties and obligations of the parties hereunder, and (iii) all indemnification obligations of the Borrowers under the Existing Loan Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Agent, and any other Person indemnified under the Existing Loan Agreement or any other Loan Document at any time prior to the date of this Agreement.

13.8    Governing Law. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

13.9    Survival. All warranties, representations, and covenants made by Borrowers under this Agreement shall be considered to have been relied upon by Agent and each Lender and shall survive the delivery to Lenders of the Notes regardless of any investigation made by Agent or any Lender or on its behalf.

13.10    Power of Attorney. Each Borrower hereby appoints Agent, and its agents and designees, the true and lawful agents and attorneys-in-fact of such Borrower, with full power of substitution, (a) during the continuance of an Event of Default, to (i) receive, open and dispose of all mail addressed to such Borrower relating to the Collateral, (ii) notify and direct the United States Post Office authorities by notice given in the name of such Borrower and signed on its behalf, to change the address for delivery of all mail addressed to such Borrower relating to the Collateral to an address to be designated by Agent, and to cause such mail to be delivered to such designated address where Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which Agent has a security interest hereunder and any documents relative thereto, with full power to endorse the name of such Borrower upon any such notes, checks, acceptances, drafts, money order or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and Agent shall have the further right and power to endorse the name of such Borrower on any documents otherwise relating to such Collateral, (iii) send notices to such Contract Debtors or account debtors, and (iv) do any and all other things necessary or proper to carry out the intent of this Agreement; and (b) at all times, to (i) sign the name of such Borrower to drafts against Contract Debtors or other account debtors, and execute on behalf of such Borrower assignments, notices of assignments, financing statements and other public records and notices on all other instruments or documents and (ii) do any and all other things necessary or proper to perfect and protect the liens and rights of Agent and Lenders created under this Agreement. Each Borrower agrees that neither Agent or any Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for those arising from the gross negligence or willful misconduct of the Agent or any Lender or any of their agents, designees or attorneys-in-fact.

The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof. Agent shall have the right to apply all money or security otherwise due to Borrowers to the payment of any of the Advances or other sums payable pursuant to this Agreement at such time and in such order of application as Agent may determine.

13.11    LITIGATION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY BORROWER, AGENT AND LENDERS, PERTAINING TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

13.12    Severability. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Agreement.

13.13    Jury Trial Waiver. BORROWERS, LENDERS AND AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, LENDERS AND AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.14    Indemnity of Agent and Lenders by Borrower. EACH BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION OR REPLACEMENT OF AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON BY A PERSON WHO IS NOT ALSO AN INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED, THAT, BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES (I) RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (II) THAT ARE AWARDED

AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR IN SUCH ACTION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS SECTION 13.14 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

13.15    Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, AGENT, ANY LENDER OR OTHER PERSON AGAINST ANY BORROWER, AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND BORROWER, AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.16    Right of Setoff. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrowers and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

13.17    Joint and Several Liability.

(a)    Each Borrower agrees that it is jointly and severally, directly and primarily liable to Agent and Lenders for payment in full of the Obligations, except its Excluded Swap Obligations, and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Agent or any Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrower(s).

(b)    Each Borrower agrees that any release which may be given by Agent or any Lender to the other Borrowers or any guarantor or endorser of any of the Obligations shall not release such other Borrowers from their obligations hereunder.

(c)    Each Borrower hereby waives any right to assert against Agent or any Lender any defense (legal or equitable), setoff, counterclaim, or claims which any Borrower individually may now or any time hereafter have against the other Borrowers or any other party liable to Agent or any Lender in any manner or way whatsoever.

(d)    Any and all present and future indebtedness of a Borrower to the other Borrowers is hereby subordinated to the full payment and performance of the Obligations.

(e)    Each Borrower is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will keep itself informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Agent or any Lender for information, each Borrower hereby waives any and all rights it may have to require Agent or any Lender to disclose to such Borrower any information which Agent or any Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrower.

(f)    Each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices of formalities to which such Borrower may, as joint and several Borrower hereunder, be entitled.

(g)    At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of their borrowings hereunder, Agent and Lenders have agreed, in lieu of maintaining separate loan accounts, that Agent shall maintain a single loan account under the name of Borrowers (“Loan Account”). The Loan shall be made jointly and severally to the Borrowers and shall be charged to their Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan shall be credited with all repayments of Obligations received by Agent, on behalf of Lenders, from any Borrower as paid into a Collection Account pursuant to the terms of this Agreement.

(h)    Requests for borrowings may be made by any Borrower, pursuant to the terms of Section Two hereof. Each Borrower expressly agrees and acknowledges that neither Agent nor any Lender shall have any responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of the Borrowers of (i) any Obligations, or (ii) any of the expenses and other items charged to the Loan Account pursuant to this Agreement. All Obligations and such expenses and other items shall be made for the collective, joint, and several account of the Borrowers and shall be charged to their Loan Account.

(i)    Each Borrower agrees and acknowledges that the administration of the Obligations on a combined basis as set forth in this Section 13.17 is being done as an accommodation to Borrowers and at their request, and that neither Agent nor any Lender shall incur any liability to any of the Borrowers as a result thereof. TO INDUCE AGENT AND LENDERS TO DO SO, AND IN CONSIDERATION THEREOF, EACH OF THE BORROWERS HEREBY AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, EXPENSES, LOSS, DAMAGE, CLAIM OF DAMAGE, OR INJURY, MADE AGAINST AGENT OR ANY LENDER BY ANY OF BORROWERS OR BY ANY OTHER PERSON, ARISING FROM OR INCURRED BY REASON OF SUCH ADMINISTRATION OF THE OBLIGATIONS, EXCEPT TO THE EXTENT SUCH LIABILITIES, EXPENSES, LOSSES, DAMAGES, CLAIMS AND INJURIES (I) RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER OR (II) ARE AWARDED AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(j)    Each Borrower represents and warrants to Agent and each Lender that the collective administration of the Obligations is being undertaken by Agent and each Lender pursuant to this Section 13.17, because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

(k)    Each Borrower hereby postpones and subordinates to the final payment in full of the Obligations any right of subrogation it has or may have against the other Borrowers with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement. In addition, each Borrower hereby postpones any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other rights and claims, whether direct or indirect, liquidated or contingent, such Borrower may now have or hereafter have as against any other Borrower with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement, until all Obligations have been finally paid in full. Each Borrower agrees that in light of the immediately foregoing agreements, the execution of this Agreement shall not be deemed to make such Borrower a “creditor” of any other Borrower, and that for purposes of §§547 and 550 of the United States Bankruptcy Code (11 U.S.C. §§547, 550), such Borrower shall not be deemed a “creditor” of the other Borrower.

(l)    Each obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this section shall remain in full force and effect until full payment of all Obligations. Each obligor intends this section to constitute, and this section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Borrower for all purposes of the Commodity Exchange Act.

13.18    Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.19    Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.20    No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

13.21    Other Security and Guarantees. Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations. The Lenders and the Letter of Credit Issuer irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor from its obligations under a guaranty and/or release any security interest in the Collateral owned by such Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, the Majority Lenders will confirm in writing Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.21.

13.22    NO ORAL AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENT AMONG AGENT, LENDERS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS AND BORROWERS.

13.23    Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.24    Replacement of Lenders. If (a) only one Lender requests compensation under Section 2.13, (b) if a Borrower is required to pay any additional amount to only one Lender or any Governmental Authority for the account of one Lender pursuant to Section 2.11, (c) if any Lender is a Defaulting Lender, (d) if any Lender is acquired by or merges with any other Person and such Lender is not the surviving Person, or (e) if only one Lender fails to approve an amendment, consent or waiver hereunder (including, in connection with a Non-Warehouse Facility Securitization or substantially similar transaction proposed by the Borrowers) which is approved by the Majority Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and Agent, (1) notwithstanding clauses (i), (iii) and (iv) below, prepay all outstanding amounts owed to such Lender, as more specifically described in clause (ii) below (plus any prepayment penalty set forth in Section 3.1), in connection with the closing of any Non-Warehouse Facility Securitization (or substantially similar transaction proposed by the Borrowers) and permanently reduce the aggregate Commitments by the Commitment held by such Lender or (2) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    Borrowers or the assignee shall have paid Agent the assignment fee specified in Section 11.2(a).

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    such assignment does not conflict with applicable laws; and

(iv)    such assignment is completed within ninety (90) days of any request in (a) above, payment in (b) above, default in (c) above, merger in (d) above, or any failure to approve in (e) above .

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. The right to replace a Lender hereunder in subsections (a), (b) and (e) does not apply if more than one Lender is affected in each scenario.

13.25    Confidentiality. The Agent and each Lender agrees to keep confidential any information provided by the Borrowers or their Subsidiaries, or their respective representatives, or agents, hereunder or under any other Loan Document, to maintain procedures with respect to such information substantially comparable to those applied by the Agent and each Lender in respect of other non-public information, and not to use such information for any purpose other than in connection with the Loans or in connection with other financial accommodations being provided or to be provided by the Agent and any Lender to any Borrower; provided that the Agent and each Lender may disclose such information (a) to the extent required by applicable law, (b) to any Agent-Related Persons or to counsel for the Agent or Lenders or to their respective accountants, (c) to bank examiners and auditors and appropriate government examining authorities, (d) to any actual or prospective participant in the Agent or Lenders’ interest in its Loans and other rights or obligations hereunder, provided that each such actual or prospective participant has agreed in writing, that it will comply with the restrictions contained in this Section 13.25 to the same extent as if it were the Agent or a Lender and that such written agreement provides that (i) it can be relied upon by the Borrowers and (ii) such information will be used by such prospective participant only in its evaluation of its participation in the credit facility, (e) in connection with the enforcement of any Borrower’s Obligations hereunder or under any other Loan Document following the occurrence of an Event of Default or (f) in connection with any litigation relating to this Agreement or the other Loan Documents following the occurrence or during the continuance of an Event of Default.

[signatures continued on next page]

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

By: /s/ Donald E. Thomas

Name: Donald E Thomas

Title: Executive Vice President and Chief Financial Officer of each of the above listed Corporations and Executive Vice President and Chief Financial Officer of each of the above limited liability companies

Signature Page to Sixth Amended and Restated Loan and Security Agreement

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ Bruce Jenks
Name:	Bruce Jenks
Title:	Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender and Letter of Credit Issuer

By:	/s/ Bruce Jenks
Name:	Bruce Jenks
Title:	Vice President

Commitment = $215,000,000.00

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Michael S. Cameli
Name:	Michael S. Cameli
Title:	Director

Commitment = $108,000,000.00

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Micah Dickey
Name:	Micah Dickey
Title:	Vice President

Commitment = $40,000,000.00

TEXAS CAPITAL BANK, N.A. as a Lender

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Senior Vice President

Commitment = $35,000,000.00

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ William M. Laird
Name:	William M. Laird
Title:	Senior Vice President

Commitment = $165,000,000.00

CAPITAL BANK CORPORATION as a Lender

By:	/s/ Lam B. Britton
Name:	Lam B. Britton
Title:	Senior Vice President

Commitment = $20,000,000.00

SYNOVUS BANK as a Lender

By:	/s/ Lauren A. Falgiano
Name:	Lauren A. Falgiano
Title:	Senior Portfolio Manager

Commitment = $25,000,000.00

BANKUNITED, N.A. as a Lender

By:	/s/ Stephen Derby
Name:	Stephen Derby
Title:	Senior Vice President

Commitment = $30,000,000.00

SCHEDULES AND EXHIBITS

SCHEDULE 4.4 – LOCATIONS OF BOOKS AND RECORDS AND COLLATERAL

SCHEDULE 7.6 – GAAP EXCEPTIONS

SCHEDULE 7.9 – PERMITTED LIENS

SCHEDULE 7.10 – LICENSES

SCHEDULE 7.13 – COMPLIANCE WITH LAWS

SCHEDULE 7.16 - SUBSIDIARIES

SCHEDULE 7.19 - BANK ACCOUNTS

SCHEDULE 8.3 - GUARANTIES

SCHEDULE 8.6 - DEBT

EXHIBIT “A” – FORM OF NOTICE OF BORROWING

EXHIBIT “B” – FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT “C” – FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT “D” - FORM OF RELEASE REQUEST

SCHEDULE 4.4

LOCATIONS OF BOOKS AND RECORDS AND COLLATERAL

The following is a correct and complete list of the locations of all books and records concerning the Collateral, the locations of the Collateral, and the locations of all Borrowers’ places of business as of the Closing Date:

979 Batesville Road, Suite B, Greer, South Carolina 29651

The following branch locations:

Branch #	Street Address	City	State	Zip
101	101 Verdae Boulevard, Suite 130	Greenville	SC	29607-3887
102	528 Knox Abbott Drive	Cayce	SC	29033-4125
103	1544 West Floyd Baker Blvd	Gaffney	SC	29341-1204
104	1924 Remount Road	North Charleston	SC	29406-3241
105	120 Highway 14, Suite C	Simpsonville	SC	29681-6056
106	2303 Boundary Street, Suite 3	Beaufort	SC	29902-3720
107	1200 Sam Rittenburg Blvd, Suite B	Charleston	SC	29407-5006
108	6729 Two Notch Road, Suite L	Columbia	SC	29223-7535
109	314 Richland Avenue West	Aiken	SC	29801-3868
110	110 A North Memorial Avenue	Walterboro	SC	29488-3908
111	1641 Springdale Dr., Suite C	Camden	SC	29020-2091
112	592 North Anderson Road	Rock Hill	SC	29730-7300
113	251 Broad Street	Sumter	SC	29150-4146
114	1450 W.O. Ezell Blvd, Suite 950	Spartanburg	SC	29301-1500
115	716 B Montague Avenue	Greenwood	SC	29649-1439
118	302 Main Street	Conway	SC	29526-5131
119	1113 N. Fraser Street	Georgetown	SC	29440-2851
121	2705 North Main Street, Suite C	Anderson	SC	29621-3283
122	642 John C. Calhoun Drive	Orangeburg	SC	29115-6169
123	810 Dutch Square Blvd., Suite 102	Columbia	SC	29210-7318
124	145 Highway 15 & 401 Bypass, Suite 7	Bennettsville	SC	29512-4359
125	112 East Carolina Avenue	Hartsville	SC	29550-4214
126	115 E. Richardson Avenue	Summerville	SC	29483-6332
127	2889 Main Street	Newberry	SC	29108-4133
128	109 East Main Street	Lake City	SC	29560-2626
129	410 North Duncan Bypass, Suite D	Union	SC	29379-8641
130	517 Radford Blvd, Suite D	Dillon	SC	29536-2469
131	1309 B West Poinsett Street	Greer	SC	29650-1251
132	605 Broadway Street	Myrtle Beach	SC	29577-3814
133	6932 Calhoun Memorial Highway, Suite G	Easley	SC	29640-3572
134	226 South Main Street	Lancaster	SC	29720-2444
135	1107 East Godbold Street	Marion	SC	29571-3907
136	129 Lee Avenue	Hampton	SC	29924-3439

Branch #	Street Address	City	State	Zip
137	1612 State Road, Suite A-14	Cheraw	SC	29520-5106
139	141 E. Church Street, Suite M	Batesburg-Leesville	SC	29070-7066
140	104 Bi-Lo Way, Suite A2	Moncks Corner	SC	29461-3975
141	197 Main Street	Barnwell	SC	29812-1847
142	721 US Hwy 321 Bypass South, Unit 11	Winnsboro	SC	29180-6326
143	3720 Boiling Springs Rd, Suite F	Boiling Springs	SC	29316-5760
144	211 Oconee Square Drive	Seneca	SC	29678-2546
145	507 N. Harper Street, Suite D	Laurens	SC	29360-2337
146	348 North Highway 701, Unit 1	Loris	SC	29569-2464
147	404 E. Martintown Road, Suite D	North Augusta	SC	29841-4236
148	938 E. Liberty Street	York	SC	29745-1662
149	200 West Mill Street	Kingstree	SC	29556-3340
151	134 Saint James Avenue, Suite 6	Goose Creek	SC	29445-2995
152	815 West Greenwood Street, Suite 3	Abbeville	SC	29620-2471
153	229 Apple Square Plaza	Edgefield	SC	29824-4203
154	218 City Square	Belton	SC	29627-1433
155	1035 Johnnie Dodds Blvd., Suite C-7	Mt. Pleasant	SC	29464-6154
156	867 U.S. Highway 17 South	North Myrtle Beach	SC	29582-3428
157	7509 Garners Ferry Road, Suite F	Columbia	SC	29209-2664
158	3405 White Horse Road, Suite C	Greenville	SC	29611-5947
159	4490 Socastee Blvd.	Myrtle Beach	SC	29588-7206
160	7249 Saint Andrews Road, Suite B	Columbia	SC	29212-1178
161	400 N. Dobys Bridge Rd., Suite 103	Fort Mill	SC	29715-6805
180	2523 S. Cashua Dr.	Florence	SC	29501-5350
187	475 N. Main Street, Suite D	Hemingway	SC	29554-9191
189	103 South Brooks Street	Manning	SC	29102-3111
190	509 12th Street	West Columbia	SC	29169-6334
301	2301 Wade Hampton Blvd., Suite 3	Greenville	SC	29615-1059
302	710 South Pendleton Street	Easley	SC	29640-3526
303	100 Forum Dr., Suite 4	Columbia	SC	29229-7945
304	110 Garner Road, Suite 10	Spartanburg	SC	29303-3155
305	1884 Columbia Road	Orangeburg	SC	29115-3365
306	1222 West Evans Street	Florence	SC	29501-3322
307	8600 Dorchester Rd, Suite 203	North Charleston	SC	29420-7383
308	479 Bypass 72 NW, Suite 111	Greenwood	SC	29649-1405
309	5175 Sunset Blvd., Suite 4	Lexington	SC	29072-7320
311	124 Commons Parkway	Anderson	SC	29621-4133
312	1300 Savannah Highway, Suite 11	Charleston	SC	29407-7849
313	708 Bultman Drive	Sumter	SC	29150-2517
501	2523 East 5th Street	Tyler	TX	75701-3544
502	1518 Pennsylvania Avenue	Fort Worth	TX	76104-2027
503	217 S. Oklahoma Ave, Suite D	Weslaco	TX	78596-7970

Branch #	Street Address	City	State	Zip
504	2912 North Laurent Street	Victoria	TX	77901-4141
505	509 S. Bicentennial Blvd.	McAllen	TX	78501-5217
506	318 East Jackson Street	Harlingen	TX	78550-6850
507	502 West Calton Road, Suite 109	Laredo	TX	78041-6631
508	2200 Boca Chica Blvd, Suite 104	Brownsville	TX	78521-2241
509	1121 SW Military Drive, Suite 103	San Antonio	TX	78221-1672
510	4918 Ayers Road, Suite 136	Corpus Christi	TX	78415-1431
511	1104 B North Meadow	Laredo	TX	78040-5349
512	2400 Veterans Blvd, Suite 10	Del Rio	TX	78840-3136
513	4761 E Hwy 83, Suite B	Rio Grande City	TX	78582-6494
514	2708 H East Griffin Parkway	Mission	TX	78572-3309
515	206 B San Antonio Street	San Marcos	TX	78666-5585
516	14145 Nacogdoches Road, Suite 1	San Antonio	TX	78247-1931
517	220 Jefferson Street	Eagle Pass	TX	78852-4820
518	2551 Judson Road, Suite C	Longview	TX	75605-4645
519	8868 Research Blvd., Suite 705	Austin	TX	78758-8522
520	3221 Wurzbach Road	San Antonio	TX	78238-4002
521	218 East Kleberg Avenue	Kingsville	TX	78363-4573
522	840 Secretary Drive	Arlington	TX	76015-1640
523	817 West Pioneer Parkway, Suite 156	Grand Prairie	TX	75051-4738
524	1615 North Valley Mills Drive	Waco	TX	76710-2552
525	3655 Fredericksburg Road, Suite 119	San Antonio	TX	78201-3859
526	1710 C South Texas Avenue, Suite 101	Bryan	TX	77802-1019
527	2314 C West Adams Avenue	Temple	TX	76504-3931
528	2725 NE 28th Street, Suite 130	Fort Worth	TX	76111-2966
529	1918 North Story Road	Irving	TX	75061-1936
530	3115 South 1st, Suite 300	Garland	TX	75041-3422
531	719 West William Cannon Drive, Suite 112	Austin	TX	78745-3981
532	1645 E. Canton Rd	Edinburg	TX	78542-2925
533	1804 Wirt Road	Houston	TX	77055-2407
534	5517 Airline Drive, Suite E	Houston	TX	77076-4946
535	3910 Fairmont Parkway, Suite D	Pasadena	TX	77504-3066
536	12220 Murphy Road, Suite H	Stafford	TX	77477-2410
537	6240 Phelan Blvd	Beaumont	TX	77706-6120
538	4525 Rigsby Avenue, Suite 106	San Antonio	TX	78222-1275
539	459 Uvalde Road	Houston	TX	77015-3717
540	3401 W. Davis Street, Suite A1	Conroe	TX	77304-1841
541	6003 Bellaire Blvd., Suite G	Houston	TX	77081-5421
542	500 N. Oregon, Suite E	El Paso	TX	79901-1124
543	8720 Alameda Ave., Suite A	El Paso	TX	79907-6275
544	10755 N. Loop Drive, Suite P	Socorro	TX	79927-4694
545	3333 N. Yarbrough Dr., Suite V	El Paso	TX	79925-1739
546	9861 Dyer Street, Suite 4	El Paso	TX	79924-4747

Branch #	Street Address	City	State	Zip
547	6920 Delta Drive, Suite 2	El Paso	TX	79905-5519
548	1605 George Dieter Drive, Suite 302	El Paso	TX	79936-6586
549	3806 Avenue I, Suite 22	Rosenberg	TX	77471-3951
550	7500 Eckhert Road, Suite 460	San Antonio	TX	78240-3068
551	5015 FM 2920 Road, Suite B	Spring	TX	77388-3114
552	230 W. Parker Road, Suite 190	Plano	TX	75075-2383
553	11819 West Avenue, Suite 2	San Antonio	TX	78216-2533
554	3465 W. Walnut Street, Suite 107	Garland	TX	75042-7169
555	1015 S. Mays Street, Suite 101	Round Rock	TX	78664-6745
556	6242 Rufe Snow Drive, Suite 230	North Richland Hills	TX	76148-3347
557	1703 Shaver Street	Pasadena	TX	77502-2027
558	2550 Broadway Street	Pearland	TX	77581-4904
559	11925 Southwest Freeway, Suite 6	Stafford	TX	77477-2300
560	4485 North Freeway	Houston	TX	77022-6229
561	873 S. Mason Road, Suite 324	Katy	TX	77450-3882
562	3917 W. Camp Wisdom Road, Suite 107	Dallas	TX	75237-2468
563	2506 25th Avenue North, Suite 2	Texas City	TX	77590-4666
564	2901 Alta Mere Drive, Suite 1000	Fort Worth	TX	76116-4180
565	1700 N. Zaragoza Rd., Suite 103	El Paso	TX	79936-7964
566	14181 Northwest Freeway	Houston	TX	77040-5013
567	1931 Texas Parkway	Missouri City	TX	77489-3121
568	1101 E. Highway 6, Suite A	Alvin	TX	77511-2878
569	2364 E. Southcross Blvd.	San Antonio	TX	78223-2263
570	1420 FM 1960 Bypass Rd. E, Suite 118	Humble	TX	77338-3934
571	5488 Walzem Rd	San Antonio	TX	78218-2125
572	2301 N. Collins Street, Suite 116	Arlington	TX	76011-2645
573	901 N. Raul Longoria Rd, Suite 4	San Juan	TX	78589-3747
574	4010 W. Commerce St, Suite 101	San Antonio	TX	78207-3650
575	4902 Holly Rd, Suite 112	Corpus Christi	TX	78411-4767
576	16876 Stuebner Airline Rd	Spring	TX	77379-6207
577	713 W. Wheatland Rd	Duncanville	TX	75116-4520
578	3719 N. Fry Rd, Suite O	Katy	TX	77449-6740
579	4509 50th Street	Lubbock	TX	79414-3611
580	4070 N. Belt Line Road, Suite 153	Irving	TX	75038-5010
581	12637 Westheimer Rd, Suite 150	Houston	TX	77077-5746
582	9714 Potranco Road, Suite 113	San Antonio	TX	78251-9617
583	2400 E. Oltorf Street, Suite 12A	Austin	TX	78741-4567
584	2644 SW 34th Avenue	Amarillo	TX	79109-4806
585	1607 East 8th Street, Suite A	Odessa	TX	79761-4806
586	2252 E. Main Street	Uvalde	TX	78801-4947
587	1645 Pat Booker Road, Suite 115	Universal City	TX	78148-3400
588	810 E. Veterans Blvd,Suite F	Palmview	TX	78572-5019
589	3552 Sherwood Way	San Angelo	TX	76901-3533

Branch #	Street Address	City	State	Zip
590	7097 N Expressway 77, Suite 4	Olmito	TX	78575-9808
591	3482 Catclaw Drive	Abilene	TX	79606-8224
592	1909 Texoma Parkway, Suite G	Sherman	TX	75090-2668
593	3301 E. Rancier Ave, Suite 103G	Killeen	TX	76543-7855
594	601 Sunset Street	Denton	TX	76201-2665
595	1812 Santa Fe Dr, Suite D	Weatherford	TX	76086-6429
596	2708 Southwest Pkwy, Suite 114	Wichita Falls	TX	76308-3727
597	386 Landa St, Suite B	New Braunfels	TX	78130-5401
598	120 FM2821 Rd W, Suite C	Huntsville	TX	77320-8414
601	11 Crispin Ct, Suite 103	Asheville	NC	28803-8208
602	2367 Hwy 70 SE	Hickory	NC	28602-8300
650	2568 West Franklin Blvd	Gastonia	NC	28052-1250
651	7309 East Independence Blvd., Suite 24	Charlotte	NC	28227-9439
652	230 Signal Hill Drive	Statesville	NC	28625-4327
653	3733 B Farmington Drive	Greensboro	NC	27407-6246
654	2108 N Centennial Street, Suite 114	High Point	NC	27262-7742
655	3193 D Peters Creek Parkway	Winston Salem	NC	27127-4710
656	811 South Jake Alexander Blvd	Salisbury	NC	28147-9058
657	9601 North Tryon Street, Suite H	Charlotte	NC	28262-8460
658	3306 Highway 74 West, Unit D	Monroe	NC	28110-8695
659	6407 South Blvd., Suite J	Charlotte	NC	28217-4401
660	638 Spartanburg Highway, Suite 30	Hendersonville	NC	28792-5921
661	2140 South Church Street	Burlington	NC	27215-5328
662	704 C East Broad Avenue	Rockingham	NC	28379-4343
663	1337 C East Dixie Drive	Asheboro	NC	27203-8889
664	3379 Cloverleaf Parkway	Kannapolis	NC	28083-6991
665	808 East Franklin Blvd	Gastonia	NC	28054-4241
667	2403 Battleground Avenue, Suite 10	Greensboro	NC	27408-4035
668	420 Eastwood Road, Suite 101	Wilmington	NC	28403-1866
669	1829 Capital Boulevard, Suite 105	Raleigh	NC	27604-2177
670	5410 NC Highway 55, Suite R	Durham	NC	27713-7802
671	4964 Martin View Lane	Winston Salem	NC	27104-5066
672	1111 Ireland Drive, Suite 102	Fayetteville	NC	28304-3329
673	5069 Fayetteville Rd	Lumberton	NC	28358-2107
674	3250 Wilkinson Blvd., Suite H	Charlotte	NC	28208-5667
675	1330 Fifth Avenue, Suite 250	Garner	NC	27529-3638
676	2630 S. Main Street, Suite 103	High Point	NC	27263-1941
677	12265 Capital Blvd.	Wake Forest	NC	27587-6200
678	4731 Ramsey Street	Fayetteville	NC	28311-1614
679	260 Summit Square Blvd, Unit A6	Winston Salem	NC	27105-1461
680	2316 S. 17th Street, Suite 120	Wilmington	NC	28401-7913
681	1331 Mebane Oaks Rd	Mebane	NC	27302-9681
682	5539 W. Market St	Greensboro	NC	27409-2525
683	3607 Matthews Mint Hill Road, Suite 10	Matthews	NC	28105-4146

Branch #	Street Address	City	State	Zip
684	460 Moye Blvd, Suite 103	Greenville	NC	27834-2886
701	7118 Maynardville Highway	Knoxville	TN	37918-5738
702	3014 Bristol Highway, Suite 3	Johnson City	TN	37601-1512
703	421 West Stone Drive, Suite 3	Kingsport	TN	37660-3270
704	1135 Volunteer Parkway, Suite 1	Bristol	TN	37620-4658
705	5716 Ringgold Road, Unit 106	Chattanooga	TN	37412-3597
706	891 Keith Street NW, Suite 6	Cleveland	TN	37311-1879
707	126 The Crossings	Crossville	TN	38555-8754
708	1645 Downtown West Blvd., Unit 11	Knoxville	TN	37919-5411
709	516 S. Willow Avenue	Cookeville	TN	38501-3727
710	1631 E. Andrew Johnson Highway	Morristown	TN	37814-5401
711	1240 NW Broad Street	Murfreesboro	TN	37129-1713
712	224 West Main Street, Suite D	Lebanon	TN	37087-2680
713	136 Bear Creek Pike, Suite E	Columbia	TN	38401-2484
714	2565 East Andrew Johnson Highway	Greeneville	TN	37745-0951
715	319 Vann Drive, Suite B	Jackson	TN	38305-6032
716	2021 Gallatin Pike North, Suite 240	Madison	TN	37115-2029
717	200 Able Drive, Suite 16	Dayton	TN	37321-6034
718	121 Henslee Drive, Suite H	Dickson	TN	37055-2076
719	1321 Bell Road	Antioch	TN	37013-3730
720	371 West Church Street	Lexington	TN	38351-2096
721	7444 Winchester Road, Suite 104	Memphis	TN	38125-2206
801	449 George Wallace Drive	Gadsden	AL	35903-2282
802	2699 Sandlin Road, Suite B-2	Decatur	AL	35601-7343
803	4925 University Drive, Suite 110	Huntsville	AL	35816-1849
804	2801 Mall Road, Suite 9	Florence	AL	35630-1676
805	8144 U.S. Hwy 431	Albertville	AL	35950-1135
806	1225 Snow Street, Suite 4	Oxford	AL	36203-1964
807	1710 2nd Avenue SW, Suite 5	Cullman	AL	35055-5337
808	1845 Montgomery Hwy, Suite 221	Hoover	AL	35244-2501
809	2001 Skyland Blvd. East, Suite C-1	Tuscaloosa	AL	35405-1545
810	1930 Edwards Lake Road, Suite 120	Birmingham	AL	35235-3719
811	246 Interstate Commercial Park Loop	Prattville	AL	36066-7361
812	3074 Ross Clark Circle, Suite 8	Dothan	AL	36301-1194
813	2140 E. University Drive, Suite E	Auburn	AL	36830-1853
814	6144 Atlanta Highway	Montgomery	AL	36117-2800
815	3304 U.S. Highway 80 West, Suite E	Phenix City	AL	36870-6405
816	220 Town Mart	Clanton	AL	35045-3784
817	792 Commerce Drive, Suite 101	Alexander City	AL	35010-4213
818	5238 U.S. Highway 90 W, Suite D	Mobile	AL	36619-4220
819	5031 Ford Parkway, Suite 104	Bessemer	AL	35022-5284
820	6345 Airport Boulevard, Suite G	Mobile	AL	36608-3127
821	1237 Highway 231 South	Troy	AL	36081-3054
822	631 Willow Lane, Suite K	Greenville	AL	36037-8028

Branch #	Street Address	City	State	Zip
823	1605 S. Broad Street	Scottsboro	AL	35768-2610
824	458 1st Street SW	Alabaster	AL	35007-9703
825	4405 N. College Avenue, Suite C	Jackson	AL	36545-2045
826	1123 N. McKenzie Street	Foley	AL	36535-3550
827	1209 N. Main Avenue	Sylacauga	AL	35150-1648
828	33208 Highway 43, Suite A	Thomasville	AL	36784-1631
829	906 McMeans Avenue, Suite B	Bay Minette	AL	36507-3308
830	306 Palisades Blvd, Suite 4	Homewood	AL	35209-5148
831	632 Boll Weevil Circle	Enterprise	AL	36330-2734
870	1310 Quintard Avenue	Anniston	AL	36201-4620
871	959 Gilbert Ferry Road, SE Suite M	Attalla	AL	35954-3335
872	3186 Alabama Highway 157	Cullman	AL	35058-0686
873	841 Odum Road, Suite 105	Gardendale	AL	35071-4112
875	1811 Highway 78 East, Suite 110	Jasper	AL	35501-4081
876	2206 Village Drive	Moody	AL	35004-3241
877	1986 U.S. Highway 78 East	Oxford	AL	36203-2020
881	583 Brindlee Mountain Pkwy	Arab	AL	35016-1054
882	920 Highway 72 E	Athens	AL	35611-4318
883	981 U.S. Highway 431 South	Boaz	AL	35957-1749
885	2314 6th Avenue SE, Suite B	Decatur	AL	35601-6565
886	2415 Rosedale St, Suite C	Muscle Shoals	AL	35661-6427
887	2308 Gault Avenue North	Fort Payne	AL	35967-3644
888	587 Highway 31 NW, Suite A,	Hartselle	AL	35640-4470
889	700 Airport Road, Suite E	Huntsville	AL	35802-4360
891	80 McFarland Blvd., Suite 2	Northport	AL	35476-3332
893	305 East Battle Street, Suite A	Talladega	AL	35160-2421
894	2401 Stemley Bridge Rd, Ste 13	Pell City	AL	35128-2393
901	9200 S. Pennsylvania Ave	Oklahoma City	OK	73159-6902
902	2108 A W. Lindsey Street	Norman	OK	73069-4108
903	6221 N. Meridian Avenue	Oklahoma City	OK	73112-1249
904	1300 West Vandament Avenue, Suite 2301	Yukon	OK	73099-4575
905	1510 N. Kickapoo Avenue, Suite 1	Shawnee	OK	74804-4331
906	7505 SE 15th Street	Midwest City	OK	73110-5425
907	1915 W. Gore Boulevard, Suite 3	Lawton	OK	73501-3661
908	1208 North York Street, Suite B	Muskogee	OK	74403-2562
909	3202 S. Memorial Drive, Suite 7A	Tulsa	OK	74145-1322
910	1231 SE Frank Phillips Blvd	Bartlesville	OK	74003-4321
911	806 S. Aspen Avenue, Suite B	Broken Arrow	OK	74012-4884
912	305 W. Taft Road	Sapulpa	OK	74066-5436
913	1942 S. Highway 66	Claremore	OK	74019-4371
914	1500 Hoppe Boulevard, Suite 6	Ada	OK	74820-2309
915	120 N 5th Street	Chickasha	OK	73018-2406
916	302 W. Edmond Road	Edmond	OK	73003-5600

Branch #	Street Address	City	State	Zip
917	1212 Merrick Drive, Suite 5	Ardmore	OK	73401-1824
918	2329 W. Willow Road	Enid	OK	73703-2433
919	639 NW 7th Street	Moore	OK	73160-3803
920	701 N Main Street	Stillwater	OK	74075-5410
921	200 E. Choctaw Avenue	McAlester	OK	74501-5026
922	111 S. Main Street	Miami	OK	74354-7024
923	3040 S. Muskogee Avenue, Suite 101	Tahlequah	OK	74464-5485
924	2135 NW 23rd St	Oklahoma City	OK	73107-2401
925	512 Plaza Court	Sand Springs	OK	74063-7915
926	2501 N 14th Street	Ponca City	OK	74601-1734
927	1519 N Highway 81	Duncan	OK	73533-1407
928	6961 S. Lewis Avenue	Tulsa	OK	74136-3914
1001	2300 N Main Street, Suite 205	Las Cruces	NM	88001-1117
1002	1215 Anthony Drive, Suite D	Anthony	NM	88021-9371
1003	5504 Menaul Boulevard NE, Suite G-East	Albuquerque	NM	87110-3184
1004	5300 Sequoia Rd NW, Suite L	Albuquerque	NM	87120-1418
1005	1001 Golf Course Rd. SE, Suite 103	Rio Rancho	NM	87124-2575
1006	200 1st Street, Suite C	Alamogordo	NM	88310-6517
1007	3000 E. 20th Street, Suite B	Farmington	NM	87402-5350
1008	2404 Cerrillos Road	Santa Fe	NM	87505-3392
1009	1698 Rio Bravo Blvd SW, Suite C	Albuquerque	NM	87105-6000
1010	2013 N. Prince Street	Clovis	NM	88101-4858
1011	101 W. Broadway St	Hobbs	NM	88240-6001
1012	107 E 5th Street	Roswell	NM	88201-6205
1013	1331 Juan Tabo Blvd NE, Suite 2C	Albuquerque	NM	87112-4463
1014	1405 S. Valley Drive, Suite 700	Las Cruces	NM	88005-3132
1015	601 Main Street SE, Suite 23A	Los Lunas	NM	87031-4309
1017	1900 E Historic Hwy 66, Suite E	Gallup	NM	87301-4883
1018	2514 7th St Ste E	Las Vegas	NM	87701-4988
1019	3301 Coors Blvd NW, Suite 16	Albuquerque	NM	87120-1292
1101	6409 Abercorn Street, Suite A	Savannah	GA	31405-5796
1102	3421-6 Cypress Mill Road	Brunswick	GA	31520-2876
1103	2768 Cumberland Blvd SE	Smyrna	GA	30080-3048
1104	3412 Wrightsboro Rd, Suite 902	Augusta	GA	30909-1099
1105	1200 Ernest W Barrett Pkwy NW, Suite 216	Kennesaw	GA	30144-4513
1106	690 Hwy 29 N, Suite 135	Athens	GA	30601-1545
1107	322 Oak St, Suite 4	Gainesville	GA	30501-3580
1108	755 Lawrenceville Suwanee Rd, Suite 1520	Lawrenceville	GA	30043-7344
1201	3260 Electric Road, Suite 501	Roanoke	VA	24018-6400
1202	165 Holt Garrison Pkwy, Unit 560B	Danville	VA	24540-5949
1203	3920 Wards Rd, Suite E	Lynchburg	VA	24502-3569
1204	4511 John Tyler Hwy, Suite A	Williamsburg	VA	23185-2415

Branch #	Street Address	City	State	Zip
1205	614 Albemarle Square	Charlottesville	VA	22901-7406
1206	5694 Brook Road	Richmond	VA	23227-2274
1207	65 Conston Ave	Christiansburg	VA	24073-1164
1208	340 Town Center Dr	Abingdon	VA	24210-3248
1209	7225 Bell Creek Rd, Suite 268	Mechanicsville	VA	23111-3503
1210	932 Edwards Ferry Rd NE, Suite B1	Leesburg	VA	20176-3324
1211	9668 Liberia Avenue	Manassas	VA	20110-1700
1212	241 Charles H Dimmock Pkwy, Suite 1	Colonial Heights	VA	23834-2915
1214	3940 Plank Rd, Suite K	Fredericksburg	VA	22407-6869
1216	2516 S Pleasant Valley Rd	Winchester	VA	22601

SCHEDULE 7.6

GAAP EXCEPTIONS

None.

SCHEDULE 7.9

PERMITTED LIENS

None.

SCHEDULE 7.10

LICENSES

None.

SCHEDULE 7.13

COMPLIANCE WITH LAWS

None.

SCHEDULE 7.16

SUBSIDIARIES

Each of the entities listed below is a direct or indirect wholly-owned Subsidiary of Regional Management Corp. Unless otherwise indicated, the equity interests of each Subsidiary are owned directly by Regional Management Corp.

Regional Finance Corporation of Alabama

Regional Finance Corporation of Georgia

Regional Finance Corporation of North Carolina

Regional Finance Corporation of South Carolina

Regional Finance Corporation of Tennessee

Regional Finance Corporation of Texas

Regional Finance Company of Oklahoma, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Regional Finance Company of New Mexico, LLC (wholly-owned by Regional Finance Corporation of South Carolina)

Regional Finance Company of Missouri, LLC

Regional Finance Company of Louisiana, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Regional Finance Company of Mississippi, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

RMC Financial Services of Florida, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Regional Finance Company of Georgia, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Regional Finance Company of Kentucky, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Regional Finance Company of Virginia, LLC (wholly-owned by Regional Finance Corporation of North Carolina)

Upstate Motor Company

Credit Recovery Associates, Inc.

RMC Reinsurance, LTD

Regional Management Receivables, LLC

Regional Management Receivables II, LLC

SCHEDULE 7.19

BANK ACCOUNTS

Bank Name	Account Number	City	State	Purpose	Company Name	Sweep Account
Arvest Bank	##########	Bartlesville	OK	Depository	Regional Finance Company of Oklahoma, LLC
BancFirst	##########	Ardmore	OK	Depository	Regional Finance Company of Oklahoma, LLC
Bank Independent	##########	Athens	AL	Depository	Regional Finance Corporation of Alabama
BB & T	##########	Brunswick	GA	Depository	Regional Finance Company of Georgia, LLC
BB & T	##########	Winston Salem	NC	Depository	Regional Management Corp.
BB & T	##########	Winston Salem	NC	Depository	Regional Finance Corporation of Tennessee
BB & T	##########	Winston Salem	NC	Depository	Regional Finance Corporation of North Carolina
Compass Bank	##########	Birmingham	AL	Depository	Regional Finance Corporation of Texas
First Bank	##########	Dickson	TN	Depository	Regional Finance Corporation of Tennessee
First Bank NC, SC, VA	##########	Rockingham	NC	Depository	Regional Finance Corporation of North Carolina
First Citizens	##########	Columbia	SC	Depository	Regional Finance Corporation of South Carolina
FNB Community Bank	##########	Midwest City	OK	Depository	Regional Finance Company of Oklahoma, LLC
First National Bank of Alabama	##########	Talladega	AL	Depository	Regional Finance Corporation of Alabama
First National Bank of TN	##########	Livingston	TN	Depository	Regional Finance Corporation of Tennessee
First National Bank of TX	##########	Killeen	TX	Depository	Regional Finance Corporation of Texas
First State Bank of DeKalb Cty.	##########	Fort Payne	AL	Depository	Regional Finance Corporation of Alabama
First Tennessee Bank	##########	Memphis	TN	Depository	Regional Finance Corporation of Tennessee
International Bank and Commerce	##########	Laredo	TX	Depository	Regional Finance Corporation of Texas
Liberty Savings and Loan	##########	Enid	OK	Depository	Regional Finance Company of Oklahoma, LLC
Merchants Bank	##########	Jackson	AL	Depository	Regional Finance Corporation of Alabama
NBSC	##########	Columbus	GA	Depository	Regional Finance Corporation of South Carolina
Prosperity Bank	##########	Abilene	TX	Depository	Regional Finance Corporation of Texas
RCB Bank	##########	Ponca City	OK	Depository	Regional Finance Company of Oklahoma, LLC
Southside	##########	Tyler	TX	Depository	Regional Finance Corporation of Texas
US Bank	##########	Columbia	TN	Depository	Regional Finance Corporation of Tennessee
Bank Of America	##########	Charlotte	NC	Reinsurance	RMC Reinsurance, Ltd.
Bank Of America	##########	Charlotte	NC	Payroll	Regional Management Corp.	Sweep

Bank Name	Account Number	City	State	Purpose	Company Name	Sweep Account
Bank Of America	##########	Charlotte	NC	OK Checking	Regional Management Corp.	Sweep
Bank Of America	##########	Charlotte	NC	Master Depository	Regional Management Corp.
Bank Of America	##########	Charlotte	NC	Master Funding	Regional Management Corp.
Bank Of America	##########	Charlotte	NC	Depository	Regional Finance Corporation of South Carolina	Sweep
Bank Of America	##########	Charlotte	NC	Depository	Regional Finance Corporation of Texas	Sweep
Bank Of America	##########	Charlotte	NC	Depository	Regional Finance Corporation of Texas	Sweep
Bank Of America	##########	Charlotte	NC	Depository	Regional Finance Company of Oklahoma, LLC	Sweep
Bank Of America	##########	Charlotte	NC	Depository	Regional Finance Company of New Mexico, LLC	Sweep
Bank Of America	##########	Charlotte	NC	Accounts Payable	Regional Finance Company of New Mexico, LLC	Sweep
Wells Fargo	##########	Greenville	SC	Tax Pymts and Other ACH Debits	Regional Management Corp.
Wells Fargo	##########	Greenville	SC	Master Funding	Regional Management Corp.	Sweep
Wells Fargo	##########	Greenville	SC	Insurance Refunds	Regional Management Corp.	Sweep
Wells Fargo	##########	Greenville	SC	AL Depository	Regional Finance Corporation of Alabama
Wells Fargo	##########	Greenville	SC	GA Depository	Regional Finance Company of Georgia, LLC
Wells Fargo	##########	Greenville	SC	NC Depository	Regional Finance Corporation of North Carolina
Wells Fargo	##########	Greenville	SC	NM Depository	Regional Finance Company of New Mexico, LLC
Wells Fargo	##########	Greenville	SC	TN Depository	Regional Finance Corporation of Tennessee
Wells Fargo	##########	Greenville	SC	SC Depository	Regional Finance Corporation of South Carolina
Wells Fargo	##########	Greenville	SC	TX Depository	Regional Finance Corporation of Texas
Wells Fargo	##########	Greenville	SC	GA Checking	Regional Finance Company of Georgia, LLC	Sweep
Wells Fargo	##########	Greenville	SC	SC Checking	Regional Finance Corporation of South Carolina	Sweep
Wells Fargo	##########	Greenville	SC	TX Checking	Regional Finance Corporation of Texas	Sweep
Wells Fargo	##########	Greenville	SC	NC Checking	Regional Finance Corporation of North Carolina	Sweep
Wells Fargo	##########	Greenville	SC	NC Checking	Regional Finance Corporation of North Carolina	Sweep
Wells Fargo	##########	Greenville	SC	TN Checking	Regional Finance Corporation of Tennessee	Sweep
Wells Fargo	##########	Greenville	SC	AL Checking	Regional Finance Corporation of Alabama	Sweep
Wells Fargo	##########	Greenville	SC	Corporate AP	Regional Management Corp.	Sweep
Wells Fargo	##########	Greenville	SC	TN Loan Solicitation	Regional Finance Corporation of Tennessee	Sweep
Wells Fargo	##########	Greenville	SC	NC Loan Solicitation	Regional Finance Corporation of North Carolina	Sweep
Wells Fargo	##########	Greenville	SC	SC Loan Solicitation	Regional Finance Corporation of South Carolina	Sweep
Wells Fargo	##########	Greenville	SC	TX Loan Solicitation	Regional Finance Corporation of Texas	Sweep
Wells Fargo	##########	Greenville	SC	GA Loan Solicitation	Regional Finance Company of Georgia, LLC	Sweep

Bank Name	Account Number	City	State	Purpose	Company Name	Sweep Account
Wells Fargo	##########	Greenville	SC	NM Checking	Regional Finance Company of New Mexico, LLC	Sweep
Wells Fargo	##########	Greenville	SC	CRA Depository	Credit Recovery Associates, Inc.	Sweep
Wells Fargo	##########	Greenville	SC	NM Loan Solicitation	Regional Finance Company of New Mexico, LLC	Sweep
Wells Fargo	##########	Greenville	SC	OK Loan Solicitation	Regional Finance Company of Oklahoma, LLC	Sweep
Wells Fargo	##########	Greenville	SC	AL Loan Solicitation	Regional Finance Corporation of Alabama	Sweep
Wells Fargo	##########	Greenville	SC	VA Checking	Regional Finance Company of Virginia, LLC	Sweep
Wells Fargo	##########	Greenville	SC	VA Depository	Regional Finance Company of Virginia, LLC	Sweep
Wells Fargo	##########	Greenville	SC	VA Loan Solicitation	Regional Finance Company of Virginia, LLC	Sweep
Wells Fargo	##########	Greenville	SC	VA Licensing	Regional Finance Company of Virginia, LLC
Wells Fargo	##########	Greenville	SC	Insurance ACH Credits	Regional Management Corp.	Sweep
Wells Fargo	##########	Greenville	SC	Depository	RMC Reinsurance, Ltd.
Wells Fargo	##########	Greenville	SC	Licensing	Credit Recovery Associates, Inc.
Wells Fargo	##########	Greenville	SC	Licensing	Regional Finance Company of New Mexico, LLC
Wells Fargo	##########	Greenville	SC	Licensing	Regional Finance Company of Missouri, LLC
Wells Fargo	##########	Greenville	SC	Licensing	Regional Finance Company of Georgia, LLC
Wells Fargo	##########	Greenville	SC	Depository	Regional Management Receivables, LLC
Wells Fargo	##########	Minneapolis	MN	Collection	Regional Management Receivables, LLC
Wells Fargo	##########	Minneapolis	MN	Reserve	Regional Management Receivables, LLC
Wells Fargo	##########	Greenville	SC	Depository	Regional Management Receivables II, LLC

SCHEDULE 8.3

GUARANTIES

None.

SCHEDULE 8.6

DEBT

None.

EXHIBIT “A”

NOTICE OF BORROWING

Date:             , 20

To: Bank of America, N.A., as Agent, regarding the Sixth Amended and Restated Loan and Security Agreement dated as of June 20, 2017 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama and Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC, as borrowers, the lenders party thereto and Bank of America, N.A., as Agent.

Ladies and Gentlemen:

The undersigned,                                          (the “Borrower”), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.    The Business Day of the proposed Borrowing is             , 20     .

2.    The aggregate amount of the proposed Borrowing is $        .

3.    The Borrowing is to be comprised of $         of Base Rate Revolving Loans and $         of LIBOR Revolving Loans.

4.    The duration of the Interest Period for the LIBOR Revolving Loans, if any, included in the Borrowing shall be          months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)	The representations and warranties of Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date);

A-1

(b)	No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)	The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Availability or the Total Credit Facility.

[NAME OF BORROWER]

By:
Name:
Title:

A-2

EXHIBIT “B”

NOTICE OF CONVERSION/CONTINUATION

Date:             , 20

To: Bank of America, N.A., as Agent, regarding the Sixth Amended and Restated Loan and Security Agreement dated as of June 20, 2017 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama and Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC, as borrowers, the lenders party thereto and Bank of America, N.A., as Agent.

Ladies and Gentlemen:

The undersigned,                                          (the “Borrower”), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.    The Conversion/Continuation Date is             , 20    .

2.    The aggregate amount of the Loans to be [converted] [continued] is $        .

3.    The Loans are to be [converted into] [continued as] [LIBOR] [Base Rate] Revolving Loans.

4.    The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be          months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    The representations and warranties of Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date);

B-1

(b)    No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c)    The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Availability or the Total Credit Facility.

[NAME OF BORROWER]

By:
Name:
Title:

B-2

EXHIBIT “C”

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 20     is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Sixth Amended and Restated Loan and Security Agreement dated as of June 20, 2017 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama and Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC, as borrowers, the lenders party thereto and Bank of America, N.A., as Agent. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $         (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $         to the Borrowers;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $         (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $         (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.    Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 2.11, 2.18, 13.2, 13.14 and 13.17 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $        .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $        .

Section 2.    Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $        , representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

Section 3.    Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

Section 4.    Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

Section 5.    Effective Date; Notices.

As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be             , 20     (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)    this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

[(ii)    the consent of the Agent and the Borrowers required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii)    the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

[(iv)    the Assignee shall have complied with Section 11.2(a) of the Credit Agreement (if applicable);]

(v)    the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[Section 6.     Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

Section 7.    Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers at least five Business Days prior to the time that the Agent or Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor) (wherein the Assignee certifies as to a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration or obsolescence of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

Section 8.    Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

Section 9.    Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

Section 10.    Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

Address:

[ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

Address:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            ,

Bank of America, N.A., as Agent

4 Sentry Parkway, Suite 200

Blue Bell, PA 19422

Attn: Bruce Jenks, SVP

Regional Management Corp.

P.O. Box 776

Mauldin, South Carolina 29662

Attn:

Ladies and Gentlemen:

We refer to the Sixth Amended and Restated Loan and Security Agreement dated as of June 20, 2017 (as extended, renewed, amended or restated from time to time, the “Loan and Security Agreement”) among Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama and Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC, as borrowers, the lenders party thereto and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

1.    We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) of      % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of             , 20    , is $        , the aggregate amount of its outstanding Loans is $        , and its participation in L/C Obligations is $        .

The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrowers to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

Schedule 1-1

The following administrative details apply to the Assignee:

(A)    Notice Address:

Assignee name:

Address:

Attention:

Telephone: ( )

Telecopier: ( )

Telex (Answerback):

(B) Payment Instructions:

Account No.:

At:

Reference:

Attention:

2.    You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Schedule 1-2

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

AGENT:

Bank of America, N.A., as Agent

By:
Name:
Title:

If applicable,

BORROWERS:

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

By:
Name:
Title:	of each of the above-listed corporations

Schedule 1-3

EXHIBIT “D”

[FORM OF] RELEASE REQUEST

This Release Request (this “Release Request”) is made as of [        ] [    ], 201[  ], among, [Regional Finance Corporation of South Carolina], [Regional Finance Corporation of Texas], [Regional Finance Corporation of North Carolina], [Regional Finance Corporation of Alabama], [Regional Finance Corporation of Tennessee], [Regional Finance Company of New Mexico, LLC], [Regional Finance Company of Oklahoma, LLC], [Regional Finance Company of Georgia, LLC], [Regional Finance Company of Virginia, LLC] (each individually a “Borrower” and collectively the “Borrowers”), and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).

WITNESSETH:

WHEREAS, Regional Management Corp. (“Regional”), Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC, Lenders and Agent are parties to that certain Sixth Amended and Restated Loan and Security Agreement, dated as of May     , 2017 (as may be further amended, restated, modified, substituted, extended, or renewed from time to time, and together with all of its exhibits, schedules and attachments thereto, collectively the “Loan Agreement”);

WHEREAS, the Borrowers have requested, in connection with the Credit Agreement, dated as of [            ], 2017, among Regional Management Receivables II, LLC, as warehouse borrower (the “Warehouse Borrower”, Regional, as servicer, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Administrative Agent”), Wells Fargo Bank, National Association, as account bank, image file custodian and backup servicer and Credit Suisse AG, New York Branch, as structuring and syndication agent (the “Credit Agreement”), that the Agent enter into this Release Request, and the Agent has agreed to do so subject to the terms and conditions set forth herein;

WHEREAS, Borrowers have requested a Warehouse Facility Permitted Transfer of Warehouse Eligible Large Loan Contracts to a Warehouse Facility which, pursuant to the Loan Agreement, requires that Borrowers submit this Release Request to Agent for its approval.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1    DEFINED TERMS

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

Section 2    RELEASE REQUEST

The Borrowers hereby request pursuant to Section 8.18(b) of the Loan Agreement that the Agent approve the sale of the Collateral set forth in Exhibit A (the “Released Collateral”). The Borrowers hereby represent to Agent that the Released Collateral being sold pursuant to the Credit Agreement is being sold in compliance with the Loan Agreement. Relying on such representation, the Agent, as of the Release Effective Date (as defined below), hereby releases all of its rights, title, interest in, and Liens against the Released Collateral without the necessity of any further action and notwithstanding the existence of any “stamp”, “legend” or similar language of Agent contained in any of the Released Collateral. Agent authorizes the Borrowers or their agents or assigns to cancel, supersede or otherwise modify any such legend or stamp on or after the Release Effective Date.

This Release Request shall not apply to the release of any other Collateral other than the Released Collateral. This Release Request is not and shall not be construed as an approval or endorsement of the Credit Agreement or the transaction contemplated thereby.

Section 3    REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants to the Agent, as of the Release Effective Date, as follows:

3.1    Authorization; Enforceability; Ratification. This Release Request has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. The Loan Agreement remains in full force and effect and remains the valid and binding obligation of each such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2    No Default or Event of Default. No Default or Event of Default is existing under the Loan Agreement and no Default or Event of Default will occur as a result of the effectiveness of this Release Request.

Section 4    CONDITIONS TO EFFECTIVENESS; ADDITIONAL COVENANT

This Release Request shall become effective as of the date and time (the “Release Effective Date”) at which the Agent shall have executed a counterpart of this Release Request. Prior to Agent executing this Release Request, it shall have received (a) from each Borrower a counterpart of this Release, executed and delivered by a duly authorized officer of such Borrower and (b) evidence that any other conditions set forth in Section 8.18(b) of the Loan Agreement have been satisfied as determined by Agent.

Borrowers covenant that, in connection with the Warehouse Facility Permitted Transfer, net proceeds of such Warehouse Facility Permitted Transfer shall be applied to repay the existing indebtedness under the Loan and shall be deposited in the Bank of America Master Depository Account.

Section 5    MISCELLANEOUS.

5.1    Governing Law. This Release Request shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law principles except federal laws relating to national banks.

5.2    Severability. Any provision of this Release Request which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Release Request.

5.3    Counterparts. This Release Request may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument, and counterparts hereof may be delivered by facsimile or .PDF electronic transmission which shall be effective as a manually signed original counterpart.

5.4    Headings. Section headings used in this Release Request are for the convenience of reference only and are not a part of this Release Request for any other purpose.

5.5    Negotiations. By accepting this Release Request, each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agent.

5.6    Nonwaiver. The execution, delivery, performance and effectiveness of this Release Request shall not operate, except as set forth in Section 2 as, or be deemed or construed to be, a waiver: (a) of any right, power or remedy of the Agent under the Loan Agreement or the other Loan Documents or (b) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other Loan Document. Further, none of the provisions of this Release Request, except Section 2, shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Loan Agreement.

5.7    Reference to and Effect on the Loan Agreement; Successor and Assigns. Upon the effectiveness of this Release Request, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Loan Agreement, as modified by this Release Request and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as modified by this Release Request. This Release Request shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.8    Acknowledgment; Release of Claims. No Borrower is aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Loan Agreement or any Loan Document to which it is a party. In consideration of the Lender’s agreements contained in this Release Request, each Borrower hereby irrevocably releases and forever discharge the Agent and its Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against the Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any Loan Document on or prior to the date hereof.

5.9    Reaffirmation. Each of the parties hereto, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, under the Loan Documents, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and the other Loan Documents to which it is a party and (ii) to the extent such party has granted liens on or security interests in any of its property pursuant to the Loan Agreement or any other Loan Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the parties hereto hereby ratifies and affirms the Loan Agreement and the other Loan Documents, as modified hereby.

5.10    Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each Borrower waives the right to trial by jury in any proceeding or dispute of any kind relating in any way to this Release Request. Each Borrower acknowledges that the foregoing waiver is a material inducement to Agent entering into this Release Request and that Agent is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waiver with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Release Request may be filed as a written consent to a trial by the court.

5.11    Loan Document. This Release Request is a Loan Document.

5.12    Fees and Expenses. The Borrowers shall pay all outstanding costs, expenses and fees of the Agent and its advisors and service providers and legal counsels incurred in connection with the documentation of this Release Request.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Release Request and Consent to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

[REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA]

[REGIONAL FINANCE CORPORATION OF TEXAS]

[REGIONAL FINANCE CORPORATION OF NORTH CAROLINA]

[REGIONAL FINANCE CORPORATION OF ALABAMA]

[REGIONAL FINANCE CORPORATION OF TENNESSEE]

[REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC]

[REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC]

[REGIONAL FINANCE COMPANY OF GEORGIA, LLC]

[REGIONAL FINANCE COMPANY OF VIRGINIA, LLC]

as Regional Borrowers

By:
Name:	Donald E. Thomas
Title:	EVP and Chief Financial Officer

BANK OF AMERICA, N.A., as Agent

By:
Name:	Bruce Jenks

Title:	Senior Vice President
Address:	4 Sentry Parkway, Suite 200, Blue Bell, PA 19422
Attn:	Bruce Jenks
Telecopy:	646-834-9753

EXHIBIT A

Released Collateral

For purposes of Section 2 of the Release Request, “Released Collateral” shall mean the contracts itemized on Schedule I attached hereto and shall include any items set forth in clauses (a) through (e) of the definition of “Collateral” in the Loan Agreement that specifically relate to such contracts.

A-1

SCHEDULE I

I-1

SECTION SIX - CONDITIONS PRECEDENT TO ADVANCES		62
6.1	Conditions Precedent to Initial Loans	62
6.2	Conditions to all Advances and Letters of Credit	63

SECTION SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS		64
7.1	Representations and Warranties Reaffirmed	64
7.2	Warranties and Representations Regarding Contracts	64
7.3	Warranties and Representations Regarding Collateral Generally	65
7.4	Solvent Financial Condition	65
7.5	Organization and Authority	65
7.6	Financial Statements	66
7.7	Full Disclosure	66
7.8	Pending Litigation	66
7.9	Titles to Properties	66
7.10	Licenses	66
7.11	Transaction is Legal and Authorized; Restrictive Agreements	67
7.12	Taxes	67
7.13	Compliance with Law	67
7.14	Borrowers’ Office and Names	67
7.15	Credit Guidelines	67
7.16	Subsidiaries	68
7.17	No Default	68
7.18	Use of Proceeds	68
7.19	Bank Accounts	68
7.20	Proper Contract Documentation	68
7.21	Credit File	69
7.22	Assignments of Contracts and Security Documents	69
7.23	Pledging of Contracts	69
7.24	Accurate Records Regarding Collateral	69
7.25	OFAC	69
7.26	ERISA	69
7.27	Labor Relations	70
7.28	Regulatory Events	70

SECTION EIGHT - FINANCIAL AND OTHER COVENANTS		70
8.1	Payment of Taxes and Claims	70
8.2	Maintenance of Properties and Existence	70
8.3	Guaranties	71
8.4	Borrowing Base Ratio	71
8.5	Business Conducted	71
8.6	Debt	71
8.7	Further Assurances	72
8.8	Future Subsidiaries	72
8.9	Interest Coverage Ratio	72
8.10	Loss Reserve	73
8.11	Charge-Off Policy	73
8.12	Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes	74
8.13	Limitation on Bulk Purchases	75
8.14	Transactions with Affiliates	75

8.15	Accounting Changes	76
8.16	Bank Accounts and Collection Account; Dominion	76
8.17	Plans	76
8.18	Securitizations; Warehouse Facilities	76
8.19	Mergers, Consolidations or Acquisitions	78
8.20	Use of Loan Proceeds	79
8.21	Debt to Tangible Net Worth Covenant	79

SECTION NINE - INFORMATION AS TO BORROWER		80
9.1	Financial Statements	80
9.2	Inspection	81

SECTION TEN - EVENTS OF DEFAULT; REMEDIES		82
10.1	Events of Default	82
10.2	Default Remedies	85

SECTION ELEVEN - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		87
11.1	Amendments and Waivers	87
11.2	Assignments; Participations	88

SECTION TWELVE - THE AGENT		91
12.1	Appointment and Authorization	91
12.2	Delegation of Duties	91
12.3	Liability of Agent	91
12.4	Reliance by Agent	92
12.5	Notice of Default	92
12.6	Indemnification	92
12.7	Agent in Individual Capacity	93
12.8	Successor Agent	93
12.9	Withholding Tax	93
12.10	Collateral Matters	94
12.11	Restrictions on Actions by Lenders; Sharing of Payments	95
12.12	Agency for Perfection	96
12.13	Payments by Agent to Lenders	96
12.14	Concerning the Collateral and the Related Loan Documents	96
12.15	Field Audit and Examination Reports; Disclaimer by Lenders	96
12.16	Relation Among Lenders	97
12.17	Bank Product Providers	97

SECTION THIRTEEN - GENERAL		97
13.1	Expenses	97
13.2	Invalidated Payments	98
13.3	Application of Code to Agreement	98
13.4	Parties, Successors and Assigns	98
13.5	Notices and Communications	98
13.6	Accounting Principles	100
13.7	Total Agreement; References	100
13.8	Governing Law	100
13.9	Survival	101

13.10	Power of Attorney	101
13.11	LITIGATION	101
13.12	Severability	101
13.13	Jury Trial Waiver	102
13.14	Indemnity of Agent and Lenders by Borrower	102
13.15	Limitation of Liability	103
13.16	Right of Setoff	103
13.17	Joint and Several Liability	103
13.18	Counterparts; Execution	106
13.19	Headings	106
13.20	No Waivers; Cumulative Remedies	106
13.21	Other Security and Guarantees	106
13.22	No Oral Agreements	107
13.23	Patriot Act Notice	107
13.24	Replacement of Lenders	107
13.25	Confidentiality	108